UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

Information Required In Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF THE SHAREOWNERS

Date:	May 14, 2013

Time:	10:00 a.m.

Place:	Quinnipiac University
School of Law Center – Grand Courtroom
275 Mount Carmel Avenue
Hamden, Connecticut 06518

Matters to be voted on:

1.	Election of directors.
2.	Ratification of the selection of PricewaterhouseCoopers LLP as UIL Holdings Corporation’s independent registered public accounting firm for 2013.
3.	Non-binding advisory vote on the compensation of named executive officers.
4.	Proposal to approve the Amended and Restated UIL Holdings Corporation 2008 Stock and Incentive Compensation Plan.
5.	Any other matters properly brought before the shareowners at the annual meeting or any adjournment of the annual meeting.

UIL Holdings Corporation utilizes the U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet.  As a result, we are mailing to most of our shareowners a Notice of Internet Availability of Proxy Materials (the “Notice”). Those shareowners will receive the Notice instead of a paper copy of our proxy statement, proxy card, the 2012 Annual Report on Form 10-K and the Shareowner Letter.  The Notice contains instructions on how to access our proxy materials over the Internet and request paper copies.  All shareowners who do not receive a Notice will receive a paper copy of the proxy materials by mail.  We believe that this process allows us to provide shareowners with the information they need in a timely manner while reducing the environmental impact, and lowering the costs of printing and distributing our proxy materials.

You can vote your shares of common stock at the Annual Meeting of the Shareowners if our records show that you owned the shares on March 11, 2013.  If shares are held in the name of a broker, trust, bank, or other nominee, you should bring with you a statement, proxy or a letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares as of March 11, 2013.  Please remember that brokers may no longer vote your shares on the election of directors, on the non-binding advisory vote on the compensation of named executive officers or the proposal to approve the Amended and Restated UIL Holdings Corporation 2008 Stock and Incentive Compensation Plan, in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

If you personally attend the Annual Meeting of the Shareowners, you will be asked to verify that you are a shareowner by presenting an attendance ticket (attached to your proxy card) or the Notice, together with a proper form of identification.  Cameras, recording devices and other electronic devices including telephones or other devices with photographic capability should not be used during the meeting and are subject to confiscation.  For the safety of attendees, all bags, packages, and briefcases are subject to inspection.  Your compliance is appreciated.

Whether you plan to attend the Annual Meeting of the Shareowners or not, please vote as soon as possible.  You may vote your shares via a toll-free telephone number or over the Internet.  If you received a proxy card, please complete, sign, date and promptly return the proxy card in the postage prepaid envelope provided.

April 3, 2013
By Order of the Board of Directors,
SIGRID KUN
Assistant General Counsel and Corporate Secretary

YOUR VOTE IS IMPORTANT
In order to save UIL Holdings Corporation the expense of further solicitation to ensure that a quorum is present at the Annual Meeting, please return your proxy card promptly - regardless of the number of shares you own, and regardless of whether you plan to attend the meeting.

Directions to Quinnipiac University appear at the end of the accompanying Proxy Statement.

[THIS PAGE INTENTIONALLY LEFT BLANK]

PROXY STATEMENT

On or about April 3, 2013, UIL Holdings Corporation (“UIL Holdings” or the “Company”) is mailing either (1) a Notice of Annual Meeting of the Shareowners, this proxy statement, the accompanying proxy card and the Shareowner Letter (the “Proxy Materials”), or (2) a Notice of Internet Availability of Proxy Materials (the “Notice”)  to all of its shareowners who, according to its records, held common stock as of the close of business on March 11, 2013, in connection with the solicitation of proxies for use at the 2013 Annual Meeting of the Shareowners (the “Annual Meeting”).  The Annual Meeting will be held on Tuesday, May 14, 2013 at 10:00 a.m. at Quinnipiac University, School of Law Center – Grand Courtroom, 275 Mount Carmel Avenue, Hamden, Connecticut  06518, for the purposes listed in the accompanying Notice of Annual Meeting of the Shareowners.

UIL Holdings is making this solicitation, and it will bear the expense of printing and mailing proxy materials to shareowners.  UIL Holdings will ask banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners of shares and to secure their voting instructions, if necessary, and UIL Holdings will reimburse them for their reasonable expenses in so doing.  Directors, officers and employees of UIL Holdings may also solicit proxies personally or by telephone, but they will not be specifically compensated for soliciting proxies.  UIL Holdings has retained Okapi Partners of New York, New York, at a cost to UIL Holdings of $10,000 plus expenses, to aid in the solicitation of proxies by similar methods.

SHAREOWNERS ENTITLED TO VOTE

At the close of business on March 11, 2013, the record date for the Annual Meeting, 50,695,566 shares of UIL Holdings common stock were outstanding.  Owners of all outstanding shares of common stock will be entitled to vote at the Annual Meeting, each share being entitled to one vote, on each matter coming before the meeting as listed in the accompanying Notice of Annual Meeting of the Shareowners.  In accordance with UIL Holdings’ bylaws, the President will appoint inspectors of proxies and tellers to count all votes on each matter coming before the meeting.

Shareowners who are participants in Investors Choice, a Dividend Reinvestment & Direct Stock Purchase and Sale Plan (the “Plan”) for the shares of UIL Holdings common stock, will, upon request, receive either the Proxy Materials or a Notice  that cover the shares held in their accounts under the Plan.

If you vote using the internet, by telephone or by returning a proxy card, in accordance with the instructions listed on the Notice or proxy card, then the shares covered by that proxy:

●
will be voted or not voted, in accordance with the instructions you give on the proxy, to elect as directors for the ensuing year the ten persons named in this proxy statement, or any other person(s) that the present Board of Directors name(s) as a substitute nominee if one or more of the ten persons named is unable to serve;

●
will be voted for or against, or not voted, in accordance with the instructions you give on the proxy, with respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as UIL Holdings’ independent registered public accounting firm for fiscal year 2013;

●
will be voted for or against, or not voted, in accordance with the instructions you give on the proxy, with respect to the proposal to approve, by non-binding advisory vote, the compensation of the named executive officers;

●
will be voted for or against, or not voted, in accordance with the instructions you give on the proxy, with respect to the proposal to approve the Amended and Restated UIL Holdings Corporation 2008 Stock and Incentive Compensation Plan; and

●
will be voted in the discretion of the person(s) designated as proxies  with respect to other matters, if any, which come before the meeting.  UIL Holdings is not aware of any other matters to be presented at the meeting.

You may revoke your proxy at any time prior to its use.  In order to revoke your proxy, you must send a written notice of revocation or another properly signed proxy card bearing a later date to UIL Holdings’ Corporate Secretary at the address listed on page 62 of this proxy statement.  If you attend the Annual Meeting in person, you may, if you wish, vote by ballot at the Annual Meeting.  If you do vote by ballot at the Annual Meeting, then any proxy you previously submitted will be cancelled.

Under Connecticut law and UIL Holdings’ bylaws, the presence, in person or by proxy, of shareowners holding a majority of the shares of outstanding common stock will constitute a quorum for purposes of considering and acting upon the matters listed in the accompanying Notice of Annual Meeting of the Shareowners.

Under Connecticut law and UIL Holdings’ bylaws, assuming that a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes properly cast.  Withholding authority to vote for a director nominee will not prevent that director nominee from being elected.  Cumulative voting for directors is not permitted under Connecticut law unless a corporation’s certificate of incorporation provides for cumulative voting rights.  UIL Holdings’ certificate of incorporation does not provide for cumulative voting rights.

Under Connecticut law and UIL Holdings’ bylaws, assuming that a quorum is present at the Annual Meeting, the proposal to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as UIL Holdings’ independent registered public accounting firm will be approved if the votes properly cast in favor of this action exceed the votes cast against it.  Proxies marked to abstain from voting with respect to this action will not have the legal effect of voting against it.

As required by the Dodd-Frank Act, the Company seeks a non-binding advisory vote on executive compensation.  Because the vote is advisory, it will be non-binding on the Company and the Board, and will not be construed as overruling a decision by the Company or the Board.  The vote will not create or imply any change to the Company’s fiduciary duties or create or imply any additional fiduciary duties for the Company or the Board.

Under the rules of the New York Stock Exchange, assuming a quorum is present at the Annual Meeting, the minimum vote that will constitute shareowner approval of the proposal regarding the Amended and Restated UIL Holdings Corporation 2008 Stock and Incentive Compensation Plan is approval by a majority of votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal.  Under New York Stock Exchange rules, abstentions are treated as “votes cast,” thus proxies marked to abstain from voting with respect to this action will have the legal effect of voting against it.

Householding Information

We have adopted a procedure approved by the U.S. Securities and Exchange Commission (the “SEC”) called “householding.”  Under this procedure, shareowners of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy statement, Annual Report on Form 10-K and Shareowner Letter, unless one or more of the shareowners at that address notifies us that they wish to continue receiving individual copies.  We believe this procedure provides greater convenience to our shareowners and saves money by reducing our printing and mailing costs and fees.

If you and other shareowners of record with whom you share an address and last name currently receive multiple copies of our proxy statement, Annual Report on Form 10-K and Shareowner Letter and would like to participate in our householding program, please contact Broadridge Financial Solutions, Inc. by calling toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our proxy statement, Annual Report on Form 10-K and Shareowner Letter, please contact Broadridge Financial Solutions, Inc. as described above.

A number of brokerage firms have instituted householding.  If you hold your shares in street name, please contact your bank, broker or other holder of record to request information.

PRINCIPAL SHAREOWNERS

In statements filed with the SEC, the entities identified in the table below have disclosed beneficial ownership of shares of UIL Holdings common stock as shown in the table.  None of the entities identified in the table has acknowledged that it has acted, or is acting, as a partnership, limited partnership or syndicate, or as a group of any kind for the purpose of acquiring, holding or disposing of UIL Holdings common stock.  There is no other person or group of persons known to UIL Holdings to be the beneficial owner of more than five percent of the shares of UIL Holdings common stock as of the close of business on March 11, 2013.

The percentage shown in the right-hand column is calculated based on the 50,695,566 shares of UIL Holdings common stock outstanding as of the close of business on March 11, 2013.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	BlackRock, Inc. 40 East 52nd Street New York, NY 10022	4,064,006 (1)	8.02%

Common Stock	FMR LLC 82 Devonshire Street Boston, MA 02109	3,632,723 (2)	7.17%

Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	3,144,759 (3)	6.20%

(1)
Based upon information provided in Amendment No. 4 to Schedule 13G filed by BlackRock, Inc. with the SEC on February 1, 2013; BlackRock, Inc. has sole voting power and sole dispositive power with respect to 4,064,006 shares.  The Amendment to Schedule 13G notes that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the reported shares.  No one person’s interest in said shares exceeds five percent of the Company’s total outstanding shares of common stock.

(2)
Based upon information provided in Schedule 13G filed by FMR LLC with the SEC on February 14, 2013; FMR LLC has sole voting power with respect to 253,710 shares and sole dispositive power with respect to 3,632,723 shares.

(3)
Based upon information provided in Amendment No. 1 Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 11, 2013; The Vanguard Group, Inc. has sole voting power with respect to 153,973 shares and sole dispositive power with respect to 3,068,982 shares.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Unless you instruct otherwise on the proxy, shares to which the proxy relates will be voted in favor of the persons listed below for election as directors of UIL Holdings.  Although UIL Holdings knows of no reason why any of the persons listed below will be unable to serve as a director, if that should occur, your shares will be voted for any other person that the present Board of Directors of UIL Holdings (the “Board of Directors” or the “Board”) names as a substitute nominee.  Nine of the ten nominees listed below were elected as directors at the last annual meeting.  The tenth nominee, William B Plummer, Executive Vice President and Chief Financial Officer of United Rentals, Inc., has extensive experience in finance, accounting, capital markets, strategy, executive leadership and corporate governance at the board level.  Mr. Plummer will be an addition to the Board as the Board has set the number of directors who constitute the entire Board at ten.

UIL Holdings’ criteria for directors are discussed in its Corporate Governance Guidelines, a copy of which is available on the Company’s website at www.uil.com.  Consistent with these guidelines, all of the nominees listed below have a reputation for integrity, sound judgment, respect for others, courage of their convictions, and the ability to communicate effectively.  All of the nominees have also stated that they have the time and commitment to meet their responsibilities as members of the Board.  As a whole, the Board reflects diversity of gender, background and experience.  The Board has determined that certain areas of experience are key to the composition of the Board as a whole:  leadership experience, finance experience, and energy industries experience, including electricity and gas, and utility/public policy experience.

Leadership experience:  Directors must have the ability to comprehend, evaluate and prioritize significant strategies, and to exercise oversight over their implementation.  Directors with experience in leadership positions, particularly as executive officers or directors of publicly held companies, will have experience with the identification of enterprise risks, development and implementation of solutions, and serving as the leaders of coordinated efforts.  This experience is important to UIL Holdings’ evaluation and successful implementation of its operating strategies and its initiatives for future growth.

Finance experience:  Finance experience, including experience with capital markets, accounting, audit, budgets and financial reporting, is important to all directors, and is particularly important to directors serving on the Audit Committee.  UIL Holdings’ electric and gas utility subsidiaries plan extensive capital programs over the next decade.  Finance experience contributes to a director’s oversight of UIL Holdings’ internal control environment, financial accounting and reporting, capital structure and financing of cash requirements.

Energy industry experience:  UIL Holdings’ electric and gas utility subsidiaries’ core businesses are in the energy industry, which has experienced significant structural and technological changes, with the pace of such changes expected to continue or increase in the future.  Experience in the energy industry contributes to a director’s evaluation of UIL Holdings’ long- and short-term objectives, assessment of future developments that may impact UIL Holdings strategically and operationally, and such director’s work on the Board’s committees.

Utility/public policy experience:  UIL Holdings’ utility subsidiaries deliver electricity and gas to residents and businesses located in each utility’s franchise area, and are subject to state regulation of electric and gas distribution rates and federal regulation of electric transmission, as applicable.  UIL Holdings’ subsidiaries also engage in other cost of service-based activities, including cost of service generation investments.  A director’s experience with governmental entities, including regulatory agencies, as well as the overall ratemaking process and a utility’s public service obligations to provide reliable service, can assist the director in monitoring the achievement of UIL Holdings’ objectives and the director’s understanding of the environments in which UIL Holdings does its business, the operational and financial considerations relevant to ratemaking, and UIL Holdings’ ability to earn a fair return on invested capital.

Biographical information, including experience in these key areas is provided for each director nominee below.  The stated age of each director nominee will be his or her age at May 14, 2013.

Thelma R. Albright, 66, Former President, Carter Products Division, Carter-Wallace, Inc., Cranbury, New Jersey.  Director of UIL Holdings since 1995.

Carter-Wallace, Inc. is a consumer and healthcare products manufacturer.  Currently, Director, UIL Holdings Corporation and Church and Dwight, Inc.  Former Director of Imagistics, Inc.  Ms. Albright holds a bachelor of arts degree from Marian University, and an MBA from the University of Central Missouri.

Director Qualifications in Key Areas:

●
Leadership experience – former President of a division of an international consumer products company; current and former Director of publicly held companies and current Chair of the Executive Compensation Committee of a publicly held company; former Chair of UIL Holdings’ Compensation and Executive Development Committee.

●
Finance experience – managed finance, sales, marketing and research and development for a consumer products division of a publicly held company.  Prior and current service on UIL Holdings’ Audit Committee and Retirement Benefits Plans Investment Committee.

Arnold L. Chase, 61, Member of the Board of Directors and President, Gemini Networks, Inc. and Executive Vice President, Chase Enterprises, Hartford, Connecticut.  Director of UIL Holdings since 1999.  Current Retirement Benefits Plans Investment Committee Chair.

Gemini Networks, Inc. and Chase Enterprises are privately owned investment holding companies.  Currently, Director, UIL Holdings Corporation, Connecticut Public Broadcasting, Inc. and Talcott Mountain Science Center.  Also, member of the Hartford Carousel Committee.  Mr. Chase holds a bachelor of science in business administration degree from Babson College.

Director Qualifications in Key Areas:

●
Leadership experience – current Principal of two investment holding companies; former Managing Director of a telecommunications company; current Chair of UIL Holdings’ Retirement Benefits Plans Investment Committee; former President, New England Weather Service; current and former Director of publicly held companies.

●	Finance experience – current Chair of UIL Holdings’ Retirement Benefits Plans Investment Committee; prior service on the audit committee of a publicly held bank corporation.

●	Utility/public policy experience – Current President of a telecommunications company; former President and managerial positions with communication companies.

Betsy Henley-Cohn, 60, Chairperson of the Board of Directors and Chief Executive Officer, Joseph Cohn & Son, Inc., North Haven, Connecticut.  Director of UIL Holdings since 1989.

Joseph Cohn & Son, Inc. is a construction sub-contracting business operating in New England.  Currently, Director, UIL Holdings Corporation.  Former Chairwoman and CEO of BIW Limited, a water utility holding company whose utility assets are now primarily a part of the South Central Connecticut Regional Water Authority. Former Director of Society for Savings, First Bank, The Aristotle Corporation and Citizens Bank of Connecticut.  Ms. Henley-Cohn holds a bachelor’s degree from Hampshire College and has an MBA from Simmons College.

Director Qualifications in Key Areas:

●
Leadership experience – Chairwoman of a construction sub-contracting company; former Chairwoman of a publicly held water utility holding company; former Director of several publicly held companies; former Chair of UIL Holdings’ Corporate Governance and Nominating Committee.

●	Finance experience – former Chair of the audit committees of publicly held companies; prior and current service on UIL Holdings’ Audit Committee and Retirement Benefits Plans Investment Committee.
●	Utility/public policy experience – former Chairwoman of a regulated water utility; experience in ratemaking proceedings.

Suedeen G. Kelly, 61, Partner, Akin Gump, Strauss, Hauer & Feld, Washington, D.C.  Director of UIL Holdings since 2011.

Co-chair of the energy regulatory, markets and enforcement department at law firm.  Currently, Director of Access Midstream Partners and Director, UIL Holdings Corporation.  Former Commissioner of the Federal Energy Regulatory Commission.  Former professor of law, University of New Mexico School of Law.  Former Chairwoman, New Mexico Public Service Commission.  Former Director of Tendril.  Ms. Kelly holds a bachelor’s degree from the University of Rochester and has a J.D., cum laude, from the Cornell Law School.

Director Qualifications in Key Areas:

●
Leadership experience – current co-chair of law firm department; former Commissioner of federal agency; former Chairwoman, state public service commission; current Director and Chair of compensation committee of publicly held gas gathering company.

●
Finance experience – review and decision-making on federal agency cases involving electric and natural gas wholesale markets and interstate transmission; author of publications on electricity rates; current service on UIL Holdings’ Retirement Benefits Plans Investment Committee.

●
Utility/public policy experience – former Commissioner of federal energy agency; former Chairwoman of state public service commission; former professor of energy law and public utility regulation; author of publications on energy law and policy.

John L. Lahey, 66, President, Quinnipiac University, Hamden, Connecticut.  Director of UIL Holdings since 1994.  Non-Executive Chair of UIL Holdings since 2010.  Current Executive Committee Chair.

Quinnipiac University is a private, coeducational university with 6,200 undergraduate and 2,300 graduate students.  Currently, Trustee, Yale-New Haven Hospital,  Director, UIL Holdings Corporation, The NYC Saint Patrick’s Day Parade, Inc., Standard Security Life Insurance Company of New York and the Independence Holding Company.   Former Director of The Aristotle Corporation.  Dr. Lahey holds bachelor’s and master’s degrees from the University of Dayton, a master’s degree from Columbia University, and a Ph.D. from the University of Miami.

Director Qualifications in Key Areas:

●
Leadership and finance experience – Current President of a university; current trustee of a health care system; current Director of an insurance company; former Chair of UIL Holdings’ Compensation and Executive Development Committee; current Chair of UIL Holdings’ Executive Committee.

●	Utility/public policy experience – Experience with Connecticut governmental entities through his work as a university President.

Daniel J. Miglio, 72, Former Chairman, President and Chief Executive Officer of Southern New England Telecommunications Corporation (SNET) and The Southern New England Telephone Company, New Haven, Connecticut.  Director of UIL Holdings since 1999.  Current Corporate Governance and Nominating Committee Chair.

SNET and The Southern New England Telephone Company were previously independent telecommunications companies and are now part of AT&T.  Currently, Director, UIL Holdings Corporation and Yale-New Haven Health Services Corporation.  Mr. Miglio holds a bachelor of science degree in economics from the Wharton School at the University of Pennsylvania.

Director Qualifications in Key Areas:

●
Leadership experience – former Chairman and CEO of a publicly held company; former chair of a national industry association; current Chair of UIL Holdings’ Corporate Governance and Nominating Committee; former Chair of UIL Holdings’ Compensation and Executive Development Committee.

●	Finance experience – former CFO of a publicly held company; former Chair of UIL Holdings’ Audit Committee and service on audit committees of other publicly held and not-for-profit corporations.
●	Utility/public policy experience – former President, officer responsible for regulatory and government relations and operations manager of a regulated public utility.

William F. Murdy, 71, Chairman of the Board of Directors of Comfort Systems USA, Houston, Texas.  Director of UIL Holdings since 2001.  Current Compensation and Executive Development Committee Chair.

Comfort Systems USA is a national heating, ventilation, air conditioning and related services company serving the commercial and industrial markets.  Currently, Director, UIL Holdings Corporation, Kaiser Aluminum, Paramount Construction, and the Thayer Leader Development Group.  Also, advisory director of The CapStreet Groups.  Member of the Board of Trustees (Emeritus) of the West Point Association of Graduates.   Mr. Murdy holds a bachelor of science degree from West Point and an MBA from Harvard.

Director Qualifications in Key Areas:

●
Leadership  and finance experience – Current Chairman and former CEO of a publicly held company; current Director of other publicly held companies; former CEO of five large companies; former managing partner of a venture capital firm; former officer in the United States Army; current Chair of UIL Holdings’ Compensation and Executive Development Committee.

●	Finance experience – current member of UIL Holdings’ Audit Committee.
●
Energy experience – current Chairman and former CEO of a national heating, ventilation, and air conditioning company; former Director of a public oil and gas exploration and production company; former officer of a gas company.

William B. Plummer, 53, Executive Vice President and Chief Financial Officer of United Rentals, Inc., Greenwich, CT.  Director nominee for 2013.

United Rentals, Inc. is an equipment rental company serving 836 rental locations in the United States and Canada.  Currently, Director, John Wiley & Sons, Inc.  Chartered Financial Analyst.  Former Executive Vice President and Chief Financial Officer of Dow Jones & Company, Inc.  Former Vice President and Treasurer of Alcoa Inc.  Also, various executive positions at Mead Corporation, General Electric and General Electric Capital Corporation.  Former Director of Alcoa Foundation and Integris Metals Inc.  Mr. Plummer holds bachelor and master of science degrees in aeronautics and astronautics from the Massachusetts Institute of Technology and an MBA from Stanford University.

Director Qualifications in Key Areas:

●	Leadership and finance experience – Current Executive Vice President and Chief Financial Officer of a publicly held company; current and former director of other publicly held companies.
●	Finance experience – Chartered Financial Analyst; Chief Financial Officer; former CFO, Vice President and Treasurer of publicly held company.

Donald R. Shassian, 57, Former Executive Vice President and Chief Financial Officer of Frontier Communications, Stamford, Connecticut.  Director of UIL Holdings since 2008.  Current Audit Committee Chair.

Frontier Communications is a full-service communications provider of voice, high-speed internet, satellite video, wireless internet data access, data security solutions, bundled offerings, specialized bundles for small business and home offices, and advanced business communications for medium and large businesses in 27 states. Currently, Director, UIL Holdings Corporation.  Certified Public Accountant.  Former Senior Vice President and Chief Financial Officer of Southern New England Telecommunications Corporation.  Former partner-in-charge of the Arthur Andersen telecommunications industry practice in North America.  Mr. Shassian holds a bachelor’s degree in business administration from Bucknell University.

Director Qualifications in Key Areas:

●
Leadership and finance experience –former executive positions at publicly held telecommunications companies; former audit and advisory partner at an accounting firm with specialization in the telecommunications industry; current Chair of UIL Holdings’ Audit Committee and member of the Retirement Benefits Plans Investment Committee; Certified Public Accountant.

●	Utility/public policy experience – executive positions at rate regulated companies; experience with ratemaking proceedings.

James P. Torgerson, 60, President and Chief Executive Officer, UIL Holdings Corporation and Chairman and Chief Executive Officer, The United Illuminating Company, New Haven, Connecticut.  Director of UIL Holdings since 2006.

Former President and Chief Executive Officer, Midwest Independent Systems Operator, Inc.  Currently, Director, UIL Holdings Corporation and Yale-New Haven Hospital.  Also, Chairman, Regional Economic Xcelleration; Chairman, Connecticut Institute for the 21st Century; Vice Chairman, Connecticut Business and Industry Association; Board member, Edison Electric Institute and American Gas Association; Trustee, Foundation for the Advancement of Catholic Schools; and member of the Fairfield Business Council.  Mr. Torgerson holds a bachelor’s of business administration in accounting from Cleveland State University.

Director Qualifications in Key Areas:

●
Leadership, energy industry and utility/public policy experience – current CEO of UIL Holdings; former CEO of independent transmission system operator; experience in operations and ratemaking at regulated electric and gas utilities.

●	Finance experience – former chief financial officer of regulated utilities and independent transmission system operator.

VOTE REQUIRED FOR APPROVAL

Under Connecticut law and UIL Holdings’ bylaws, assuming that a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast at the meeting.  Withholding authority to vote for a director nominee will not prevent that director nominee from being elected.  Cumulative voting for directors is not permitted under Connecticut law unless a corporation’s certificate of incorporation provides for cumulative voting rights.  UIL Holdings’ certificate of incorporation does not provide for cumulative voting.  Please remember that brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PROPOSAL CONCERNING THE ELECTION OF DIRECTORS.

INFORMATION REGARDING THE BOARD OF DIRECTORS

During 2012, the Board held eight meetings.  Each director attended at least 90% of the aggregate number of meetings of the Board of Directors and its committees held during 2012.  The Board expects that directors will attend the annual meetings of the shareowners.  With the exception of Ms. Kelly, all the members of the Board of Directors attended the 2012 Annual Meeting of the Shareowners held on May 15, 2012.

Mr. Lahey has served as the Non-executive Chair of the Board of Directors since May 2010 and has presided over the executive sessions of the Board.  The responsibilities adopted by the Board as they relate to the Non-executive Chair are included in the Corporate Governance Guidelines of UIL Holdings, a copy of which is available on the Company’s website at www.uil.com.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines.  The Board recognizes that guidelines will not anticipate every situation.  Therefore these Guidelines are intended to provide a framework, to be applied and interpreted in accordance with applicable laws and regulations and to reflect good corporate governance.   The Board’s Corporate Governance and Nominating Committee reviews these Guidelines annually, or more frequently as appropriate, and recommends changes or updates to the Board.  The Company makes available these Guidelines, its Code of Business Conduct for the Board and its Code of Business Conduct for officers and employees on the Company’s website, www.uil.com.  The Company will send copies of any of these documents to any shareowner who requests the documents from the Corporate Secretary.

Board Leadership Structure

The Company’s bylaws allow flexibility to separate or consolidate the positions of Chairman of the Board and Chief Executive Officer (“CEO”), as the Board may determine to be appropriate at a given time to support the effective governance and functioning of the Board and the Company.  UIL Holdings has had a Non-executive Chair of the Board since October 2006.  The Board has determined that this is the appropriate leadership structure for the Company at this time.  The Non-executive Chair and the CEO have complementary roles.   The Non-executive Chair leads the Board, and works to assure that the Board meets its responsibilities, particularly in effective oversight, including oversight of senior management’s assessment and management of the Company’s enterprise risk.  The CEO manages the day-to-day business of the Company and is the primary point of communication with shareowners and professionals active in the financial markets, such as Wall Street analysts.

Director Diversity

The Board recognizes the benefit of having directors who reflect differing individual attributes to contribute to the Board’s discussion, evaluation and decision-making.  The Board does not have a specific policy regarding diversity.  However, in evaluating directors and director nominees, the Corporate Governance and Nominating Committee considers diversity in the context of a breadth of experience, thought and expertise, as well as gender and racial diversity.

Risk Assessment

The Board has determined that it should address enterprise risk at least quarterly, and from time to time in the evaluation of proposed Board actions.  In addition, the Board has delegated to Board committees the responsibility for the initial evaluation of risk in specific areas in accordance with the areas of responsibility set forth in the committees’ charters, which responsibilities are described below under “COMMITTEES OF THE BOARD OF DIRECTORS.”

Director Independence

The Board of Directors is composed at all times of at least a majority of directors who are independent.  As described below, the Board has determined that eight of the Board’s ten director nominees are independent.  In accordance with the NYSE corporate governance standards, all of the members of the Audit Committee, the Compensation and Executive Development Committee and the Corporate Governance and Nominating Committee are independent directors.

The Board has adopted categorical standards to assist it in making the annual affirmative determination of each director’s independence status and these standards, “Standards for Independence of Directors,” are posted on the Company’s website, www.uil.com.  A director will be considered “independent” if he or she meets the requirements of the categorical standards and the criteria for independence set forth from time to time in the listing standards of the NYSE.

The Board has evaluated the relationships between each nominee for director (and his or her immediate family members and related interests) and UIL Holdings and its subsidiaries.  The Board has affirmatively determined, upon the recommendation of the Corporate Governance and Nominating Committee, that none of the directors, with the exception of Mr. Chase and Mr. Torgerson, have a material relationship with the Company and therefore, each of the following nominees is independent: Ms. Albright, Ms. Henley-Cohn, Ms. Kelly, Mr. Lahey, Mr. Miglio, Mr. Murdy, Mr. Plummer and Mr. Shassian.  The Board has determined that Mr. Chase and Mr. Torgerson do not meet the Company’s independence standards.  Mr. Chase is not independent because he has a beneficial interest in the building known as the Connecticut Financial Center, 157 Church Street, New Haven Connecticut, at which the Company is a lessee.  Mr. Torgerson is not independent because he is the President and Chief Executive Officer of UIL Holdings.

Ms. Kelly, a director, is also a practicing attorney.  In November 2012, Ms. Kelly joined the law firm of Akin Gump Straus Hauer and Feld LLP (“Akin”) as a partner and co-chair of the firm’s energy regulatory practice.  At the time Ms. Kelly joined Akin, that firm already represented the Company as to certain federal energy regulatory matters.  The Company continually considers the roster of law firms that represent the Company as to many areas of the law.  Since the time that Ms. Kelly joined Akin, the Company has terminated Akin’s representation of the Company, and legal work previously performed by Akin has been transitioned to another firm.   In 2012, legal fees paid by the Company to Akin were approximately $0.8 million, and the majority of these fees related to services rendered prior to Ms. Kelly joining Akin.  The Board has considered this relationship and determined that it did not impair Ms. Kelly’s independence.

COMMITTEES OF THE BOARD OF DIRECTORS

Executive Committee

Ms. Henley-Cohn, Mr. Lahey, Mr. Miglio and Mr. Torgerson serve on the Executive Committee of the Board of Directors.  Mr. Lahey is the Chair of the Executive Committee.  The Executive Committee is a standing committee that has and may exercise all the powers of the Board when the full Board is not in session.  The Executive Committee did not hold any meetings during 2012.

Audit Committee

Ms. Albright, Ms. Henley-Cohn, Mr. Murdy and Mr. Shassian serve on the Audit Committee of the Board of Directors.  Mr. Shassian is the Chair of the Audit Committee.  All members of the Audit Committee are independent as defined in the listing standards of the NYSE.  The Audit Committee is a standing committee whose functions include monitoring the integrity of the Company’s financial statements, financial reporting process and systems of internal controls regarding finance, accounting, and compliance with applicable laws, regulations and company policies; monitoring the independence, qualifications, and performance of the Company’s independent auditors and internal audit services and compliance; and providing an open avenue of communication among the independent auditors, financial and senior management, internal audit services and the Board.  In consultation with financial and senior management, the independent auditors and internal audit services, the Audit Committee considers the integrity of UIL Holdings’ financial reporting processes and controls, discusses significant financial risk exposures and the steps management has taken to monitor, control and report such exposures, and reviews significant findings of the independent auditors and UIL Holdings’ internal audit services, together with management’s responses to these findings.  The Audit Committee also performs other activities consistent with its charter, UIL Holdings' bylaws and governing law, and is responsible for the initial evaluation of risk in connection with the areas of responsibility set forth in its charter.   The Board has determined that each member of the Audit Committee is an Audit Committee financial expert, as defined by the regulations of the SEC.  The Audit Committee Charter meets the current requirements of the SEC regulations and the NYSE listing standards.  The charter is posted on the Company’s website, www.uil.com, and the Company will send a copy, free of charge, to any shareowner who requests it by contacting the Corporate Secretary.  The Audit Committee held four meetings during 2012.

Compensation and Executive Development Committee

Ms. Henley-Cohn, Ms. Kelly, Mr. Miglio and Mr. Murdy serve on the Compensation and Executive Development Committee (“CEDC”) of the Board of Directors.  Mr. Murdy is the Chair of the CEDC.  All members of the CEDC are independent as defined in the listing standards of the NYSE.  The CEDC is a standing committee whose functions include the oversight, management and administration of the executive incentive, equity and deferred compensation plans (the “Executive Plans”) of the Company and its subsidiaries; discharging the responsibilities of the Board relating to compensation of Section 16(b) executive officers, which executive officers are determined annually by the Board; discharging the responsibilities of the Board for administration and oversight of the Executive Plans; establishing competitive executive compensation policies and other supplemental compensation and benefit programs, all of which are designed to be internally equitable and externally competitive to attract and retain officers and executives of the highest quality, and to align the interests of such persons with those of the Company’s shareowners and customers; making recommendations to the Board regarding the selection of the Company’s CEO and reviewing the CEO’s nominees for other officers of the Company; evaluating the annual performance of the Company’s CEO; reviewing management development and succession matters; and administering aspects of compensation plans and stock plans and amending or recommending changes in such plans.  Additionally, the CEDC is responsible for the initial evaluation of risk in connection with the areas of responsibility set forth in its charter.  The CEDC charter is available on UIL Holdings’ website, www.uil.com, and the Company will send a copy, free of charge, to any shareowner who requests it by contacting the Corporate Secretary.  The CEDC held five meetings during 2012.  Additional information about the CEDC and the Company’s compensation-setting process can be found on pages 21 and 22 of this proxy statement.

Corporate Governance and Nominating Committee

Ms. Albright, Ms. Henley-Cohn, Ms. Kelly and Mr. Miglio serve on the Corporate Governance and Nominating Committee of the Board of Directors.  Mr. Miglio is the Chair of the Corporate Governance and Nominating Committee.  All members of the Corporate Governance and Nominating Committee are independent as defined in the listing standards of the NYSE.  The Corporate Governance and Nominating Committee is a standing committee whose functions include identifying and recommending to the Board for nomination, consistent with the Company’s Corporate Governance Guidelines, individuals qualified to serve as directors of the Company, and recommending to the Board the criteria and qualifications for directors; identifying and recommending to the Board, directors qualified to serve on committees of the Board and to serve as committee chairs; recommending to the Board an appropriate Board leadership structure and identifying and recommending to the Board nominees for Chairman; developing and recommending to the Board and annually reviewing a set of corporate governance guidelines applicable to the Company; evaluating and making recommendations to the Board with respect to the compensation of directors; and overseeing the annual evaluation of Board and committee performance.  Additionally, the Corporate Governance and Nominating Committee is responsible for the initial evaluation of risk in connection with the areas of responsibility set forth in its charter.  The Corporate Governance and Nominating Committee charter is available on UIL Holdings’ website, www.uil.com, and the Company will send a copy, free of charge, to any shareowner who requests it by contacting the Corporate Secretary.  The Corporate Governance and Nominating Committee held five meetings during 2012.

The Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for it to recommend them for election to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of UIL Holdings and the composition of the Board of Directors.  Members of the Corporate Governance and Nominating Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth.  Outside consultants have also been employed at times to help in identifying candidates.  Once a candidate is identified whom the Corporate Governance and Nominating Committee wants to seriously consider for nomination, the Chair enters into a discussion with that prospective nominee.  The Corporate Governance and Nominating Committee will consider nominees recommended by shareowners.  Nominees recommended by shareowners will be given appropriate consideration in the same manner as other nominees.  Shareowners who wish to submit the names of nominees for Director for consideration by the Corporate Governance and Nominating Committee for election at the UIL Holdings 2014 Annual Meeting of Shareowners may do so by submitting in writing, between December 1, 2013 and December 31, 2013, the names of such nominees with their qualifications and biographical information forwarded to the Committee in care of the Corporate Secretary.

Retirement Benefits Plans Investment Committee

Ms. Albright, Mr. Chase, Ms. Kelly and Mr. Shassian serve on the Retirement Benefits Plans Investment Committee of the Board of Directors.  Mr. Chase is the Chair of the Retirement Benefits Plans Investment Committee.  The Retirement Benefits Plans Investment Committee is responsible for carrying out the Board’s duties in connection with the investment and management of assets held on behalf of the funded employee benefits plans and any trusts established in connection with non-qualified deferred compensation plans of the Company and its affiliates. Additionally, the Retirement Benefits Plans Investment Committee is responsible for the initial evaluation of risk in connection with the areas of responsibility set forth in its charter.  The Retirement Benefits Plans Investment Committee charter is available on UIL Holdings’ website, www.uil.com, and the Company will send a copy, free of charge, to any shareowner who requests it by contacting the Corporate Secretary.  The Retirement Benefits Plans Investment Committee, held four meetings during 2012.

The following table summarizes the information set forth above regarding the current composition of the committees of the Board.

Name	Executive Committee	Audit Committee	Compensation and Executive Development Committee	Corporate Governance and Nominating Committee	Retirement Benefits Plans Investment Committee
Thelma R. Albright		X		X	X
Arnold L. Chase					C
Betsy Henley-Cohn	X	X	X	X
Suedeen G. Kelly			X	X	X
John L. Lahey	C
Daniel J. Miglio	X		X	C
William F. Murdy		X	C
Donald R. Shassian		C			X
James P. Torgerson	X
C:  Chair   X:  Committee member

TRANSACTIONS WITH RELATED PARTIES AND CODES OF CONDUCT

Under the sixth amendment, dated February 15, 2012, to a lease agreement dated May 7, 1991, UIL Holdings leased its corporate headquarters offices in New Haven from 157 Church Street, LLC, which is controlled by Arnold L. Chase, a director and shareowner of UIL Holdings, and members of his immediate family.  During 2012, UIL Holdings’ lease payments to 157 Church Street, LLC totaled approximately $4.8 million.

UIL Holdings’ Code of Business Conduct for the Board of Directors (the “Director Code”) provides guidance to each director on areas of ethical risk, to help directors recognize and address potential conflicts of interest and other ethical issues in order to foster a culture of honesty and accountability.  Specifically, the Director Code provides that directors must avoid conflicts of interest with UIL Holdings and requires that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed promptly to the Non-executive Chair of the Board.  The Director Code provides that directors should seek to identify potential conflicts of interest at an early stage.  Directors are encouraged to bring questions about particular circumstances that may implicate one or more of the provisions of the Director Code to the attention of the Chair of the Audit Committee or the Chair of the Corporate Governance and Nominating Committee, who may consult with counsel as appropriate.

UIL Holdings’ Code of Ethics for the Chief Executive Officer, Presidents and Senior Financial Officers (the “Officer Code”) establishes policies and procedures that (1) encourage and reward professional integrity in all aspects of the financial organization (2) prohibit and eliminate the appearance or occurrence of conflicts between what is in the best interest of UIL Holdings and what could result in material personal gain for a member of the organization (3) provide a mechanism for members of the financial organization to inform senior management of deviations in practice from policies and procedures governing honest and ethical behavior and (4) demonstrate their personal support for such policies and procedures through periodic communication reinforcing these ethical standards throughout the financial organization.

Officers of UIL Holdings are also subject to UIL Holdings’ general employee Code of Business Conduct (the “Employee Code”), which governs potential conflicts of interest and requires the disclosure of all facts in any situation where a conflict of interest may arise.  Copies of the Director Code, Officer Code and the Employee Code are accessible on the Company’s website, www.uil.com.

UIL Holdings discourages transactions involving, or that may be perceived as involving, a conflict of interest, and has historically limited the approval of such transactions to specific and rare instances with the full disclosure to, and approval of, the disinterested members of the Board.  Additionally, UIL Holdings requires each director and officer to complete an annual questionnaire that solicits, among other items, specific information about (1) each Board member’s individual affiliations with entities with which UIL Holdings and its executives transact business or have an affiliation, (2) any transaction or series of similar transactions involving UIL Holdings and/or its subsidiaries to which the director or any member of the director’s immediate family has a direct or indirect material interest and (3) each Board member’s involvement in legal proceedings affecting UIL Holdings.  UIL Holdings’ management reviews these questionnaires annually during the preparation of disclosures to be included in this proxy statement.

COMMUNICATIONS WITH DIRECTORS

In order to provide shareowners and other interested parties with a direct and open line for communication to the independent members of the Board, the Board has adopted the following procedures for confidential communications to directors.  UIL Holdings’ shareowners and other interested persons may communicate with the Board by sending a letter to the following address:

Linda L. Randell
Senior Vice President and General Counsel
UIL Holdings Corporation
157 Church Street
New Haven, CT 06506

All communications received in accordance with these procedures will be reviewed by the Company’s General Counsel to determine whether the subject matter of the communication should be brought to the attention of the independent directors, the non-management directors, the full Board, or one or more of its committees, as well as whether any response to the communication is appropriate.  Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.  The criteria utilized by the General Counsel to guide the handling of the matter will include whether the communication:

●	relates to matters other than the business or affairs of UIL Holdings or the functioning or constitution of the Board or any of its committees;

●	relates to routine or insignificant matters that do not warrant the attention of the Board;

●	is an advertisement or other commercial solicitation or communication; and

●	is frivolous or offensive; or otherwise not appropriate for delivery to directors.

The Company’s General Counsel will retain copies of all communications received pursuant to these procedures for a period of at least one year.  The Corporate Governance and Nominating Committee of the Board will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

The following table shows the number of shares of UIL Holdings common stock beneficially owned, directly or indirectly, as of March 11, 2013, by (i) each director of UIL Holdings (which includes all nominees for the Board of Directors listed above), (ii) the CEO  and the Chief Financial Officer of UIL Holdings, and each of the three other most highly compensated persons who are executive officers of UIL Holdings (“Named Executive Officers”) and (iii) the total, as a group, of all of the directors and executive officers of UIL Holdings serving as of December 31, 2012.

				Total Shares
				Beneficially
Name of Individual or		Stock	Stock	Owned Directly
Number of Persons in Group (3)	Shares	Options	Units	or Indirectly
Thelma R. Albright	30,480	-	88,385	118,865
Arnold L. Chase (1)	1,016,541	-	19,543	1,036,084
Betsy Henley-Cohn	33,679	-	11,560	45,239
Suedeen G. Kelly	2,775	-	3,678	6,453
John L. Lahey	20,192	-	47,476	67,668
Daniel J. Miglio	30,003	-	18,862	48,865
William F. Murdy	5,000	-	64,263	69,263
Donald R. Shassian	16,253	-	-	16,253
James P. Torgerson	9,074	-	194,440	203,514
Anthony J. Vallillo (2)	59,214	-	-	59,214
Richard J. Nicholas	22,417	-	48,701	71,118
Linda L. Randell	23,169	-	21,539	44,708
Steven P. Favuzza	12,210	-	4,036	16,246
All Directors and executive officers as a group (18 persons) (4)	1,306,379	-	522,483	1,828,862

(1)  The number of shares of common stock beneficially owned by Mr. Chase, as listed in the above stock ownership table, is approximately 2.0% of the 50,695,566 shares of common stock outstanding as of March 11, 2013, adjusted to reflect Mr. Chase’s right to receive shares of common stock for his stock units.  Shares reported as beneficially owned by Mr. Chase include 411,300 shares directly held by Mr. Chase, with respect to which he holds sole voting and investment power; 6,077 shares of restricted stock directly held by Mr. Chase acquired under the Company’s director compensation plans, with respect to which he holds sole voting power; 19,543 shares underlying currently exercisable stock units held by UIL Holdings under its non-employee directors’ plan; 44,166 shares directly held by The Sandra and Arnold Chase Family Foundation, Inc., a charitable foundation of which Mr. Chase serves as a director, president and chief executive officer, and with respect to which he may be deemed to hold shared voting and investment power; 554,500 shares directly held by RLC Investments LLC, of which Mr. Chase is a manager, and with respect to which he may be deemed to hold shared voting and investment power; and 498 shares of common stock held by Mr. Chase as custodian for his non-adult children, with respect to which he holds sole voting and investment power.

(2)  Mr. Vallillo retired on December 31, 2012.  As such, the number of shares of common stock beneficially owned by Mr. Vallillo, as listed in the above stock ownership table, is as of December 31, 2012.

(3)  The number of shares of common stock beneficially owned by each of the other persons included in the table is less than 1% of the outstanding shares of common stock as of March 11, 2013.

(4)  The number of shares of common stock beneficially owned by all of the directors and executive officers as a group represents approximately 3.6% of the shares of common stock outstanding as of March 11, 2013, adjusted to reflect the additional shares which would be outstanding if all of the directors and executive officers exercised their stock options and right to receive shares of common stock for their stock units.

The number of shares listed in the above stock ownership table includes: shares held for the benefit of officers that are participating in the 401(k)/Employee Stock Ownership Plan; shares that may be acquired within sixty (60) days of March 11, 2013 through the exercise of previously granted stock options; and stock units that are in stock accounts under both the UIL Holdings Deferred Compensation Plan and the Non-Employee Directors Common Stock and Deferred Compensation Plan of UIL Holdings, described below under “Director Compensation.”  Stock units in these plans are payable in an equivalent number of shares of UIL Holdings common stock.

The numbers in the above stock ownership table are based in part on reports furnished by the directors and officers.  Mr. Chase does not admit beneficial ownership of any shares other than those shown in the foregoing table, or that he has acted, or is acting, as a member of a partnership, limited partnership or syndicate, or group of any kind for the purpose of acquiring, holding or disposing of UIL Holdings common stock.  With respect to other directors and officers, the shares reported in the above stock ownership table include, in some instances, shares held by the immediate families of a director or officer or entities controlled by a director or officer, the reporting of which is not to be construed as an admission of beneficial ownership.  All directors who are serving their sixth or greater term own, directly or indirectly, at least 8,500 shares, or have stock units reflecting deferral of at least 8,500 shares, in compliance with the stock ownership guidelines contained in the Company’s Corporate Governance Standards.

UIL Holdings believes that senior management should have a significant, sustained equity interest in UIL Holdings in order to link their interests more closely with those of shareowners.  To promote this philosophy, UIL Holdings has adopted equity ownership guidelines for senior management, effective as of January 1, 2007.  These guidelines require the senior management to own shares of UIL Holdings stock (not including unexercised options) equal in value to the following multiples of annual base salary:  CEO - three times annual base salary; Chief Operating Officer, Chief Financial Officer, and Senior Vice Presidents - two times annual base salary; Vice Presidents - one time annual base salary.  Individuals who were subject to these guidelines at the time of their adoption on January 1, 2007, were required to achieve the applicable ownership guideline by January 31, 2012.  Individuals who thereafter become subject to the guidelines are required to achieve the applicable ownership level within five years.   Exceptions may be approved by the CEO in the event of temporary economic hardship, upon notice provided to the Compensation and Executive Development Committee.  As of March 11, 2013, Messrs. Torgerson, Nicholas and Favuzza and Ms. Randell had met their ownership guidelines.  Mr. Vallillo retired on December 31, 2012 and had, prior to that time, met and maintained his ownership requirements.

Each of the persons included in the above stock ownership table has sole voting and investment power as to the shares of common stock beneficially owned, directly or indirectly, by him or her, except (a) as described above in footnote (1) regarding Mr. Chase, and (b) that voting and investment power over 3,391 shares owned by Betsy Henley-Cohn is held by a family trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than ten percent of our common stock (“greater-than-ten-percent shareowners”), to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Directors, executive officers and greater than ten percent shareowners are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

As a practical matter, we assist our directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on review of reports furnished to us and written representations of our directors and executive officers that no other reports were required, during the fiscal year ended December 31, 2012, each of our directors, executive officers and greater-than-ten-percent shareowners timely complied with all applicable Section 16(a) filing requirements, except that, due to an administrative oversight, Forms 4 disclosing the following transactions for the individuals identified below, were not timely filed:

Name of Individual or
Number of Persons in Group	Shares
James P. Torgerson	42,199
Anthony J. Vallillo	16,422
Richard J. Nicholas	4,547
Linda L. Randell	12,777
Steven P. Favuzza	2,401
Robert M. Allessio	869
Alex DeBoissiere	658
Anthony Marone II	2,189
Diane Pivirotto	3,175
John J. Prete	2,405

EXECUTIVE COMPENSATION

Report of the Compensation and Executive Development Committee*

The Compensation and Executive Development Committee (“CEDC”) of the Board of Directors (the “Board”) of UIL Holdings Corporation (“UIL Holdings” or the “Company”) has reviewed and discussed with management the following section of this proxy statement entitled “Compensation Discussion and Analysis” (“CD&A”) required by Item 402(b) of Regulation S-K.  Based on such review and discussions, the CEDC recommended to the Board that the CD&A be included in the Company’s 2013 Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.  This report is provided by the following independent directors, who comprise the CEDC:

William F. Murdy, Chair

Betsy Henley-Cohn

Suedeen G. Kelly

Daniel J. Miglio

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company other than the Company’s Annual Report on Form 10-K, under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, except to the extent this report is specifically incorporated by reference.

Compensation Discussion and Analysis

This discussion and analysis of the compensation program for our named executive officers (“NEOs”) should be read in conjunction with the tables and text elsewhere in this proxy statement that describe the compensation awarded to, earned by or paid to the NEOs in 2012.

Our Compensation Discussion & Analysis (“CD&A”) provides information about the compensation objectives and policies used by the CEDC to determine compensation for our Chief Executive Officer, our Chief Financial Officer, and our other three most highly compensated executive officers.  It describes how the CEDC establishes target ranges for total compensation that are consistent with comparable positions in the energy services industry and that we choose to focus on the selected goals and objectives because our success in achieving or exceeding them will allow for sustained returns to our shareowners.  Overall, this CD&A provides a general description of our compensation program and specific information about its various components, which are intended to describe information contained in the executive compensation tables that follow this discussion. Throughout this discussion, the following individuals are referred to collectively as the NEOs for 2012:

●	James P. Torgerson – President and Chief Executive Officer;

●	Anthony J. Vallillo – Executive Vice President and Chief Operating Officer (retired December 31, 2012);

●	Richard J. Nicholas – Executive Vice President and Chief Financial Officer;

●	Linda L. Randell – Senior Vice President and General Counsel;

●	Steven P. Favuzza – Vice President and Controller

2012 Non-Binding Advisory Vote on the Compensation of NEOs

In May 2012, our shareowners approved a non-binding advisory proposal on the compensation of NEOs at our 2012 Annual Meeting with over 93% of the votes cast voting in favor of that proposal.  Also in 2012, two major shareholder advisory services recommended “Yes” votes on our proposal.  The CEDC reviewed the results of the shareowner vote and view the high percentage of votes in favor of the proposal as an indication that our shareowners continue to strongly support the pay-for-performance approach of our compensation program.

Executive Summary

UIL Holdings’ compensation program is designed to support the achievement of our short-term and long-term performance objectives.  The four elements of the compensation program are:

●	Base salaries which are set competitively around the median of our Comparator Companies (as defined and described below).

●
Annual short-term incentives that have competitive targets and are based on financial and operational criteria critical to delivering superior results for our stakeholders - our gas and electric customers, shareowners and employees.

●	Long-term incentives that are based solely on the achievement of three year earnings goals and on delivering superior returns for our shareowners.

●	Benefits and perquisites which may include both health and welfare benefits and qualified and non-qualified savings and pension plans.

2012 was again an active and productive year for UIL Holdings.  Inclement weather continued to be a challenge with the arrival of Storm Sandy in October.  This super-storm impacted several states and both our electric and natural gas businesses, interrupting power and gas supply to thousands of customers.  However, we overcame those challenges, restored service to customers and repaired the infrastructure of damage left by one of the most powerful storms in recent memory.

We have delivered on the promise to pursue and achieve positive growth while effectively managing operations and maintenance costs. Our short term and long-term strategies are proving to be effective and we are consistently finding ways to provide value for our customers and our shareowners.  Some of our key accomplishments in 2012 were:

●	Exceeding our 2012 goal of converting customers to natural gas heat by 9%. The Southern Connecticut Gas Company and Connecticut Natural Gas Corporation converted 11,180 customers.

●	Receiving regulatory approval of GenConn’s 2013 revenue requirement

o	Excess of proposed costs submitted in 2008 were found to be prudent and recoverable.

●	Continuing success in executing on the 10-year capital expenditure plan that drives long-term earnings growth.

●
Receiving two awards from the Electric Edison Institute for restoration efforts during Storm Sandy and also for mutual assistance provided by The United Illuminating Company (“UI”) after the Mid Atlantic Derecho in June 2012.

At the end of 2012, Mr. Anthony J. Vallillo retired from UIL Holdings after more than four decades of service to the Company, its customers, and its shareowners.

The line graph below compares the yearly change in UIL Holdings’ cumulative total shareowner return on its common stock with the cumulative total return on the S&P Composite-500 Stock Index, the S&P Public Utility Index and the S&P Electric Power Companies Index for the period of five fiscal years commencing 2008 and ending 2012.  It reflects superior Total Shareholder Return (“TSR”) performance over each of the last five years.

*
Assumes that the value of the investment in UIL Holdings’ common stock and each index was $100 on December 31, 2007 and that all dividends were reinvested.  For purposes of this graph, the yearly change in cumulative shareowner return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the year, assuming dividend reinvestment, and (B) the difference in the fair market value at the end and the beginning of the year, by (ii) the fair market value at the beginning of the year.  The changes displayed are not necessarily indicative of future returns measured by this or any other method.

The CEDC appropriately rewards executives based on critical financial and operational performance of the Company, while being responsive to regulatory concerns and compensation best practices.  For 2012 the key compensation decisions made by the CEDC included:

●
Continuing to limit our NEOs’ compensation increases relative to data in compensation surveys and the compensation paid to executives at our Comparator Companies.  This approach to increases was begun in 2011 when data seemed to call for significant increases and was in response to questions about whether the market increases were a one-year phenomenon or would persist.  It was decided at that time to bring the NEOs’ compensation to median over a three-year period, instead of all at once.  In light of this, NEO compensation for 2012 was determined to be set appropriately based on the CEDC’s analysis of the market data and trends.

●	Authorizing the payment of short-term incentive awards that were at 105% of target, based on actual 2012 performance that exceeded target.

●	Awarding shares equal to 90% of the target number of shares, based on performance under the 2010-2012 long-term performance share grants against established goals.

●
Granting equity-based performance shares for the 2012-2014 performance period.  As with previous three-year cycles, the CEDC determined that it was appropriate to measure performance for incentive payout based on Company Net Income and TSR.

●	Continuing use of a comparator group of energy services companies comparable in size and business mix to use as benchmarks for compensation.

Compensation Philosophy and Objectives

Our compensation philosophy is to offer our NEOs a total compensation package that is equal to or near the median (middle) of the comparable market levels for their positions and is designed to reward achievement of specific, challenging goals that we have tied to our business strategy.  To that end, a significant percentage of each NEO’s compensation is “at risk” and can vary with the Company’s short- and long-term financial performance to encourage superior performance and business achievement.  We achieve this through a mix of base salary, performance-based annual short-term and long-term incentives and benefits and perquisites, which are discussed more fully below.

We believe that the structure of our compensation program rewards the practice of our core values and the achievement of both short-term and long-term objectives, which in turn creates value for our shareowners.  The goals we set for our NEOs reflect that belief.

We also believe that compensation should:
●	attract and retain qualified executives;
●	motivate executives to produce strong operational and financial performance for the benefit of customers and shareowners;
●	be based on the performance of each NEO; and
●	be competitive.

Our Pay Practices

It is our goal to adhere to current best practices with regard to performance-based pay in order to align our NEO’s total compensation with the performance of the Company.  To that end:
•	We review our compensation comparator group annually and seek to include companies that are similar in size and business mix.
●	Our NEOs’ salaries are based on individual performance evaluations, as well as market data.
●	Annual incentives are based on measurable and quantifiable performance of established corporate goals.
●	Long-term incentives are equity-based and are earned solely on the long-term financial performance of the Company through a combination of goals based on earnings and TSR.
●	Incentive plan payouts are capped at 150% of target to assure that our plans do not encourage excessive risk-taking.
●	Claw-back provisions relating to financial restatements have been in place since 2007.
●	Since 2007, UIL Holdings has had share ownership guidelines that apply to all executive officers.
●	In 2013, the Company adopted an Anti-Hedging/Pledging Policy which applies to all directors and employees who receive stock-based compensation.
●
Our pension plan was closed to new participants in 2005.  In consideration of this, under our on-going contract with Mr. Torgerson, we provide time-vested restricted stock grants to him annually.  Each restricted stock grant vests evenly over five years and, aside from the share ownership guidelines, there is no additional holding period requirement upon vesting.  These grants were negotiated at the time Mr. Torgerson was hired and are intended to be in lieu of a supplemental executive pension.  We believe the amount is fair and appropriate.

●	While all of the NEOs have existing employment agreements, no new employment agreements have been entered into in the past several years.
●	The Company does not plan to provide golden parachute excise tax gross-ups in any new employment agreements into which it may enter.
●
Perquisites do not amount to more than $10,000 for any one NEO, and, except for some modest estate and financial planning and tax-preparation assistance, the NEOs are eligible for the same health and welfare and qualified retirement benefits as all other employees of the Company.

●	Potential change in control severance payments do not exceed three times compensation for any NEO.
●	Change in control payments are made only if the NEO involuntarily loses his or her job without cause and in connection with the change in control (“double triggers”).
●	We have not granted any stock options since 2005.

Equity Grant Practices

The CEDC generally makes equity grants, including performance share awards and restricted stock grants, at its March meeting each year.  In the case of newly hired or newly promoted executives, equity grants may be made in connection with the commencement of their employment or promotion.  The Company does not permit the back dating or “timing” of options or other equity awards.  The exercise price of stock options, and the value of equity awards, is calculated on the basis of the average of the high and the low prices of the Company’s stock as reported on the NYSE on the date of the grant.  The Company has not issued options since 2005.  As of December 31, 2012, no NEO had outstanding options with reload rights.

Risk Considerations

The CEDC reviews the risks and rewards associated with the Company’s executive compensation program. The program is designed with features that mitigate risk without diminishing the incentive nature of the compensation. By setting goal targets that are appropriate and limiting the amount of incentive compensation that can be earned to 150% of those targets, providing meaningful equity grants as part of total compensation, and enforcing share ownership guidelines, we believe our compensation program encourages and rewards prudent business judgment and appropriate risk-taking over both the short- and long-term.

Management and the CEDC regularly evaluate the risks involved with the compensation program and do not believe any components of the Company’s compensation program create risks that are reasonably likely to have a material adverse impact on the Company.

Overview of the UIL Holdings Compensation Program

The CEDC believes that the mix of the following elements of our compensation program effectively achieves our objectives as described above:

Element of Compensation	Description
1. Base salary	Intended to recognize the experience and contribution of each NEO and structured to retain such NEO through competitive base compensation.
2. Annual short-term incentives
Cash payments intended to promote the interests of the Company’s customers and its shareowners by (i) motivating our NEOs to attain established annual performance goals, and (ii) encouraging effective management teamwork.

3. Long-term incentives
Paid primarily in Company common stock and intended to motivate our NEOs to achieve long-range strategic goals, focus on the long-term implication of decisions, to align further their interests with those of the Company’s customers and shareowners and to provide superior returns for shareowners.  In addition to performance-based equity awards, executive compensation may include awards of restricted stock to encourage continued service and to recognize special performance.

4. Benefits and perquisites
May include both qualified and non-qualified savings plans and pension plans designed to provide tax-efficient vehicles for our NEOs to accumulate retirement savings on a tax-deferred basis and to help provide adequate resources for retirement.  Deferred compensation plans (“DCP”) provide executives the opportunity to delay receipt of current compensation and to have those deferred amounts treated as if invested in specified investment vehicles. Health and welfare benefits are offered at the same levels and on the same terms as for other management employees of the Company, except as noted in the “All Other Compensation” column of the “Summary Compensation Table.”

Description of Compensation Setting Process

As part of the compensation-setting process, the CEDC makes use of information from various sources: executive compensation survey data, an independent compensation consultant, Mr. Torgerson’s assessment of performance and recommendations for compensation, and the business experience of its members.

Since 2003, the CEDC has consulted with Mr. Steven Hall, a compensation consultant from Steven Hall & Partners (“SH&P”).  SH&P is an independent consultancy free from any conflicts of interest.  SH&P provides compensation data from proxy statements of a comparator group of companies which we call “Comparator Companies,” and proprietary surveys to which SH&P subscribes, after working with management to match NEOs to appropriate benchmark survey positions.  Throughout the year, SH&P also shares its insights into trends in executive compensation.  Mr. Hall attended all CEDC meetings at which executive compensation was discussed.  In 2012, the CEDC did not engage any other advisor.

The group of Comparator Companies against which the CEDC benchmarks when setting 2012 compensation remained unchanged from the year before.  For 2012, the Comparator Companies were:

AGL Resources, Inc.	Alliant Energy Corporation

Avista Corporation	Black Hills Corporation

DPL, Inc.	Hawaiian Electric Industries, Inc.

IDACORP, Inc.	Northwest Natural Gas Company

NV Energy, Inc.	Piedmont Natural Gas Company, Inc.

Pinnacle West Capital Corp.	Portland General Electric Co.

TECO Energy, Inc.	Unisource Energy Corporation

Vectren Corporation	Westar Energy, Inc.

WGL Holdings, Inc.

As in the past, the selection criteria for the Comparator Companies were revenue (to be within a range that is similar to UIL Holding’s) and business mix (regulated electric and natural gas utilities).  The median revenue for the Comparator Companies was $2.056 billion (ranging from $812 million to $3.488 billion) and they generally have a similar balance of service in terms of distribution and transmission of electricity and/or natural gas.  The CEDC determined that the market median of both the Comparator Companies and the market survey group would serve as a benchmark for each NEO’s total compensation (annual base salary plus incentives) and used it, along with the NEO’s experience, position, responsibilities and tenure, its evaluation of the NEO’s individual performance in light of goals and objectives it established, and the economic conditions in the region, to set compensation levels for the year.

Typically, our planning process begins in the fall of the preceding year when management identifies financial and operational goals, performance measures and action plans to be executed by the business units. These metrics (and associated budget) are presented to the Board for approval.  Once the Board approves the budget and the CEDC approves the goals, they become the compensation measures for the NEOs.

The Board met in December 2011 to approve a 2012 budget.  In February 2012, the CEDC approved goals and targets for the 2012 and the 2012-2014 performance periods and also certified and approved 2011 and 2009 – 2011 goal results and incentive payouts.  In March 2012, the CEDC met to set 2012 total compensation targets for the NEOs and to determine the appropriate levels for each element of compensation.

In order to help determine the base salary and the percentage allocation of short- and long-term incentives in relation to total compensation for Messrs. Torgerson and Nicholas in 2012, the CEDC consulted with SH&P and reviewed the compensation data for the chief executive officers and chief financial officers of the Comparator Companies, as reported in their proxies.  The CEDC also considered Mr. Torgerson’s performance and Mr. Torgerson’s evaluation of Mr. Nicholas’ performance during the prior year.  Since not all Comparator Companies provided data for the positions held by Mr. Vallillo and Ms. Randell, the CEDC considered both available proxy data from the Comparator Companies and survey data from energy services companies as presented by SH&P.  None of the Comparator Companies provided data for the position held by Mr. Favuzza, so the CEDC considered only the survey data of energy services companies.  As with Mr. Nicholas, Mr. Torgerson provided the CEDC with performance evaluation assessments and compensation recommendations for Mr. Vallillo, Ms. Randell and Mr. Favuzza.

Role of CEDC in Setting Compensation

Compensation for our NEOs is set under the terms of our executive compensation program, which is overseen by the CEDC.  The CEDC determines the compensation of the Chief Executive Officer, the Chief Financial Officer and the other NEOs based on its evaluation of their performance in light of goals and objectives it has established, as well as Comparator Company and/or survey data and recommendations from SH&P.  The CEDC reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in executive session with the Non-executive Chair of the Board in light of these goals and objectives, a self-appraisal prepared by the Chief Executive Officer and input from directors not serving on the CEDC, and determines and approves the Chief Executive Officer’s compensation level based on their evaluation.  The CEDC also approves the total compensation for any other individuals deemed by the Board to be executive officers under Section 16(b) of the Securities Exchange Act of 1934, as amended, including the annual base salary, annual short-term incentive and long-term incentive awards after consultation with SH&P and Mr. Torgerson.

The CEDC establishes the performance goals applicable to the annual and long-term incentive compensation programs, administers the programs and certifies that performance goals and any other material terms were satisfied before authorizing payment of any awards.

Role of SH&P

During 2012, the CEDC continued to retain SH&P as its independent compensation consultant to assist and advise the CEDC regarding all policies and plans pertaining to compensation of the NEOs and other officers and key employees of UIL Holdings and its subsidiaries.  The CEDC directly engaged SH&P and is solely responsible for hiring, firing and approving compensation of the consultant.  The consultant does not perform administrative, actuarial, or other services for the Company apart from its engagement by the CEDC for executive compensation consulting services and matters related to director remuneration for the Board.  As described above, SH&P assisted the CEDC by providing proprietary survey data as well as establishing and providing information on the Comparator Companies.  In particular, by periodically reporting on executive incentive and compensation trends, SH&P assisted the CEDC in its determination of base salaries of executives, designing performance criteria and goals under short- and long-term incentive plans, and advising on appropriate levels of compensation and incentives for particular executive positions.

Role of Our Management in Setting Compensation

The Chief Executive Officer recommends compensation levels to the CEDC for all of the other NEOs.  These recommendations are based on survey data collected from publicly available compensation surveys, comparator company proxy analysis, recommendations by SH&P, and the Chief Executive Officer’s evaluation of the NEOs’ performance in light of the Company’s goals and objectives established for the year.  In 2012, the Vice President of Human Resources worked with SH&P and prepared materials to be reviewed by the Chief Executive Officer, who then made the recommendations to the CEDC.  No other member of management was present when the Chief Executive Officer discussed compensation with the CEDC.  The Chief Executive Officer’s recommendations were not binding on the CEDC.  The Chief Executive Officer does not provide recommendations regarding his own compensation.

Detailed Components of Compensation

Base Salary

We set base salaries at levels intended to recognize the responsibility associated with the particular executive position, the NEO’s experience and skills, and the need for base salaries to be competitive within the marketplace from which UIL Holdings draws its executive talent.  In evaluating the NEOs’ base salaries in March 2012, the CEDC determined that some adjustments were required to continue to meet our compensation objectives.

The compensation data that the CEDC utilized for 2011 reflected large increases in executive compensation over the previous year.  The CEDC took the findings into consideration but followed a conservative approach by limiting base salary increases for our NEOs to approximately one-third of what would have raised the NEOs’ base salaries to the median level of the market.  In 2012, the CEDC maintained this conservative approach and, during deliberations in executive session with Mr. Hall of SH&P, determined that the following base salary increases were appropriate:

Named Executive Officer	% 2012 Base Salary Increase over 2011	2012 Salary as a % of Median
Mr. Torgerson	5.2%	96%
Mr. Vallillo	9.3%	98%
Mr. Nicholas	8.7%	90%
Ms. Randell	5.1%	95%
Mr. Favuzza	6.7%	99%

In arriving at Mr. Torgerson’s base salary increase of 5.2%, the CEDC considered the compensation data for the chief executive officers of the Comparator Companies, his consistent long-term performance, and his performance in 2011, which included: the successful startup of the GenConn Middletown peaking units; managing the impacts of Tropical Storm Irene in August and the autumn nor’easter, which passed through Connecticut in October; achieving 98% of our targets on gas conversions, maintaining the investment grade of all our companies’ debt, integrating the operations of the gas companies and UI, and; maintaining strong relationships with the communities UIL Holdings serves.  The base salary adjustment for Mr. Vallillo was based on his performance in 2011 related to the overall operations of the electric utility business, the control of operating and maintenance expenses, his contribution to the overall leadership of Company gas and electric operations and continued integration of the gas companies, and the review of his total compensation relative to the market data.   Mr. Vallillo retired on December 31, 2012.  Mr. Nicholas’ increase was based on the CEDC’s assessment of his salary as compared to the market median for other chief financial officers, as well as his individual performance in helping to achieve the allowed rate of return for the electric business, and management of the financial activities of the Company.  Ms. Randell’s salary adjustment was based on her management of the legal requirements of the Company in 2011, particularly the regulatory and legislative initiatives and the review of her total compensation relative to chief legal officers of the Comparator Companies.  Mr. Favuzza’s salary adjustment was based on his leadership of the Controller’s function, including tax and financial planning.

Incentive Compensation

The UIL Holdings Corporation 2008 Stock and Incentive Compensation Plan (the “2008 Stock Plan”) was approved by shareowners and provides for both short-term and long-term incentive compensation.  Generally, incentive awards made under the 2008 Stock Plan are intended to be “performance-based” compensation and the CEDC has the authority to exercise discretion to reduce the amount of incentives awarded in accordance with the terms of the incentive plans.

As with base salaries, the CEDC considers proxy and market data, input from SH&P, and recommendations from Mr. Torgerson when setting the target annual short-term and long-term percentage of base salary that each NEO could be awarded based on the attainment of target goals.  When the CEDC reviewed the target total remuneration (base salary, plus annual short-term incentive, plus long-term incentive) in 2012, it determined that some adjustments were appropriate in order to bring the individual NEOs closer to the market median for their job title.  Based on these reviews of annual short-term and long-term incentives, the CEDC increased Mr. Torgerson’s long-term target from 165%, Mr. Vallillo’s long-term target from 125%, Mr. Nicholas’ long-term target from 85%, Ms. Randell’s short-term target from 45% and her long-term target from 85%, and Mr. Favuzza’s short-term target from 32%, all as a percentage of base salary and as shown below for each NEO:

Named Executive Officer	Short-term Target (Percentage of Base Salary)	Long-term Target (Percentage of Base Salary)
Mr. Torgerson	75%	180%
Mr. Vallillo	65%	130%
Mr. Nicholas	50%	100%
Ms. Randell	50%	90%
Mr. Favuzza	35%	45%

After the completion of the performance period (which is one year for the annual short-term incentive and three years for the long-term incentive) the CEDC approves actual payouts of incentive awards to be made no later than March 15th of the year following the end of the performance period.  The incentive grants and the goal levels of performance (including threshold, target and maximum) associated with each program for 2012 and for 2012 – 2014 were set in February, 2012.  Goals are set so that NEOs receive:

●	No payment unless a threshold level of goal performance is achieved;
●	An incentive payment equal to 50% of the target incentive compensation for threshold level performance achieved;
●	An incentive payment equal to 100% of the target incentive compensation for target level performance achieved;
●	An incentive payment of 150% of target incentive compensation for achievement of the maximum level of performance.

In most cases, payments of incentives are interpolated (or pro-rated) for attainment of goals between threshold and target and between target and maximum levels of performance achieved.  This means that, for example, if goal results came in exactly between target and maximum, the incentive earned would be 125% of target incentive compensation.

In February 2012, the CEDC certified the 2011 performance results, and approved payment of 2011 short-term incentives and the 2009 – 2011 long-term incentives as shown in the following sections.

Short-term Incentive Compensation

All of the NEOs participated in the 2012 Senior Executive Incentive Compensation Program (“SEICP”).  The annual short-term performance goals in this program were based on the achievement of financial, customer satisfaction/reliability, and safety goals.  Goals were intended to maintain the NEOs’ focus on the interests of the Company’s customers and its shareowners.  The financial goals of UIL Holdings Net Income and UIL Holdings capital expenditures were set at levels based on the budget approved by the Board in December 2011.  Additionally, the capital spending for ten major projects was measured against a cost performance index (CPI) and schedule performance index (SPI) to encourage cost savings and timely implementation. The customer satisfaction/reliability goals and safety goals were based on the metrics set for those goals at each of our operating companies as reflected on their respective balanced scorecards which are used to calculate incentives for all of our non-union employees.  The inclusion of customer satisfaction/reliability goals and safety goals illustrates the Company’s commitment to those operational aspects of our businesses.  Accordingly, the CEDC felt that it was important that a portion of the NEOs’ incentives be determined by the Company’s performance of these goals.  The CEDC concluded that the targets and weights set for these goals were appropriate in light of their importance, the level of attainment of these goals in the past, and target goals for the future.

At its March 2012 meeting, the CEDC set target annual short-term incentives for each NEO, expressed as a percentage of his or her base salary effective as of April 8, 2012.  At its February 2013 meeting, the CEDC certified the 2012 performance results and approved the 2012 incentive payments.  The 2012 SEICP goals, weights and results were as follows:

SEICP Goals	UIL Holdings Net Income (millions)	UIL Holdings Cap-Ex (millions)	Capital Projects Earned Value - CPI	Capital Projects Earned Value - SPI	SAIDI (minutes)	Gas Leaks Response Time	Reduce 3rd Party Claims	Safety Metric
Goal Maximum	$111.0	$320	1.05	1.05	64	99.3%	1.7	0
Goal Target	$104.9	$302	1	1	68	98.8%	1.9	5
Goal Threshold	$99.7	$278	0.95	0.95	73	98.3%	2.1	8

Goal Weight	50%	10%	5%	5%	10%	5%	5%	10%
Goal Result	$103.6	$311.4	0.99	1.00	59	99.4%	1.8	3.9
Percent of Target Achieved	87%	126%	90%	100%	150%	150%	119%	111%
Weighted Result	43.6%	12.6%	4.5%	5.0%	15.0%	7.5%	6.0%	11.1%

Net income is primarily UIL Holdings consolidated net income, excluding acquisition-related impacts.  Cap-Ex refers to Capital Expenditures. Capital Projects Earned Value CPI and SPI measure the difference between time and dollars spent versus planned.  Being on-time and on-budget on all of the selected capital projects equals one. Completing projects ahead of schedule or below budget is greater than one.  SAIDI measures the average duration of non-major storm outages for UI.  Gas Leak Response Time measures how quickly we respond to calls at the three gas companies. Reduction in 3rd Party Claims is a metric for the gas companies that relates to Call Before You Dig activities.  The Safety Metric measures performance of five safety indicators at the four operating companies.

Based on the goal results, the CEDC determined that the overall percent of target achieved under the 2012 SEICP annual incentive plan was 105.3%, which means that the cumulative final results, as well as the amount of annual short-term incentives received by the NEOs, were 5.3% above the targets set by the CEDC for the NEO’s.

Each NEO’s target award expressed as a percentage of his or her base salary, the incentive payable at target and the actual goals performance appear in the table below.  The methodology used for each NEO to calculate these percentages is as follows, using Mr. Torgerson as an example:

The sum of weighted goals results shown above (43.6% + 12.6% + 4.5% + 5% + 15% + 7.5% + 6% + 11.1% = 105.3%), rounded to 105%, multiplied by his target incentive amount of $532,500 equals $559,125.

Based on the results and the associated weightings of these goals, the actual incentive payments earned by the NEOs for 2012 were as follows:

Percent of Base Salary Earned for 2012 Annual Incentives

	Mr. Torgerson	Mr. Vallillo	Mr. Nicholas	Ms. Randell	Mr. Favuzza
Base salary	$710,000	$470,000	$375,000	$330,000	$240,000
% of Salary at Target	75%	65%	50%	50%	35%
$ at Target	$532,500	$305,500	$187,500	$165,000	$84,000
2012 Performance	105%	105%	105%	105%	105%
Total Percent of Salary Earned	79%	68%	53%	53%	37%
Actual Incentive Earned	$559,125	$320,775	$196,875	$173,250	$88,200

Long-Term Incentive Compensation 2010 - 2012

The Company has a performance-based long-term incentive compensation equity component for the NEOs.  For the 2010 – 2012 incentive period, the CEDC established goals in December 2009 as UIL Holdings Net Income (defined as the cumulative net income in millions over the three-year period) and TSR percentage rank for the three-year period (relative to other utilities in the Edison Electric Institute index).

The goals, weights and results for the 2010 – 2012 long-term performance period were as follows:

	UIL Holdings Net Income (millions)	Total Shareowner Return
Goal Maximum	$285.4	1st Quintile
Goal Target	$275.5	3rd Quintile
Goal Threshold	$255.7	4th Quintile

Goal Weight	67%	33%
Goal Result	$264.8	2nd Quintile
Percent of Target Achieved	73%	125%
Weighted Result	48.9%	41.2%

In February 2013, the CEDC awarded the NEOs long-term incentives based on the results of these long-term goals.  Those equity awards were drawn from the 2008 Stock Plan, the equity plan in effect at the time of the March 2010 grants.  The table below details the number of shares that were granted to each NEO, the value of those shares at that time, the number of shares earned as of December 31, 2012, due to performance relative to the previously-established goals, the appreciation in value of UIL Holdings stock from the time it was granted, and the value of those shares to the executive.

Incentive Amounts Earned for 2010 - 2012 Performance

	Mr. Torgerson	Mr. Vallillo	Mr. Nicholas	Ms. Randell	Mr. Favuzza
Base salary	$625,000	$403,700	$320,000	$300,000	$212,000
% of Salary at Target	140%	105%	80%	75%	45%
$ at Target	$875,000	$423,890	$256,000	$225,000	$95,400
Performance Shares Granted	30,980	15,010	9,070	7,970	3,380
2010 - 2012 Performance	90%	90%	90%	90%	90%
UIL Shares Earned/Awarded	27,882	13,509	8,163	7,173	3,042
Change in UIL Stock Price From Grant to Award	38%	38%	38%	38%	38%
Value of UIL Shares Earned	$1,087,956	$527,121	$318,520	$279,890	$118,699

Long-Term Incentive Compensation 2012 - 2014

Equity grants made for the 2012 – 2014 performance period will be drawn from the 2008 Stock Plan.  In general, the performance shares granted under the 2008 Stock Plan in connection with the 2012 – 2014 long-term performance period will vest as of December 31, 2014, unless they vest earlier upon a change in control.  If an NEO’s separation from service date occurs during the period and is due to death, disability or retirement, performance shares not yet vested as of that date will continue to vest subject to compliance with any covenants relating to competition, solicitation and non-disparagement.  Retirement means termination of employment after attainment of age 62 ½, or 55 and 10 years of service.  If termination is due to any reason other than death, disability, retirement, or change in control, performance shares not yet vested as of the date the NEO terminates will be forfeited and cancelled.  The number of shares to be awarded for performance achieved at threshold, target, and maximum is specified on the “Grants of Plan Based Awards Table” found later in this proxy statement.  The number of shares ultimately awarded to an NEO is dependent upon the level of attainment of the pre-established performance goals and will be determined at the end of the three-year period.

The performance goals for the 2012 – 2014 performance period are based upon the attainment of specific levels of  TSR (33% weight) and cumulative Net Income (67%) as approved by the CEDC in February 2012, with vesting of 50%, 100% or 150% of the target amount of performance shares if the “threshold,” “target” or “maximum” level of performance is achieved, respectively.

	Threshold	Target	Maximum
Net Income	Target - $20M	3-Year cumulative	Target + $25M
Total Shareholder Return	4th Quintile	3rd Quintile	1st Quintile

TSR is determined as follows:

Volume weighted average closing price of UIL Holdings common stock for the last quarter of 2014, minus the volume weighted average closing price of UIL Holdings common stock for the first quarter of 2012, plus dividends per share for 2012 through 2014. The quotient obtained by this calculation is compared to the TSR of all companies reported by the Edison Electric Institute and the FBR Utility Index to establish our relative performance, measured on a quintile scale.

Benefits and Perquisites

The Company offers both tax-qualified and non-tax-qualified retirement benefits designed to provide savings opportunities to plan participants and to help ensure adequate income replacement upon retirement.

Qualified retirement plans:

●
The United Illuminating Company Pension Plan (the “UI Pension Plan”).  This is a traditional defined benefit type of pension plan for employees of UIL Holdings and UI.  The UI Pension Plan was closed to non-unionized employees of UIL Holdings and UI hired on or after May 1, 2005.  Mr. Torgerson and Ms. Randell were both hired after that date and therefore are not covered by this plan.

●
The United Illuminating Company 401(k)/Employee Stock Ownership Plan (the “UI KSOP”).  This is a defined contribution plan for employees of UIL Holdings and UI.  The Plan matches 100% of the first 2% and 50% of the next 2% of compensation contributed by an employee (maximum match is 3% of compensation).  Non-unionized employees hired on or after May 1, 2005, receive an annual employer contribution under this Plan equal to 4% of salary (up to a maximum of $10,000 in 2012), plus $1,100, in addition to any Company match to their 401(k) contributions, subject to IRS maximums.  Mr. Torgerson and Ms. Randell were hired after that date and therefore received those contributions.  All of the NEOs participated in the UI KSOP and thus receive a company match of up to 3% of compensation up to $250,000 (limited to a maximum contribution of $7,500 in 2012).

Non-qualified plans:

●
The UIL Holdings Deferred Compensation Plan (the “DCP”).  The DCP is designed to permit eligible executives to make elective deferrals of compensation and thus save for retirement in greater amounts than permitted under the UI KSOP.

●
The United Illuminating Company Supplemental Executive Retirement Plan (the “UI SERP”).  This plan is designed to provide benefits based on the UI Pension Plan formula, but calculated on compensation in excess of applicable qualified plan limits.  Because Mr. Torgerson and Ms. Randell are not covered by the qualified UI Pension Plan, they are also not covered by the UI SERP.

In limited instances prior to 2006, the Company agreed to provide enhanced supplemental executive retirement benefits to certain executives as part of a competitive compensation package.  As of year-end, only Mr. Vallillo was eligible for these enhanced benefits.  For Mr. Vallillo, the enhancement calls for an annual benefit equal to the excess of 2% of his average base salary and annual incentive over the last 36 months multiplied by his years of service (up to 30) minus his qualified pension plan benefit.  Mr. Vallillo retired on December 31, 2012.

Perquisites provided by the Company in 2012 did not exceed $10,000 for any NEO.  Perquisites offered to the NEOs include estate and financial planning and tax return preparation.

Termination Payments and Benefits; Change in Control

UIL Holdings has either directly, or through UI, entered into employment agreements with its NEOs.  The purpose of the employment agreements is to:

●	ensure predictability in determining such NEO’s terms and conditions of employment; and

●	provide for an orderly mechanism for terminations of employment and for reasonable compensation to the NEO in the event of a termination without cause.

The CEDC also allows designated executives to participate in the UIL Holdings Change in Control Severance Plan II (“CIC Plan II”).

The purpose of the CIC Plan II is to provide all NEOs and certain other executives of the Company with appropriate assurances of continued income and other benefits for a reasonable period of time if the executive’s employment with the Company is involuntarily terminated in connection with a change in control of the Company, thereby encouraging the continued attention and dedication of executives to the continued success of the Company.

Termination and change in control payments and benefits are more fully described for each NEO in the section of this proxy entitled “Payments Upon Termination or Change In Control.”

Executive Share Ownership

The Company believes that senior management should have a significant, sustained equity interest in UIL Holdings in order to link their interests more closely with those of shareowners.  To promote this philosophy, the Company adopted equity ownership guidelines for senior management, effective as of January 1, 2007.  These guidelines require each member of senior management to own shares of UIL Holdings common stock (not including unexercised options) equal in value to the following multiples of annual base salary:  Chief Executive Officer – three times annual base salary; Chief Operating Officer, Chief Financial Officer, Senior and Executive Vice Presidents – two times annual base salary; and Vice Presidents – one time annual base salary.  Individuals subject to the guidelines as of the January 1, 2007 effective date were required to achieve applicable ownership levels by January 31, 2012.  Officers appointed after January 1, 2007 are expected to achieve applicable ownership guidelines within five years of appointment.  As of March 11, 2013, Messrs. Torgerson, Nicholas and Favuzza and Ms. Randell had met their ownership guidelines.  Mr. Vallillo retired on December 31, 2012 and had, prior to that time, met and maintained his ownership requirements.  Exceptions to the guidelines may be approved by the Chief Executive Officer in the event of temporary economic hardship, upon notice provided to the CEDC.

Named Executive Officer	Value of Record Date Shareholdings	Required Ownership Level	Record Date Ownership Level
Mr. Torgerson	$7,784,497	3X base salary	11.0X base salary
Mr. Vallillo	N/A	N/A	N/A
Mr. Nicholas	$2,720,287	2X base salary	7.3X base salary
Ms. Randell	$1,710,096	2X base salary	5.2X base salary
Mr. Favuzza	$621,415	1X base salary	2.6X base salary

The Effect of Accounting and Tax Treatment on the Company’s Compensation Decisions

The 2008 Stock Plan is a shareowner-approved plan designed to comply with the requirements of federal tax laws on deductibility of performance-based compensation under Section 162(m) of the Internal Revenue Code.  The Company considers federal tax implications prior to making executive compensation decisions and generally prefers to preserve deductibility when possible.  However, the Company may make payments or awards, where appropriate, to retain and provide competitive incentives to an NEO, even if the compensation is not deductible.  In 2012, the Company did not pay, or commit to pay, any non-deductible compensation through any grant or any other action of the Company.

Recapture (Clawback) Policy

The Company has a policy that applies in the event that the Company is required to restate its financial statements due to material non-compliance of the Company with any applicable financial reporting requirement, if such restatement results directly or indirectly from willful misconduct or gross negligence of a covered executive.  This policy requires executives designated by the CEDC (currently, those participating in short- and long-term incentive compensation plans of the Company) to reimburse the Company for the difference between (i) the amount of any bonus, incentive or equity compensation paid in light of the erroneous financial statement, and (ii) the amount that would have been paid, if any, under the restated financial statements.  This policy is intended to supplement the forfeiture provisions applicable to the Chief Executive Officer and Chief Financial Officer under Section 304 of the Sarbanes-Oxley Act of 2002 (or any successor provision).  Since the adoption of this policy, the Company has not had to restate its financial statements due to a material non-compliance as described above and, as a result, has not had to recapture any payments made to any executive.

Policy Against Hedging/Pledging UIL Holdings Stock

In 2013, the CEDC and the Corporate Governance Committee jointly recommended, and the Board adopted, a formal Anti-Hedging/Pledging Policy.  The policy states that members of the Board, our officers and any employee who receives stock-based compensation are prohibited from hedging their ownership of UIL Holdings common stock, including trading in options, puts, calls, or other derivative instruments related to UIL Holdings common stock, and are prohibited from pledging or selling “short” UIL Holdings common stock.

Structure, Authority and Role of the Compensation Committee

●
The CEDC is comprised of four independent directors of the Board.  Directors are designated as independent in accordance with the Board’s own policy regarding the independence of directors, which conforms to, or is more exacting than, the independence requirements of the NYSE and the SEC.

●	The CEDC Charter is posted on the UIL Holdings website at www.uil.com/about. A printed copy of the CEDC Charter will be provided free of charge to any shareowners upon request.
●	The CEDC reviews and approves all aspects of compensation (base salaries, annual performance awards, long-term incentives and other benefits) for the Chief Executive Officer and the other NEOs.
●
The CEDC determines the compensation of the Chief Executive Officer, the Chief Financial Officer  and the other NEOs based on its evaluation of their performance in light of goals and objectives it has established, as well as market and/or survey data and recommendations from its outside independent compensation consultant.

●
The CEDC establishes the performance goals applicable to the annual and long-term incentive compensation programs, administers the programs and certifies that performance goals and any other material terms were satisfied before authorizing payment of any awards.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2012, none of the members of the CEDC (Ms. Henley-Cohn, Ms. Kelly, Mr. Miglio and Mr. Murdy) (i) served as an officer or employee of the Company or its subsidiaries, (ii) was formerly an officer of the Company or its subsidiaries, or (iii) entered into any related party transactions with the Company.  During 2012, none of our executive officers (i) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the CEDC, (ii) served as director of another entity, one of whose executive officers served on the CEDC, or (iii) served as member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

SUMMARY COMPENSATION TABLE

The following table summarizes total compensation for 2012, 2011 and 2010 of the Chief Executive Officer, the Chief Financial Officer, and each of the three other most highly compensated individuals in 2012 who were executive officers of UIL Holdings.

Name and Principal Position	Year	Salary ($)	Bonus (1)	Stock Awards (2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James Torgerson - President and Chief Executive Officer	2012	$673,269	$-	$1,303,750	$-	$559,125	$-	$23,243	$2,559,387
	2011	$662,500	$-	$1,151,500	$-	$653,100	$-	$24,200	$2,491,300
	2010	$625,000	$-	$1,121,750	$-	$459,375	$-	$19,850	$2,225,975
Anthony Vallillo - Executive Vice President & Chief Operating Officer	2012	$441,154	$59,150	$586,000	$-	$320,775	$842,584	$103,885	$2,353,548
	2011	$423,425	$-	$517,500	$-	$360,600	$126,532	$9,870	$1,437,927
	2010	$400,275	$-	$458,890	$-	$275,520	$328,721	$6,900	$1,470,306
Richard Nicholas - Executive Vice President and Chief Financial Officer	2012	$352,500	$-	$360,000	$-	$196,875	$263,394	$8,690	$1,181,459
	2011	$338,750	$-	$282,250	$-	$222,500	$147,363	$26,621	$1,017,484
	2010	$315,000	$-	$347,000	$-	$168,000	$134,104	$21,375	$985,479
Linda Randell - Senior Vice President and General Counsel	2012	$313,000	$-	$285,000	$-	$173,250	$-	$19,300	$790,550
	2011	$310,500	$-	$256,900	$-	$182,300	$-	$21,738	$771,438
	2010	$297,500	$-	$317,000	$-	$141,750	$-	$22,623	$778,873
Steven Favuzza - Vice President and Controller	2012	$226,731	$-	$104,000	$-	$88,200	$178,551	$8,200	$605,682
	2011	$221,750	$-	$97,250	$-	$101,600	$82,380	$4,900	$507,880
	2010	$207,750	$-	$156,000	$-	$82,362	$89,932	$8,365	$544,409

(1)	“Bonus” (column (d)) amount represents a one-time discretionary bonus awarded by the CEDC.
(2)
“Stock Awards” (column (e)) amounts reflect the grant date value of the long-term incentive equity awards made in 2012, 2011 and 2010, respectively, at a target level of performance as described in the CD&A.  Included in this column are the grant date values of restricted stock awarded as follows: $78,500, $78,750, and $78,750, to Mr. Torgerson in 2012, 2011, and 2010, respectively.  In recognition of their extraordinary efforts in acquiring the three gas distribution companies in 2010, the CEDC approved one-time grants of restricted shares that vest at the end of three years as follows: $200,000, $50,000, $100,000, $100,000 and $63,600 respectively to Messrs. Torgerson, Vallillo, and Nicholas, Ms. Randell, and Mr. Favuzza.  As per the terms of the restricted stock awards, Mr. Vallillo forfeited this one-time grant upon his retirement on December 31, 2012.  The grant date value of each long-term incentive equity award for Mr. Torgerson, assuming the maximum goal achievement, was $1,651,000, $1,444,000, and $1,135,000 for 2012, 2011 and 2010, respectively.  The grant date value of each long-term incentive equity award for Mr. Vallillo, assuming the maximum goal achievement, was $790,000, $696,000, and $550,000 for 2012, 2011 and 2010, respectively.  The grant date value of each long-term incentive equity award for Mr. Nicholas, assuming the maximum goal achievement, was $485,000, $380,000, and $332,000 for 2012, 2011 and 2010, respectively.  The grant date value of each long-term incentive equity award for Ms. Randell, assuming the maximum goal achievement, was $384,000, $346,000, and $292,000 for 2012, 2011, and 2010, respectively.  The grant date value of each long-term incentive equity award for Mr. Favuzza, assuming the maximum goal achievement, was $139,000, $131,000, and $123,000 for 2012, 2011, and 2010, respectively.  The grant date values related to the long-term incentive equity awards made in 2011 and 2010 illustrated at both target and maximum goal achievement levels differ from those amounts reported in the 2012 and 2011 proxy statements in order to reflect an adjustment made to the valuation process of such awards.  The amounts earned with respect to equity awards vesting in 2012 are reported in the “Options Exercised and Stock Vesting Table.”

(3)
“Non-Equity Incentive Plan Compensation” (column (g)) reflects the annual short-term cash incentives earned as of December 31, 2012, December 31, 2011, and December 31, 2010, regardless of whether payment had been made to the NEO as of that date, under pre-established performance targets that have been achieved pursuant to the UIL Holdings Corporation 2008 Stock and Incentive Compensation Plan (the “2008 Stock Plan”).  Grants made under this program in 2012 are disclosed under the “Grants of Plan Based Awards Table.”

(4)
“Change in Pension Value and Nonqualified Deferred Compensation Earnings” (column (h)) includes, for each NEO, the aggregate increases in actuarial value during 2012, 2011, and 2010 of all defined benefit plans (including qualified defined benefit and supplemental executive retirement plans) in which the executive participated, attributable to compensation increases, an additional year of service, and changes in the discount rate used in calculating the actuarial present value.  The change in pension value is calculated based on the earliest date that each NEO would be entitled to receive an unreduced pension benefit from the UI Pension Plan.  In determining the amount disclosed, the Company has used interest rate and mortality assumptions consistent with those used in the Company’s financial statements.  Please see Note G entitled “Pension and Other Benefits” in the Notes to Consolidated Financial Statements for the fiscal years ended December 31, 2012, December 31, 2011, and December 31, 2010, included in the Company’s Annual Reports on Form 10-K filed with the SEC on February 21, 2013, February 22, 2012, and February 22, 2011, respectively, for a discussion of these assumptions.

(5)
“All Other Compensation” (column (i)) amounts include: (a) Company cash contributions to the UI KSOP; (b) pay for unused vacation; (c) personal estate and financial planning or tax advice; (d) Company cash contributions to health savings accounts made available to all employees; and (e) parking allowance made available to all employees who work and park in the UIL Holdings New Haven corporate office location. Non-qualified deferred compensation is reported on the “Non-Qualified Deferred Compensation Table” and not in “All Other Compensation.”  The amount reported for Mr. Torgerson in 2012 includes:  (i) $7,500 in Company matching contributions to the UI KSOP; (ii) $11,000 employer contribution under the UI KSOP (for employees hired after May 1, 2005); (iii) $4,043 in financial and estate planning and tax return preparation assistance; and (iv) $700 in parking allowance. The amount reported for Mr. Vallillo in 2012 includes:  (i) $90,385 in accrued vacation paid out due to his retirement on December 31, 2012; (ii) $7,500 in Company matching contributions to the UI KSOP; (iii) $4,000 in financial and estate planning and tax preparation assistance; and (iv) $2,000 in company contributions to a health savings account. The amount reported for Mr. Nicholas in 2012 includes:  (i) $7,500 in Company matching contributions to the UI KSOP; (ii) $490 for tax return preparation assistance; and (iii) $700 in parking allowance.  The amount reported for Ms. Randell in 2012 includes:  (i) $7,500 in Company matching contributions to the UI KSOP; (ii) $11,000 employer contribution under the KSOP (for employees hired after May 1, 2005); and (iii) $800 in parking allowance.  The amount reported for Mr. Favuzza in 2012 includes $7,500 in Company matching contributions to the UI KSOP and $700 in parking allowance.

Employment Agreements of Named Executive Officers

In order to understand the “Summary Compensation Table,” it is essential to understand the Employment Agreements of the NEOs.

UIL Holdings entered into an employment agreement with Mr. Torgerson, dated January 23, 2006, under which Mr. Torgerson was appointed President of UIL Holdings.  On July 1, 2006, Mr. Torgerson was appointed Chief Executive Officer of UIL Holdings.  Mr. Torgerson’s employment agreement continued in effect until December 31, 2007, whereupon it automatically renewed for a one-year period and will continue to do so annually unless UIL Holdings provides Mr. Torgerson with a 90 day notice of its decision not to renew the agreement.  The employment agreement provides an annual base salary of $525,000, subject to review and possible adjustment by the Board at least annually.  Mr. Torgerson’s annual base salary was $710,000 as of April 8, 2012.  Effective April 1, 2013, Mr. Torgerson’s annual base salary increased to $750,000.  Mr. Torgerson is also entitled to participate in UIL Holdings’ annual short-term and long-term incentive programs.  In addition, during each year in the term of his employment agreement, Mr. Torgerson is entitled to an annual grant of restricted stock to be awarded by the CEDC in an amount equal to that number of shares which results from dividing $78,750 by the fair market value of UIL Holdings common stock on the date of the grant, but limited to no more than 3,333 shares per year.  This annual grant was negotiated when Mr. Torgerson was hired and was intended to be in lieu of a SERP benefit.  Each such grant will vest ratably over a five year period.  On March 23, 2012, the CEDC awarded Mr. Torgerson 2,286 shares of restricted stock pursuant to such provision.  If Mr. Torgerson has an involuntary separation from service (i) by the Company without cause, or (ii) on account of a breach of his employment agreement by the Company, he will be entitled to receive certain severance and additional post-termination benefits, which are more fully described below in the section entitled “Payments Upon Termination or Change in Control.”

UIL Holdings’ direct subsidiary, UI, entered into an employment agreement with Mr. Vallillo, dated January 26, 2004.  The agreement had an original term of two years and, as amended, was automatically renewed for additional one-year periods.  This agreement provided an annual base salary of $292,500, subject to upward revision by the Board at such times as the salary rates of other officers were reviewed by the directors, and subject to downward revision by the Board contemporaneously with any general reduction of the salary rates of other officers, except in the event of a change in control of UIL Holdings.  Mr. Vallillo’s annual base salary was $470,000 as of April 8, 2012.  Mr. Vallillo retired from UIL Holdings on December 31, 2012.  Mr. Vallillo was entitled to participate in UIL Holdings’ annual short-term and long-term incentive programs.  Mr. Vallillo was also eligible for certain enhancements from the UI SERP at his retirement which are described in the notes to the Pension Benefits Table.

UIL Holdings’ direct subsidiary, UI, entered into an employment agreement with Mr. Nicholas, dated March 1, 2005. The agreement had an original term of two years and has been automatically renewed for additional one-year periods. This agreement provides an annual base salary of $227,000, subject to upward revision by the Board at such times as the salary rates of other officers are reviewed by the directors, and subject to downward revision by the Board contemporaneously with any general reduction of the salary rates of other officers, except in the event of a change in control of UIL Holdings.  Mr. Nicholas’ annual base salary was $375,000 as of April 8, 2012.  Effective April 1, 2013, Mr. Nicholas’ annual base salary increased to $415,000. Mr. Nicholas is also entitled to participate in UIL Holdings’ annual short-term and long-term incentive programs. If Mr. Nicholas has an involuntary separation from service (i) by the Company without cause, or (ii) on account of a breach of his employment agreement by the Company, he will be entitled to receive certain severance and additional post-termination benefits, which are more fully described below in the section entitled “Payments Upon Termination or Change in Control.”

UIL Holdings entered into an employment agreement with Ms. Randell, dated February 28, 2007, under which Ms. Randell was appointed Senior Vice President and General Counsel of UIL Holdings.  The agreement had an original term of two years, ending March 25, 2009, and automatically renews for additional one-year periods unless UIL Holdings provides Ms. Randell with a 90 day notice of its decision not to renew the agreement.  This agreement provides an annual base salary of $275,000, subject to review and possible adjustment by the Board at least annually.  Ms. Randell’s annual base salary was $330,000 as of April 8, 2012.  Effective April 1, 2013, Ms. Randell’s annual base salary increased to $350,000.  Ms. Randell is also entitled to participate in UIL Holdings’ annual short-term and long-term incentive programs. In addition, in recognition of the forfeiture by Ms. Randell of certain partnership benefits resulting from her separation from her former law firm, under her employment agreement, Ms. Randell was awarded a one-time grant of shares of restricted stock valued at $150,000 at the date of the grant, which fully vested in March 2012.  If Ms. Randell has an involuntary separation from service (i) by the Company without cause, or (ii) on account of a breach of her employment agreement by the Company, she will be entitled to receive certain severance and additional post-termination benefits, which are more fully described below in the section entitled “Payments Upon Termination or Change in Control.”

UIL Holdings’ direct subsidiary, UI, entered into an employment agreement with Mr. Favuzza, dated July 1, 2005. The agreement had an original term of two years and has been automatically renewed for additional one-year periods.  This agreement provides an annual base salary of $139,100, subject to revision by the Board at such times as the salary rates of other officers are reviewed by the directors.  Mr. Favuzza’s annual base salary was $240,000 as of April 8, 2012.  Effective April 1, 2013, Mr. Favuzza’s annual base salary increased to $260,000.  Mr. Favuzza is also entitled to participate in UIL Holdings’ annual short-term and long-term incentive programs.  If Mr. Favuzza has an involuntary separation from service (i) by the Company without cause, or (ii) on account of a breach of his employment agreement by the Company, he will be entitled to receive certain severance and additional post-termination benefits, which are more fully described below in the section entitled “Payments Upon Termination or Change in Control.”

GRANTS OF PLAN BASED AWARDS TABLE

The following table provides information for each NEO regarding the estimated payouts of the short-term incentives on goals set for 2012, the long-term incentives on goals set for the 2012 – 2014 performance period, as well as the number of restricted shares granted to any NEO.  No stock options were awarded to our NEOs during the year ended December 31, 2012.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Numbers of	All Other Option Awards: Number of	Exercise or	Grant Date Fair Value
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold # of Shares	Target # of Shares	Max # of Shares	Shares of Stock or Units (#)	Securities Underlying Options (#)	Base Price of Option Awards ($/Share)	of Stock and Option Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
James Torgerson - President and CEO	3/23/2012	$266,250	$532,500	$798,750	18,550	37,100	55,650	2,286	-	-	$1,303,750
Anthony Vallillo - Executive Vice President & COO	3/23/2012	$152,750	$305,500	$458,250	8,870	17,740	26,610	-	-	-	$586,000
Richard Nicholas - Executive Vice President and CFO	3/23/2012	$93,750	$187,500	$281,250	5,445	10,890	16,335	-	-	-	$360,000
Linda Randell - Senior Vice President and General Counsel	3/23/2012	$82,500	$165,000	$247,500	4,310	8,620	12,930	-	-	-	$285,000
Steven Favuzza - Vice President and Controller	3/23/2012	$42,000	$84,000	$126,000	1,565	3,130	4,695	-	-	-	$104,000

Grants of Plan Based Awards Table Narrative:

Non-Equity Incentive Plan Awards

The grants made by the CEDC on March 23, 2012, and reflected under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” were made pursuant to the 2008 Stock Plan.  These grants are short-term incentive awards, payable in cash upon the achievement of certain performance criteria described below.  The dollar amounts listed in columns (c), (d) and (e) represent the cash amounts to be paid upon achievement of threshold, target and maximum levels of performance, respectively.

Target annual short-term incentive performance goals were set under the SEICP for the NEOs in February 2012.  In March 2012, incentive targets were expressed as a percentage of base salary.  Performance goals were established to focus the executives’ attention on corporate financial performance, customer satisfaction/reliability, and safety.  These goals are described more extensively in the Compensation Discussion and Analysis section of this proxy statement.

Equity Incentive Plan Awards-- Long-Term Incentive Program

Equity grants made by the CEDC on March 23, 2012, are reflected under “Estimated Future Payouts Under Equity Incentive Plan Awards.”  These grants are long-term incentive awards, payable in shares of UIL Holdings common stock drawn from the 2008 Stock Plan (to the extent possible within the limits of such plan), upon the achievement of certain performance criteria.  Any portion of performance shares that cannot be paid in stock due to applicable plan limits will be paid in cash.  The share amounts listed in columns (f), (g) and (h) represent the numbers of shares of UIL Holdings common stock to be drawn from either the 2008 Stock Plan or, if an award is deferred, the UIL Holdings Corporation Deferred Compensation Plan, upon the achievement of threshold, target and maximum levels of performance, respectively. Details of the long-term equity incentive awards are provided in the Compensation Discussion and Analysis section of this proxy statement.

Other Stock Awards

A grant made by the CEDC on March 23, 2012, to Mr. Torgerson was made pursuant to the 2008 Stock Plan and the terms of his employment agreement, and is reflected under “All Other Stock Awards.”  Mr. Torgerson’s employment agreement calls for an annual award equal to $78,750 divided by the fair market value of UIL Holdings common stock on the date of the grant (vesting ratably over a five-year period).  Such restricted stock is forfeitable to the extent not vested in the event that Mr. Torgerson terminates employment for any reason other than death, disability, retirement or a termination by the Company without cause.  Grants of restricted stock include the right to receive dividend payments after the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table provides information for each NEO regarding: (i) each option to purchase shares of the Company’s common stock that had not been exercised and remained outstanding as of December 31, 2012, and (ii) awards of performance-based shares associated with the Company’s long-term incentive plan and restricted stock that had not vested and remained outstanding as of December 31, 2012.

	Option Awards						Stock Awards
Name	Number of Securitites Underlying Unexercised Options (#) Exercisable	Date Options Vested	Number of Securitites Underlying Unexercised Options (#) Unexercisable	Equity Incenitve Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Numbers of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James Torgerson - President and CEO	-	-	-	-	$-		14,554	$521,179	73,390	$2,628,096
Anthony Vallillo - Executive Vice President & COO	-	-	-	-	$-		-	$-	35,250	$1,262,303
Richard Nicholas - Executive Vice President and CFO	-	-	-	-	$-		3,343	$119,713	20,450	$732,315
Linda Randell - Senior Vice President and General Counsel	-	-	-	-	$-		3,343	$119,713	17,320	$620,229
Steven Favuzza - Vice President and Controller	-	-	-	-	$-		2,126	$76,132	6,430	$230,258

(1)
The outstanding awards listed for Mr. Torgerson represent the unvested portion of: 2,615 shares of restricted stock that vest ratably over a five year period beginning March 24, 2008; 3,333 shares of restricted stock that vest ratably over a five year period beginning March 23, 2009; 2,789 shares of restricted stock that vest ratably over a five year period beginning March 22, 2010; 2,566 shares of restricted stock that vest ratably over a five year period beginning February 28, 2011; 2,286 shares of restricted stock that vest ratably over a five year period beginning March 23, 2012; and 6,687 shares of restricted stock which vest at the end of three years from December 6, 2010.  The outstanding awards listed for Mr. Nicholas, Ms. Randell, and Mr. Favuzza represent a one-time grant of restricted shares made on December 6, 2010, which vest at the end of three years from the grant date.

(2)	Shares are valued using the closing price of UIL Holdings common stock as of December 31, 2012: $35.81.
(3)
Grants made by the CEDC in February 2011 and March 2012, pursuant to the 2008 Stock Plan.  These grants are long-term performance-based incentive awards, payable in shares of UIL Holdings common stock upon the achievement of certain performance criteria.  The share amounts listed represent the number of shares of UIL Holdings common stock to be paid upon the achievement of target levels of performance and are valued using the closing price ($35.81/share) of UIL Holdings common stock as of December 31, 2012.  The performance periods for each grant runs for three years, beginning on January 1, 2011 or 2012, and ending on December 31, 2013 or 2014, respectively.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information for each NEO regarding the exercise of stock options in 2012, and the vesting of long-term performance shares for the 2010 – 2012 performance period and restricted stock in 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise (1) ($)	Number of Shares Acquired Upon Vesting(2) (#)	Value Realized on Vesting (3) ($)
(a)	(b)	(c)	(d)	(e)
James Torgerson - President and Chief Executive Officer	-	$-	30,584	$1,181,735
Anthony Vallillo - Executive Vice President & Chief Operating Officer	-	$-	13,509	$527,121
Richard Nicholas - Executive Vice President and Chief Financial Officer	5,555	$26,082	8,163	$318,520
Linda Randell - Senior Vice President and General Counsel	-	$-	8,016	$309,184
Steven Favuzza - Vice President and Controller	-	$-	3,042	$118,699

(1)
The Value Realized Upon Exercise equals the difference between the option exercise price and the fair market value of the Company’s stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)
Share totals represent performance and restricted shares that vested during 2012 (although they may not have been issued during 2012).  As of December 31, 2012, the NEOs became vested in certain three-year performance share grants that had been awarded in 2010.  The payments under the performance share agreements for those grants were based upon the achievement of net income and total shareholder return measures during the performance period, with 50%, 100% or 150% of the target amount of performance shares being awarded for performance achieved at threshold, target, or maximum levels, respectively.  On February 19, 2013, the CEDC certified that 2010 - 2012 performance goals were achieved at 90% of target.  As a result, these NEOs were determined by the CEDC to be entitled to the following number of shares of UIL Holdings common stock with respect to their long-term performance share awards: Mr. Torgerson – 27,882; Mr. Vallillo – 13,509 shares; Mr. Nicholas – 8,163 shares; Ms. Randell – 7,173 shares; and Mr. Favuzza – 3,042 shares.  In addition, Mr. Torgerson and Ms. Randell also vested in 2,702 and 843 (respectively) previously-granted shares of restricted stock.

(3)	The value realized on vesting is based on the average of the high and low prices of UIL Holdings common stock as of the date the applicable performance or restricted shares vested.

PENSION BENEFITS TABLE

The following table shows the estimated actuarial present value of the accumulated pension benefits for the individuals listed from one or more of the following sources: (i) the UI Pension Plan, a tax-qualified defined benefit pension plan, (ii) the UI SERP, a plan that provides benefits based on compensation in excess of that which can be taken into account under the UI Pension Plan, and (iii) if applicable, supplemental pension provisions contained in the NEO’s employment agreement.  The present value is calculated as of December 31, 2012, based on service and compensation through that date, and is actuarially equivalent to the annual benefits payable as a single life annuity under each such defined benefit pension plan at the earliest age at which a NEO could retire without benefit reduction.  The assumptions in the notes to the table below are consistent with the assumptions provided in the consolidated notes to audited financial statements of the Company for the fiscal year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2012.  Amounts earned under nonqualified defined contribution plans are not reported on the following table, but are reported in the table entitled “Non-qualified Deferred Compensation.”

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits(2) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
James Torgerson - President and Chief Executive Officer(1)	N/A			$-
Anthony Vallillo - Executive Vice President & Chief Operating Officer	UI Pension Plan	44.5	$1,516,398	$-
Anthony Vallillo - Executive Vice President & Chief Operating Officer	UI SERP	44.5	$4,197,114	$-
Richard Nicholas - Executive Vice President and Chief Financial Officer	UI Pension Plan	11.667	$428,826	$-
Richard Nicholas - Executive Vice President and Chief Financial Officer	UI SERP	11.667	$508,957	$-
Linda Randell - Senior Vice President & General Counsel(1)	N/A			$-
Steven Favuzza, - Vice President and Controller	UI Pension Plan	11.417	$452,822	$-
Steven Favuzza, - Vice President and Controller	UI SERP	11.417	$118,153	$-

(1)	Mr. Torgerson and Ms. Randell are not eligible for participation in any Company pension plan.
(2)
Calculations reflect actual form of payment elections for UI SERP benefits; 75% 50J&S annuity/25% lump sum from the UI Pension Plan.  Lump sums are calculated using the 12/31/2012 FASB ASC 715 disclosure assumptions, specifically a 4.25% discount rate for the UI Pension Plan, a 4.00% discount rate for the UI SERP and the lump sum prescribed mortality table.  Annuities are calculated using the 12/31/2012 FASB ASC 715 disclosure assumptions, specifically a 4.25% discount rate for the UI Pension Plan, a 4.00% discount rate for the UI SERP and the 2013 IRS Static Annuitant Mortality Table.

Pension Benefits Table Narrative:

UI Pension Plan

The UI Pension Plan covers eligible employees of UIL Holdings and UI.  The UI Pension Plan was closed to new participants effective as of May 1, 2005 with respect to non-unionized employees hired on or after that date.  As a result, Mr. Torgerson and Ms. Randell, each of whom was hired after such date, are not eligible to participate.  Messrs. Vallillo, Nicholas and Favuzza are participants in the UI Pension Plan.

Retirement benefits under the plan are determined by a fixed formula, based on years of service and the participant’s average annual earnings during the three years during which the person’s earnings were the highest or, if greater, the average of his or her final 36 months of compensation (“Final Average Compensation”). Under the current UI Pension Plan formula, a participant’s annual accrued benefit equals 1.6% multiplied by Final Average Compensation multiplied by Years of Benefit Service up to 30 years.  A participant’s accrued benefit is calculated in the form of a single life annuity beginning at his or her normal retirement date. For purposes of computing UI Pension Plan benefits, “annual earnings” includes total compensation from the Company, as reported on Form W-2 for a calendar year, plus elective deferrals made during a calendar year under the Company’s cafeteria plan and/or the UI KSOP. It excludes any amounts contributed to, or the value of benefits under, any deferred compensation plan, long-term incentive plan, employee benefit or fringe benefit program, any other compensation, and cash-outs of unused vacation payable to non-union employees.

Under the UI Pension Plan, a participant’s “Normal Retirement Age” means his or her 65th birthday or 5th anniversary of participation in the plan, whichever is later. The plan also permits benefits to commence on or after reaching “Early Retirement.”  In order to qualify for early retirement benefits under the plan, a participant must retire after reaching at least age 55 and being credited with 10 years of vesting service.  If a participant is at least age 58, and the sum of his or her age and years of service equals 88 (the “rule of 88”) when he or she retires from active employment with the Company, then pension benefits will not be reduced for early commencement.  Pursuant to the terms of the UI Pension Plan, if a participant retires on or after May 16, 2003, having reached age 55 and before age 58, and the sum of his or her age and years of service equals at least 88, then the participant’s accrued benefit will be reduced by 3% for each full year by which his or her retirement date precedes age 58.  If a participant with 10 years of service retires on or after age 55 and the rule of 88 is not satisfied, then the participant’s accrued benefit will be reduced by 3% for each full year by which his or her retirement precedes his Normal Retirement Date but is on or after age 58, and by an additional 4% per year by which his or her retirement is on or after age 55 and before age 58.  As of December 31, 2012, Messrs. Vallillo, Nicholas and Favuzza were retirement-eligible.  Mr. Vallillo retired on December 31, 2012.

Internal Revenue Code Section 401(a)(17) limits earnings used to calculate qualified plan benefits to $250,000 for 2012.  This limit was used in calculating the qualified plan benefits set forth in the table above.

Company Supplemental Executive Retirement Plan (SERP) Benefits

UIL Holdings’ supplemental retirement benefits come from three possible sources:  (i) the UI SERP; (ii) the NEO’s employment agreement; and (iii) the CIC Plan II.  Under the terms of the UI SERP, Messrs. Vallillo, Nicholas and Favuzza are entitled, upon their retirement, to a benefit equal to the difference between (A) what his annual retirement benefit would be under the UI Pension Plan, expressed as a life annuity commencing at the Participant’s Normal Retirement Date (as defined in the UI Pension Plan), without his compensation being limited by Section 401(a)(17) of the Code, and  (B) what his annual benefit is under the UI Pension Plan with such compensation limit imposed.  In calculating supplemental retirement benefits, short-term incentive compensation is included, but long-term incentive compensation is not.  In addition, under the terms of the employment agreement for Mr. Vallillo, the benefit formula is enhanced from that available under the UI Pension Plan.  Such enhancements consist of an increase in the benefit formula percentage multiplier and a modification to the lump sum calculation methodology.  In 2011, Mr. Vallillo’s employment agreement was amended for purposes of calculating the value of his SERP benefit lump sum form of payment to use either the interest rate in effect on the date of retirement or the applicable interest rate from twelve months earlier, whichever results in a larger present value for Mr. Vallillo.  Finally, under the terms of the CIC Plan II, in the event of a change in control (as defined under the CIC Plan II) followed by the actual or constructive termination of the executive’s employment within 24 months thereafter, Mr. Nicholas is credited with two additional years of service for purposes of computing a non-qualified deferred compensation benefit that is based on the UI Pension Plan formula.  The value of the two additional years of service is calculated as the increase in the lump sum value of the UI Pension Plan and UI SERP benefit.

Under the terms of Mr. Vallillo’s employment agreement, upon his retirement he became entitled to an annual supplemental retirement benefit equal to 2.0% of his average total salary and short term bonus compensation (uncapped by compensation limits contained in Section 401(a)(17) of the Code) over the last 36 months, multiplied by his years of actual service capped at 30 years, minus the annual benefit payable to him under the UI Pension Plan.  At the time of his retirement on December 31, 2012, Mr. Vallillo had over 30 years of actual service with the Company and its affiliates, so his UI SERP benefit, UI Pension Plan benefit and CIC Plan II pension benefit enhancement are calculated imposing the 30 year cap.  Subject to the requirement of a six month delay in payment imposed by Section 409A of the Internal Revenue Code, Mr. Vallillo elected to receive a portion of his benefit in a lump sum that is the actuarial equivalent of an immediate life annuity payable on his retirement and a portion as a 50% joint and survivor pop-up annuity.

Since Mr. Torgerson and Ms. Randell were hired after the UI Pension Plan was amended to exclude newly hired employees from participation, they are also not participants in the UI SERP.  Nor do their employment agreements provide for any supplemental executive retirement benefit.

UI maintains a “rabbi trust” which contains certain insurance policies and other assets, intended to help UI and UIL Holdings satisfy their respective obligations to executives under the UI SERP.  The trust is also intended to assist UIL Holdings in meeting its obligations under the CIC Plan II in the event of a change in control of UIL Holdings.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table provides information about our NEOs’ nonqualified deferred compensation as of December 31, 2012.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
James Torgerson - President and Chief Executive Officer	$1,588,722	$-	$242,401	$-	$5,695,691
Anthony Vallillo - Executive Vice President & Chief Operating Officer	$109,519	$-	$84,536	$(94,401)	$747,593
Richard Nicholas - Executive Vice President and Chief Financial Officer	$151,379	$-	$124,204	$-	$2,161,825
Linda Randell - Senior Vice President & General Counsel	$458,512	$-	$114,659	$-	$1,470,538
Steven Favuzza, - Vice President and Controller	$-	$-	$5,969	$-	$141,179
(1) Amounts shown are included in the Summary Compensation Table.
(2) Deemed investment results.

Nonqualified Deferred Compensation Table Narrative:

Under the UIL Holdings Corporation Deferred Compensation Plan (“DCP”), executives may elect to defer certain elements of compensation.  These elements include up to 85% of base salary and 100% of increases in salary, 100% of short- and long-term incentive payments, and up to 100% of restricted shares and performance shares (deferred in the form of stock units).  Such deferrals are not matched by employer contributions although the Plan does allow for discretionary employer contributions.  Except for those deferrals deemed invested in stock units, participants in the DCP are permitted to direct investments of their elective deferral accounts into ‘deemed’ investments consisting of non-publicly traded mutual funds available through variable insurance products.  The rate of the return on their investments is measured by the actual rate of return of the selected investments, reduced by fund management fees and fund expenses, and no above-market earnings are credited.

With respect to the fiscal year ended December 31, 2012, the deemed investments under the DCP earned the following rates of return:

UIL Holdings Corporation Deferred Compensation Plan
Performance of Investment Choices
Investment Choices	2012 Year-To- Date
Money Market
NVIT Money Market - Class V	0.00%
Short-Term Bond
PIMCO VIT Low Duration - Admin Shares	5.90%
Intermediate-Term Bond
PIMCO VIT Total Return - Admin Shares	9.60%
High Yield Bond
Federated NVIT High Income Bond - Class I	14.60%
Lifestyle
NVIT Inv Dest Conservative - Class 2	5.20%
NVIT Inv Dest Moderately Conservative - Class 2	8.00%
NVIT Inv Dest Moderate - Class 2	10.80%
NVIT Inv Dest Moderately Aggressive - Class 2	13.80%
NVIT Inv Dest Aggressive - Class 2	15.90%
Large Cap Value
T. Rowe Price Equity Income - Class II	16.90%
Large Cap Blend
Dreyfus Stock Index - Initial Shares	15.70%
Large Cap Growth
Oppenheimer Capital Appreciation VA - Non-Service Shares	14.10%
Mid Cap Value
Goldman Sachs VIT Mid Cap Value	18.50%
Mid Cap Blend
NVIT Mid Cap Index - Class I	17.50%
Mid Cap Growth
T. Rowe Price Mid Cap Growth - Class II	13.60%
Small Cap Value
Royce Capital Micro-Cap - Investment Class	7.60%
Small Cap Blend
Dreyfus IP Small Cap Stock Index - Service Shares	15.70%
Small Cap Growth
NVIT Multi-Manager Small Cap Growth - Class I	13.40%
World Stock
Oppenheimer Global Securities VA - Non-Service Shares	21.30%
Foreign Large Growth
American Century VP International - Class I	21.20%
Diversified Emerging Markets
NVIT Emerging Markets - Class I	17.20%
Stock
UIL Holdings Corporate Stock	-1.00%

Important Information about Fund Performance: For Mutual Funds - The historical performance results reported are net of investment management fees (the expense ratio). There is no deduction for sales charges or deferred loads, if any. For Insurance Funds - The historical performance results reported are net of fund expenses, including investment management fees (the expense ratio), and administrative charges where applicable. Results are historical only and are not intended to portray future performance. Actual investment crediting returns will fluctuate. Results are developed from sources believed to be reliable, but accuracy of data cannot be guaranteed. Funds available through variable insurance products are not publicly traded mutual funds. This report does not represent an offer to purchase or sell securities. The timeliness of these monthly historical reports is contingent upon when information is received by MullinTBG.

Footnotes:

A.  Performance returns of the Money Market Fund are neither insured nor guaranteed by the FDIC or any other government agency. Although the Money Market Fund seeks to maintain a Net Asset Value (NAV) of $1.00, the NAV may change (up or down) with the value of the investments in this fund.

Unit prices are obtained from outside sources; MullinTBG cannot guarantee accuracy, completeness or timeliness of this information.

The Investment Category is derived either from Morningstar or the insurance carrier.

©2012 MullinTBG. All Rights Reserved

Deferrals of restricted shares and performance shares are deemed invested in Company stock units as of the date that the shares would otherwise vest. The rate of return of the stock units is determined by reference to the price of UIL Holdings stock.  With the exception of restricted stock units and stock units attributable to vested performance shares, which must remain deemed invested in UIL Holdings stock, participants can change their investment directions with respect to their nonqualified deferred compensation accounts on a daily basis.

At the same time that a DCP participant makes a deferral election with respect to a particular year, he or she must also elect the timing and form of payment from among the options available under the DCP.  These options include distribution in a specific future year as a scheduled ‘in-service withdrawal’ and distribution after employment ends due to retirement, termination or disability.  Unscheduled withdrawals are not permitted; however, ‘hardship’ distributions for unforeseeable emergencies such as sudden or unexpected illness or accident of the participant or his or her dependent or casualty losses are permitted.  Scheduled in-service distributions may commence as soon as three years after the end of the year in which the deferral is effective and, in accordance with the timely election of the participant, may be paid either in a lump sum or in annual installments over a two to five year period from the distribution commencement date.  Distribution upon retirement, termination or disability will be paid in a lump sum if the participant’s account balance is $10,000 or less. If timely elected by the participant and the account balance is over $10,000, distributions may be made in installments over a five, ten or fifteen year period.  The commencement of distributions is subject to a six month delay for key employees in order to comply with Section 409A of the Internal Revenue Code. Any change in an election governing the timing of distributions or form of payment must be filed at least one year prior to the date the distribution would otherwise have commenced, must further delay commencement of the distribution by at least five years, and cannot be given effect until one year after the new ‘change’ election is filed.

The deferrals that participants make under the DCP and earnings thereon are general unsecured obligations of the Company, and DCP participants thus are unsecured creditors of the Company.  The Company has established a “rabbi trust” to help with payment of DCP balances to plan participants, particularly in the event of a change in control of the Company.  In the event of the insolvency or bankruptcy of the Company, any assets in this trust will be marshaled and held for the benefit of the Company’s general creditors.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each NEO’s employment agreement provides for certain severance payments and benefits in the event that he or she has an involuntary separation from service without cause or for Good Reason (including due to a breach of his or her employment agreement by the employer, or upon the non-renewal of the NEO’s employment agreement at the election of the employer).  In addition, in the event of an involuntary separation from service without cause or due to a breach of an employment agreement by the employer within 24 months following a change in control, such NEO is entitled to severance payments and benefits payable under the CIC Plan II.  Each executive is also entitled to certain benefits in the event of termination due to retirement, death or disability.  These payments and benefits are more fully described below.

Termination Benefits for Named Executive Officers

The tables below provide an estimate of the payments that would be made to each of the NEOs under various termination scenarios.  The amounts shown are estimates assuming that such termination was effective as of December 31, 2012.  In the case of Mr. Vallillo, who retired on December 31, 2012, the amounts shown are actual amounts to be paid.  The actual amounts to be paid for the remaining NEOs can only be determined at the time of such individual’s termination of employment from the Company.

James P. Torgerson Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement, Disability or Death	Involuntary Separation from Service without Cause or for Good Reason	For Cause Termination	Involuntary Separation from Service without Cause or for Good Reason within 24 months following CIC
	($)	($)	($)	($)	($)
Severance	$0	$0	$1,242,500	$0	$2,130,000
Annual Incentive	$0	$559,125	$559,125	$0	$559,125
Long-Term Incentive	$0	$3,731,094	$0	$0	$3,731,094
UI SERP	$0	$0	$0	$0	$0
Post-termination Medical and Life Ins.	$0	$0	$20,438	$0	$20,438
Continuation of Other Benefits	$0	$0	$0	$0	$16,500
280G Tax Gross-up	$0	$0	$0	$0	$0

Total:	$0	$4,290,219	$1,822,063	$0	$6,457,157

If Mr. Torgerson had an involuntary separation from service without cause or on account of a breach of his employment agreement by the Company (i.e., for “Good Reason”), as of December 31, 2012, he would have been entitled to the following:  (i) his annual incentive earned for 2012 paid in a lump sum; (ii) lump sum severance equal to the sum of one year of his annual base salary immediately prior to the date of his termination (“Base Salary”) plus one times his target annual short-term incentive compensation calculated as if he had been employed on the last day of the year of his termination (“Annual Incentive Compensation”); and (iii) participation in the Company’s medical and dental plans for the COBRA continuation period on the same basis as if he were an active employee.  In the event the involuntary separation from service was on account of non-renewal of his employment agreement, the lump sum severance payment would have been reduced to be equal to six months of Mr. Torgerson’s Base Salary, and the subsidized medical and dental benefits would not have been provided.  In order to receive severance and other benefits, Mr. Torgerson is required to execute a general release and adhere to the non-compete, confidentiality and non-solicitation provisions in his employment agreement.

If Mr. Torgerson were to have an involuntary separation from service without cause or for Good Reason within two years following a change in control of UIL Holdings, under the CIC Plan II he would be entitled to receive a lump sum severance payment equal to three times his Base Salary, minus his Target Total Remuneration.  (Target Total Remuneration is one times Base Salary plus one times Annual Incentive Compensation, plus the amount of the most recently approved target long-term incentive award.)  In addition, Mr. Torgerson would be entitled to (i) participate in the Company’s medical and dental plans during the COBRA continuation period on the same terms as an active employee; (ii) a lump sum payment (in lieu of continued participation in the other welfare benefit plans of the Company) equal to three times the “welfare benefit supplement” amount (determined by the CEDC, presently $5,500); and (iii) a full gross-up for any excise tax imposed as a result of any excess parachute payment as determined under Section 280G of the Internal Revenue Code.  However, as of December 31, 2012, no excess parachute payment would have existed and, accordingly, no gross-up would have been required.  In order to receive severance and other benefits under the CIC Plan II, Mr. Torgerson is required to execute a general release and adhere to the non-compete, confidentiality and non-solicitation restrictions in his employment agreement.  Also, if Mr. Torgerson were to have an involuntary separation from service without cause or for Good Reason within two years following a change in control of UIL Holdings, under his employment agreement he would be entitled to payments on account of a covenant not to compete equal to one times his Target Total Remuneration, paid out over a twelve month period in equal fixed monthly installments (subject to delay to the extent required under Section 409A of the Internal Revenue Code).

If Mr. Torgerson died, retired, or otherwise terminated his employment due to disability (as defined in his employment agreement), he (or his beneficiary) would be entitled to (i) his annual incentive compensation (pro rated to the date of termination) paid in a lump sum; and (ii) any long-term incentive awards, paid at the end of the performance period (if earned).  If Mr. Torgerson voluntarily terminated his employment (not on account of breach by the Company), he would not be entitled to severance or continued subsidized medical and dental coverage, and would forfeit his annual incentive compensation and long-term incentive awards that were not yet earned.  Under all termination scenarios, Mr. Torgerson (or his beneficiary) would be entitled to receive any accrued vested benefits under the UI KSOP and the DCP, in accordance with their terms.

Anthony J. Vallillo Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement, Disability or Death	Involuntary Separation from Service without Cause or for Good Reason	For Cause Termination	Involuntary Separation from Service without Cause or for Good Reason within 24 months following CIC
	($)	($)	($)	($)	($)
Severance	$0
Annual Incentive	$320,775
Long-Term Incentive	$1,796,387
UI SERP	$4,197,114
Post-termination Medical and Life Ins.	$136,420
Continuation of Other Benefits	$0
280G Tax Gross-up	$0

Total:	$6,450,696

Mr. Vallillo retired on December 31, 2012.  He was entitled to (i) his annual incentive compensation for 2012 paid in a lump sum; and (ii) any long-term incentive awards, paid at the end of the performance period (if earned).  Under the terms of Mr. Vallillo’s employment agreement, he was not entitled to severance or continuation of other benefits.  Mr. Vallillo is eligible to receive his vested accrued benefits under the UI KSOP, the UI Pension Plan, the UI SERP, and the DCP, in accordance with their terms, and retiree medical and life insurance benefits.

Richard J. Nicholas Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement, Disability or Death*	Involuntary Separation from Service without Cause or for Good Reason	For Cause Termination	Involuntary Separation from Service without Cause or for Good Reason within 24 months following CIC
	($)	($)	($)	($)	($)
Severance	$0	$0	$1,125,000	$0	$1,125,000
Annual Incentive	$196,875	$196,875	$196,875	$0	$196,875
Long-Term Incentive	$1,052,972	$1,052,972	$0	$0	$1,052,972
UI SERP / Pension Supplement	$464,174	$464,174	$614,778	$0	$614,778
Post-termination Medical and Life Ins.	$39,108	$39,108	$65,711	$39,108	$65,711
Continuation of Other Benefits	$0	$0	$0	$0	$11,000
280G Tax Gross-up	$0	$0	$0	$0	$0

Total:	$1,753,129	$1,753,129	$2,002,364	$39,108	$3,066,336
*The amount shown for the UI SERP relates only to Disability; the amount payable upon death would have been $399,000.

If Mr. Nicholas had an involuntary separation from service without cause or for Good Reason(including because his employment agreement was not renewed), as of December 31, 2012, Mr. Nicholas would have been entitled to the following: (i) his annual incentive earned for 2012 paid in a lump sum; (ii) lump sum severance equal to (A) two times the sum of his Base Salary plus his Annual Incentive Compensation, minus (B) his Target Total Remuneration; (iii) a supplemental lump sum payment that is actuarially equivalent to the amount by which the value of his accrued benefit under the UI SERP would have increased had he been credited with two (2) additional years of service; (iv) two additional years of service credit for purposes of calculating his benefits payable under the UIL Holdings retiree medical benefit plans, and; (v) participation in the Company’s medical and dental plans for the COBRA continuation period on the same basis as if he were an active employee.  Mr. Nicholas would also be entitled to payments on account of a covenant not to compete equal to one times his Target Total Remuneration, paid out over a twelve month period in equal fixed monthly installments (subject to delay to the extent required under Section 409A of the Internal Revenue Code).  In order to receive severance and other benefits, Mr. Nicholas is required to execute a general release and adhere to the non-compete, confidentiality and non-solicitation provisions in his employment agreement.

If Mr. Nicholas were to have an involuntary separation from service without cause or for Good Reason within two years following a change in control of UIL Holdings, under the CIC Plan II he would be entitled to receive a lump sum severance payment equal to (A) two times the sum of his Base Salary plus his Annual Incentive Compensation, minus (B) his Target Total Remuneration.  In addition, Mr. Nicholas would be entitled to (i) participate in the Company’s medical and dental plans during the COBRA continuation period on the same terms as an active employee; (ii) a lump sum payment equal to two times the “welfare benefit supplement” amount; (iii) a supplemental lump sum payment that is actuarially equivalent to the amount by which the value of his accrued benefit under the UI Pension Plan would have increased had he been credited with two (2) additional years of service; (iv) two additional years of service credit for purposes of calculating his benefits payable under the UIL Holdings retiree medical benefit plans; and (v) a full gross-up for any excise tax imposed as a result of any excess parachute payment as determined under Section 280G of the Internal Revenue Code.  However, as of December 31, 2012, no excess parachute payment would have existed and, accordingly, no gross-up would have been required.  In order to receive severance and other benefits under the CIC Plan II, Mr. Nicholas is required to execute a general release and adhere to the non-compete, confidentiality and non-solicitation restrictions in his employment agreement.  Also, if Mr. Nicholas were to have an involuntary separation from service without cause or for Good Reason within two years following a change in control of UIL Holdings, under his employment agreement he would be entitled to payments on account of a covenant not to compete equal to one times his Target Total Remuneration, paid out over a twelve month period in equal fixed monthly installments (subject to delay to the extent required under Section 409A of the Internal Revenue Code).

If Mr. Nicholas died, retired, or otherwise terminated his employment due to disability (as defined in his employment agreement), he (or his beneficiary) would be entitled to (i) his annual incentive compensation (pro-rated to date of termination) paid in a lump sum; and (ii) any long-term incentive awards, paid at the end of the performance period (if earned).  If Mr. Nicholas voluntarily terminated his employment (not on account of breach by the Company), he would not be entitled to severance or continued subsidized medical and dental coverage, and would forfeit his annual incentive compensation and long-term incentive awards that were not yet earned.  However, Mr. Nicholas has satisfied the age and service requirements for retirement.  Under all termination scenarios, Mr. Nicholas (or his beneficiary) would be eligible to receive his vested accrued benefits under the UI KSOP, the UI Pension Plan and the DCP, in accordance with their terms, and retiree medical and life insurance benefits.  Under all termination scenarios, other than a termination for cause, Mr. Nicholas (or his beneficiary) would be eligible for benefits under the UI SERP, in accordance with the terms of that plan.

The UI SERP and post-termination Medical and Life amounts shown for Mr. Nicholas reflect the total value he is eligible for from those plans including pre and post enhancement provisions as defined above for each scenario.

Linda L. Randell Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement, Disability or Death	Involuntary Separation from Service without Cause or for Good Reason	For Cause Termination	Involuntary Separation from Service without Cause or for Good Reason within 24 months following CIC
	($)	($)	($)	($)	($)
Severance	$0	$0	$495,000	$0	$660,000
Annual Incentive	$0	$173,250	$173,250	$0	$173,250
Long-Term Incentive	$0	$901,961	$0	$0	$901,961
UI SERP	$0	$0	$0	$0	$0
Post-termination Medical and Life Ins.	$0	$0	$10,232	$0	$10,232
Continuation of Other Benefits	$0	$0	$0	$0	$5,500
280G Tax Gross-up	$0	$0	$0	$0	$0

Total:	$0	$1,075,211	$678,482	$0	$1,750,943

If Ms. Randell had an involuntary separation from service without cause or for Good Reason, as of December 31, 2012, she would have been entitled to the following:  (i) her annual incentive earned for 2012 paid in a lump sum; (ii) lump sum severance equal to one year of her Base Salary plus one times her Annual Incentive Compensation; and (iii) participation in the Company’s medical and dental plans for the COBRA continuation period on the same basis as if she were an active employee.  In the event the involuntary separation from service was on account of non-renewal of her employment agreement, the lump sum severance payment would have been reduced to be equal to six months of Ms. Randell’s Base Salary, and the subsidized medical and dental benefits would not have been provided.  In order to receive severance and other benefits, Ms. Randell is required to execute a general release and adhere to the non-compete, confidentiality and non-solicitation provisions in her employment agreement.

If Ms. Randell were to have an involuntary separation from service without cause or for Good Reason within two years following a change in control of UIL Holdings, under the CIC Plan II, she would be entitled to receive a lump sum severance payment equal to two times her Base Salary, minus her Target Total Remuneration.  In addition, Ms. Randell would be entitled to (i) participate in the Company’s medical and dental plans during the COBRA continuation period on the same terms as an active employee, (ii) a lump sum payment equal to one times the “welfare benefit supplement” amount, and (iii) a full gross-up for any excise tax imposed as a result of any excess parachute payment as determined under Section 280G of the Internal Revenue Code.  However, as of December 31, 2012, no excess parachute payment would have existed and, accordingly, no gross-up would have been required.  In order to receive severance and other benefits under the CIC Plan II, Ms. Randell is required to execute a general release and adhere to the non-compete, confidentiality and non-solicitation restrictions in her employment agreement.  Also, if Ms. Randell were to have an involuntary separation from service without cause or for Good Reason within two years following a change in control of UIL Holdings, under her employment agreement she would be entitled to payments on account of a covenant not to compete equal to one times her Target Total Remuneration, paid out over a twelve month period in equal fixed monthly installments (subject to delay to the extent required under Section 409A of the Internal Revenue Code).

If Ms. Randell died, retired, or otherwise terminated her employment due to disability (as defined in her employment agreement), she (or her beneficiary) would be entitled to (i) her annual incentive compensation (pro rated to date of termination) paid in a lump sum, and (ii) any long-term incentive awards, paid at the end of the performance period (if earned).  If Ms. Randell voluntarily terminated her employment (not on account of breach by the Company), she would not be entitled to severance or continued subsidized medical and dental coverage, and would forfeit her annual incentive compensation and long-term incentive awards that were not yet earned.  Under all termination scenarios, Ms. Randell (or her beneficiary) would be entitled to receive her accrued vested benefits under the UI KSOP and the DCP, in accordance with their terms.

Steven P. Favuzza Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement, Disability or Death*	Involuntary Separation from Service without Cause or for Good Reason	For Cause Termination	Involuntary Separation from Service without Cause or for Good Reason within 24 months following CIC
	($)	($)	($)	($)	($)
Severance	$0	$0	$486,000	$0	$486,000
Annual Incentive	$88,200	$88,200	$88,200	$0	$88,200
Long-Term Incentive	$348,524	$348,524	$0	$0	$348,524
UI SERP / Pension Supplement	$109,534	$109,534	$109,534	$0	$109,534
Post-termination Medical and Life Ins.	$49,563	$49,563	$59,828	$39,108	$73,846
Continuation of Other Benefits	$0	$0	$0	$0	$8,250
280G Tax Gross-up	$0	$0	$0	$0	$0

Total:	$595,821	$595,821	$743,562	$39,108	$1,114,354
*The amount shown for the UI SERP relates only to disability; the amount payable upon death would have been $83,000.

If Mr. Favuzza had an involuntary separation from service without cause or for Good Reason (except on account of his employment agreement not being renewed), as of December 31, 2012, Mr. Favuzza would have been entitled to the following: (i) his annual incentive earned for 2012 paid in a lump sum; (ii) lump sum severance equal to the sum of his Base Salary plus his Annual Incentive Compensation (at target); and (iii) participation in the Company’s medical and dental plans during the COBRA continuation period on the same basis as if he were an active employee.  If Mr. Favuzza had an involuntary separation from service for Good Reason on account of his employment agreement not being renewed, as of December 31, 2012, Mr. Favuzza would have been entitled to the following: (i) his annual incentive earned for 2012 paid in a lump sum; and (ii) lump sum severance equal to the sum of six months of his Base Salary.  In order to receive severance and other benefits, Mr. Favuzza is required to execute a general release and adhere to the non-compete and non-solicitation provisions in his employment agreement.

If Mr. Favuzza were to have an involuntary separation from service without cause or for Good Reason within two years following a change in control of UIL Holdings, under the CIC Plan II he would be entitled to receive a lump sum severance payment equal to one and a half times the sum of his Base Salary plus his Annual Incentive Compensation (at target).  In addition, Mr. Favuzza would be entitled to (i) participate in the Company’s medical and dental plans during the COBRA continuation period on the same terms as an active employee; (ii) a lump sum payment equal to one and one-half (1.5) times the “welfare benefit supplement” amount; and (iii) one and one-half (1.5) additional years of service credit for purposes of calculating his benefits payable under the UIL Holdings retiree medical benefit plan.  Notwithstanding the foregoing, if any portion of the payments that Mr. Favuzza has the right to receive would constitute excess parachute payments as determined under Section 280G of the Internal Revenue Code, the amount of the lump sum severance would be reduced to the largest amount that will result in no excise tax being imposed under Section 4999 of the Internal Revenue Code.  In order to receive severance and other benefits under the CIC Plan II, Mr. Favuzza is required to execute a general release and not violate non-compete, confidentiality and conduct restrictions.

If Mr. Favuzza died, retired, or terminated due to disability (as defined in his employment agreement), he (or his beneficiary) would be entitled to (i) his annual incentive compensation (pro rated to date of termination) paid in a lump sum; and (ii) any long-term incentive awards, paid at the end of the performance period (if earned).  Under the terms of Mr. Favuzza’s  employment agreement, if he were to voluntarily terminate employment (not on account of breach by the Company), he would not be entitled to severance or continued subsidized medical and dental coverage, and would forfeit his annual incentive compensation and long-term incentive awards that were not yet earned.  However, Mr. Favuzza has satisfied the age and service requirements for retirement.  Under all termination scenarios, Mr. Favuzza (or his beneficiary) would be eligible to receive his vested accrued benefits under the UI KSOP, the UI Pension Plan and the DCP, in accordance with their terms, and retiree medical and life insurance benefits.  Under all termination scenarios, other than a termination for Cause, Mr. Favuzza (or his beneficiary) would be eligible for benefits under the UI SERP, in accordance with the terms of that plan.

The UI SERP and post-termination Medical and Life amounts shown for Mr. Favuzza reflect the total value he is eligible for from those plans including pre and post enhancement provisions as defined above for each scenario.

Non-competition and Non-solicitation Covenants

All the NEOs are bound by non-competition and non-solicitation covenants for a period of twelve months from termination.  In order to receive severance payments and other benefits upon a termination without cause, or termination following a change in control, the executive is required to comply with a provision that prohibits the executive for twelve months from (i) becoming employed by, entering into a consulting arrangement with or otherwise performing services for a competitor; (ii) diverting business, directly or indirectly, from the Company or any affiliate, or interfering with customer or supply relationships; or (iii) attempting to interfere with the Company’s relationships with its employees. The definition of a “competitor” is tailored to the particular business of the executive’s direct employer (e.g., UIL Holdings, UI).  Further, the NEO is required to maintain the confidentiality of the Company’s methods of doing business, marketing and strategic business plans, customer lists and the like.  These provisions survive the termination of the NEO’s employment agreement.  A breach will result in the forfeiture of any termination or change-of-control payments or benefits then still owing to the NEO, and the Company expressly reserves the right to seek injunctive relief.

EQUITY COMPENSATION PLAN INFORMATION (1)
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans [Excluding Securities Reflected in Column (a)] (c)

Equity Compensation Plans Approved by Security Holders	710,694 (2)	$0.10 (3)	215,653 (4)

Equity Compensation Plans Not Approved by Security Holders	None	–	–

Total	710,694 (2)	$0.10 (3)	215,653 (4)

(1)	Information is as of December 31, 2012.
(2)
Includes 3,333 which were issued subsequent to December 31, 2012 upon exercise of outstanding options, which included reload rights that were not utilized,  283,599 shares of deferred restricted stock and performance shares, and 423,762 performance shares to be issued upon satisfaction of applicable performance and service requirements.

(3)
The weighted average exercise price relates to outstanding and deferred performance shares, deferred restricted stock and outstanding options.  The weighted average exercise prices applicable to outstanding options, warrants and rights with an exercise price was $21.68.

(4)	These shares remain available under the 2008 Stock Plan and can be used for all awards allowed under the plan including restricted stock, restricted stock units and performance shares.

DIRECTOR COMPENSATION

The following table details the total compensation of the Company’s non-employee directors for the year ended December 31, 2012.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Thelma R. Albright	$46,000	$93,000					$139,000
Arnold L. Chase	$40,750	$93,000					$133,750
Betsy Henley-Cohn	$47,250	$93,000					$140,250
Suedeen G. Kelly	$44,250	$93,000					$137,250
John L. Lahey	$66,996	$133,000					$199,996
Daniel J. Miglio	$47,750	$93,000					$140,750
William F. Murdy	$51,500	$93,000					$144,500
Donald R. Shassian	$51,500	$93,000					$144,500

“Fees Earned or Paid in Cash” (column (b)) include an annual retainer fee and committee chair and meeting fees.
“Stock Awards” (column (c)) amounts reflect the grant date fair value of the 2012 equity grants made in May 2012.

Directors who are employees of UIL Holdings or its subsidiaries receive no compensation for their service as directors and are compensated in accordance with UIL Holdings’ executive compensation policy and objectives. UIL Holdings’ policy and objectives in establishing director compensation are to provide overall compensation that is designed to pay directors fairly for the time and work required for a director of a company of UIL Holdings’ size and scope, and align directors’ interests with the long-term interests of shareowners.  The director compensation structure is discussed in detail in the following paragraphs.

Director compensation has two components: a cash component and an equity component.  Non-employee directors, other than the Non-Executive Chair of the Board, are compensated with an annual retainer fee of $21,000 (paid in the form of four equal quarterly payments of $5,250); meeting fees of $1,250 for each meeting of the Board  and each meeting of a committee of the Board attended by the committee member; and an annual equity grant of restricted stock in May valued at $93,000 on the date of grant.  The chair fee for the Audit Committee is $12,500.  The chair fee for the CEDC is $10,000 and the chair fee for the other Board committees is $5,000.  Mr. Lahey receives $200,000 as Non-Executive Chair, payable in cash of $67,000 and equity valued at $133,000 on the date of grant.  The cash portion of the Non-Executive Chair’s compensation is pro-rated and paid monthly.  The Non-Executive Chair is not paid additional meeting fees or a fee for chairing the Executive Committee.

In May 2012, equity grants of restricted stock valued at $93,000 were made to each non-employee director, other than the Non-Executive Chair.  This resulted in the grant of 2,783 shares of restricted stock to each non-employee director.   Also in May 2012, an equity grant of restricted stock valued at $133,000 was made to the Non-Executive Chair.  This resulted in the grant of 3,980 shares of restricted stock.

The 2012 equity grants were made under the 2008 Stock Plan.  Grants of restricted stock include the right to receive dividend payments after the date of grant.  Directors had the option to defer receipt of these shares, in which case such director received a credit to his or her restricted stock units in the DCP.  If the director did not timely defer receipt of the restricted shares, then the shares granted in May 2012 will vest on May 14, 2013, the date of the 2013 annual shareowners meeting (or earlier, upon the director’s death, disability, retirement or termination with the consent of the Company). The Company does not provide pension benefits to non-employee directors, and does not provide above market earnings on any compensation deferred by directors.  Non-employee directors are provided travel/accident insurance coverage in the amount of $200,000.

UIL Holdings Corporation Non-Employee Directors Common Stock and Deferred Compensation Plan

The Company also maintains the UIL Holdings Corporation Non-Employee Directors Common Stock and Deferred Compensation Plan (the “Director Plan”).  The purpose of the Director Plan is to allow non-employee directors to defer the payment of fees for service as a director and to provide a mechanism for payment of such director compensation in shares of UIL Holdings common stock. Under the Director Plan, a non-employee director may elect to defer receipt of all or part of (i) his or her retainer fee, (ii) his or her committee chair fees, and/or (iii) his or her meeting fees.  All amounts deferred are credited when payable, at the director’s election, to either the director’s cash account or to the director’s stock account (in a number of whole and fractional stock units based on the market value of UIL Holdings common stock on the date the fee is payable) in the Director Plan.  The cash accounts accrue interest at the Citibank, N.A. prime rate in effect at the beginning of each month.  The stock accounts are credited from time to time with additional stock units that correspond to the cash dividend equivalents that would have been paid on the shares of UIL Holdings common stock represented by the stock units in each account.  All amounts credited to a non-employee director’s cash account or stock account in the Director Plan are at all times fully vested and non-forfeitable, and are payable only upon termination of such director’s service on the Board of Directors.  At that time, the cash account is payable in cash and the stock account is payable in an equivalent number of shares of UIL Holdings common stock.

The table below represents outstanding restricted stock shares and option awards held by the non-employee directors as of December 31, 2012.  It does not include other shares owned by the non-employee directors free of restrictions. A complete listing of equity ownership can be found in the Stock Ownership of Directors and Officers section of this proxy.

Director’s Name	Restricted Stock	Options
Thelma R. Albright	35,377	-
Arnold L. Chase	6,077	-
Betsy Henley-Cohn	6,077	-
Suedeen G. Kelly	2,850	-
John L. Lahey	39,293	-
Daniel J. Miglio	6,077	-
William F. Murdy	35,377	-
Donald R. Shassian	6,077	-

[THIS PAGE INTENTIONALLY LEFT BLANK]

BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE*

The Audit Committee of the Board of Directors (the “Audit Committee”) is responsible for providing independent, objective oversight of UIL Holdings’ accounting functions and internal controls.  The Audit Committee is comprised of a minimum of three independent directors, and acts under a written charter.    The Audit Committee Charter meets the current requirements of the Securities and Exchange Commission and The New York Stock Exchange and is posted on the Company’s website, www.uil.com.

UIL Holdings’ management, including its internal audit staff, is responsible for UIL Holdings’ internal financial controls and the financial reporting process.  UIL Holdings’ independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of UIL Holdings’ consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee’s meetings are structured and conducted to facilitate and encourage open communications among the Audit Committee members, between the Audit Committee and UIL Holdings’ internal audit staff, between the Audit Committee and PricewaterhouseCoopers LLP, and between the Audit Committee and UIL Holdings’ executive management.  During these meetings, the Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the quarterly financial statements included in quarterly reports on Form 10-Q filed with the Securities and Exchange Commission during the year ended December 31, 2012, and audited financial statements for the year ended December 31, 2012.  Discussions with PricewaterhouseCoopers LLP have also included the matters required to be discussed by Public Company Accounting Oversight Board AU 380 (Communications with Audit Committees).  PricewaterhouseCoopers LLP has also provided to the Audit Committee the written disclosures required by the Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee has discussed with PricewaterhouseCoopers LLP that firm’s independence.

The Audit Committee Charter authorizes a policy whereby if additional audit service is necessary from our independent registered public accounting firm, and the timing is such that it should be undertaken before the next Audit Committee meeting, and the aggregate dollar amount for the year is less than one hundred thousand dollars, approval will be sought from the Audit Committee Chair before any engagement commences.  If approved by the Audit Committee Chair, the full Audit Committee will be notified of the engagement at the next regularly scheduled Audit Committee meeting.  In 2012, the Audit Committee approved all of the services in advance for which PricewaterhouseCoopers LLP billed UIL Holdings.

Based on its reviews and discussions with UIL Holdings’ management, including its internal audit staff, and with PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors that UIL Holdings’ audited financial statements for the year ended December 31, 2012, be approved and included in UIL Holdings’ Annual Report on Form 10-K filed with the Securities and Exchange Commission.  The Audit Committee has also selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, which is being presented to shareowners for ratification at the Annual Meeting of the Shareowners.

Submitted by:

Donald R. Shassian (Chair)
Thelma R. Albright
Betsy Henley-Cohn
William F. Murdy

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

For the years ended December 31, 2012 and December 31, 2011, UIL Holdings paid PricewaterhouseCoopers LLP the following fees for services rendered:

	2012	2011
Audit Fees and Expenses	$1,340,000	$1,380,000
Tax Fees	213,190	50,165
All Other Fees	1,818	1,818
Total Fees and Expenses	$1,550,008	$1,431,983

Audit Fees and Expenses

UIL Holdings audit fees relate to the audit of UIL Holdings’ annual financial statements for the years ended December 31, 2012 and 2011 and for review of the quarterly financial statements included in UIL Holdings’ Quarterly Reports on Form 10-Q for the same periods.  Audit Fees and Expenses also include the audits of UI, Connecticut Natural Gas Corporation (“CNG”), The Southern Connecticut Gas Company (“SCG”) and The Berkshire Gas Company (“Berkshire”) annual financial statements for the years ended December 31, 2012 and 2011.  It also includes work performed to attest and report on the Sarbanes-Oxley Act of 2002, Section 404, in accordance with the Public Company Accounting Oversight Board Auditing Standard.  For 2012, Audit Fees and Expenses include procedures to prepare comfort letters in connection with UI’s January 2012 private placement offering.  For 2011, Audit Fees and Expenses include procedures to prepare comfort letters in connection with SCG’s August 2011 private placement offering.

Tax Fees

Fees in 2012 are primarily for services performed by PricewaterhouseCoopers LLP associated with an updated study on the deductibility of repairs and maintenance costs for the years 1986 through 1999 and a cost segregation study for UI’s newly constructed central facility in Orange, Connecticut.  Included in the “Tax Fees” category for 2011 are services performed in connection with the Transaction Costs Analysis project which assessed the tax deductibility of certain transaction costs related to the November 2010 acquisition by UIL Holdings, of CNG, SCG and Berkshire.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee must review and pre-approve any audit and non-audit services and relationships with PricewaterhouseCoopers LLP, our independent registered public accounting firm, consistent with procedures adopted by the Audit Committee, which must be in compliance with applicable law, regulations, and rules of The New York Stock Exchange.  In conducting reviews of audit and non-audit services, the Audit Committee will determine whether the provision of such services would impair PricewaterhouseCoopers LLP’s independence and will only pre-approve services that it believes will not impair PricewaterhouseCoopers LLP’s independence.  The Chair of the Audit Committee may pre-approve specific services, subject to limitation, and advise the full Audit Committee of such approval at the next regularly scheduled Audit Committee meeting.  All services rendered by PricewaterhouseCoopers LLP in 2011 and 2012 were pre-approved pursuant to this process.

PROPOSAL NO. 2 – RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors, at a meeting held on February 14, 2013, voted to employ the firm of PricewaterhouseCoopers LLP to perform an audit of the books and affairs of UIL Holdings for the fiscal year 2013.  One or more representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to answer questions that may be asked by shareowners.

Shareowner ratification of the selection of PricewaterhouseCoopers LLP as UIL Holdings’ independent registered public accounting firm is not required by UIL Holdings’ bylaws or otherwise.  However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the shareowners for ratification as a matter of good corporate practice.  If the shareowners fail to ratify the selection, the Audit Committee will reconsider its selection.  The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of UIL Holdings and its shareowners.

Vote Required for Approval

Under Connecticut law and UIL Holdings’ bylaws, assuming that a quorum is present at the meeting, the Audit Committee’s selection of PricewaterhouseCoopers LLP as UIL Holdings’ independent registered public accounting firm will be ratified if the votes cast in favor of this action exceed the votes cast against it.  Proxies marked to abstain from voting with respect to this action will not have the legal effect of voting against it.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3 – NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Company seeks a non-binding advisory vote on executive compensation.  The Compensation Discussion and Analysis section of this proxy statement and the accompanying tables and narrative on pages 16 to 45 of this proxy statement provide a comprehensive review of our named executive officer compensation objectives, program and rationale.  We encourage you to read this disclosure before voting on this proposal.

Our compensation philosophy is to offer our executives a total compensation package that is equal to or near the median (middle) of the comparable market levels for their positions and is designed to reward achievement of specific, challenging goals that we have tied to our business strategy.  To that end, the majority of each executive’s compensation is “at risk” and can vary with the Company’s short- and long-term financial performance to encourage superior performance and business achievement.  We achieve this through a mix of base salary, performance-based annual short-term and long-term incentives and benefits and perquisites.

It is our goal to adhere to current best practices with regard to performance-based pay in order to align our executives’ total compensation with the performance of the Company.  We believe that the mix of the elements of our compensation program as described in the Compensation Discussion and Analysis effectively achieves our objectives without encouraging executives to take unnecessary and excessive risks.

For the reasons stated above, we are requesting your non-binding approval of the following resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 16 to 45 of this Proxy Statement, is approved on an advisory basis.”

Because your vote is advisory, it will be non-binding on the Company and the Board, and will not be construed as overruling a decision by the Company or the Board.  Your vote will not create or imply any change to the Board’s fiduciary duties or create or imply any additional fiduciary duties for the Company or the Board.  However, we value the opinions that our shareowners express in their votes, and the Board plans to consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

THE BOARD RECOMMENDS THAT SHAREOWNERS VOTE FOR THE NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4 – APPROVAL OF UIL HOLDINGS CORPORATION AMENDED AND RESTATED 2008 STOCK AND INCENTIVE COMPENSATION PLAN

Introduction

At the Annual Meeting, shareowners will be asked to approve the Amended and Restated 2008 Stock and Incentive Compensation Plan (the “Amended and Restated 2008 Plan”), which was approved by the Board of Directors on March 26, 2013, upon the recommendation of its Compensation and Executive Development Committee (“CEDC”).  The Amended and Restated 2008 Plan, if approved by shareowners, amends the UIL Holdings Corporation 2008 Incentive Stock Plan (the “2008 Plan”), which was approved by shareowners at the annual meeting of shareowners held on May 14, 2008.

The following is a summary of the significant revisions contained in the Amended and Restated 2008 Plan:

●	Available Shares: An additional 1,300,000 shares will be reserved for delivery to participants under the Amended and Restated 2008 Plan.

●
Per-Person Award Limitations:  In the case of non-employee directors, the applicable Annual Limit will be 25,000 shares for share-denominated Awards, with the exception of a non-executive Chairman of the Board, whose Annual Limit will be 50,000 shares.

●	No Personal Loans or Reloads: No Award may provide for a personal loan to a participant and no Award may provide for automatic “reload” grants of additional Awards.

●
Clawback Provisions:  Express requirement that clawback and recoupment provisions required under the Dodd-Frank Wall Street Reform and Consumer Protection Act shall apply to Awards under the Amended and Restated 2008 Plan.

●
Business Criteria for Performance Based Awards:  The “operating performance metric” will include “electric and gas system reliability for bulk and distribution systems, safety, compliance and managing enterprise risk.”

●
Restriction on ability to modify the number of shares payable under performance based awards: The CEDC will not have the discretion to reduce or increase the amounts payable in the case of performance awards denominated in shares unless discretion is expressly reserved at the time the award is granted.

●
Exercise Price of Options: Substitute awards granted in connection with an acquisition may be granted with an exercise price other than at fair market value so long as such substitute award does not enlarge the aggregate intrinsic value of the original award as of the acquisition date

●
Restrictions on Dividend Equivalents:  Dividend Equivalents will not be credited or payable in connection with Options or SARs for any periods prior to the valid exercise of the Option or SAR (except for authorized Adjustments) and Dividend Equivalents will be forfeitable to the extent the related performance award is forfeitable upon failure to achieve the applicable performance conditions.

●
Termination of Options and SARs upon a Merger:  If shareowners receive only cash in exchange for all of their Stock in connection with a merger, each Option or SAR may be terminated upon a payment of the cash consideration per share of Stock paid to shareowners, less any exercise or base price.

●
Share Counting Rules:  The full number of underlying shares shall be deemed delivered upon the exercise of an option or SAR regardless of whether (i) any shares were withheld in payment of the exercise price or withholding taxes, (ii) a fewer number of shares were delivered than the full number underlying the award or (iii) any proceeds to the Company are used to purchase shares.

●
Administration:  The CEDC has the authority to specify retention requirements applicable to shares delivered in connection with Awards. In addition, the CEDC has the authority to ensure compliance with regulatory requirements or to promote effective governance.

The Amended and Restated 2008 Plan is designed to enable UIL Holdings to:

●	Attract, retain, motivate and reward outstanding managerial employees and directors.

●	Provide equitable and competitive compensation opportunities.

●	Recognize individual contributions and reward achievement of Company goals.

●	Promote creation of long-term value for shareowners by closely aligning the interests of participants with the interests of shareowners.

The Board and the CEDC believe that awards linked to common stock and awards with terms tied to UIL Holdings’ performance can provide incentives for the achievement of important performance objectives and promote the Company’s long-term success and they view the Amended and Restated 2008 Plan as a key element of the Company’s overall compensation program.

The Company is seeking approval for shares in addition to the number remaining available under the 2008 plan so that the Amended and Restated 2008 Plan can meet the Company’s needs for approximately five years.

Information on the total number of shares available under the Company’s existing equity compensation plans and subject to outstanding options as of the end of the last fiscal year is presented under the caption, “EQUITY COMPENSATION PLAN INFORMATION” elsewhere in this Proxy Statement. Based on our equity award plans in effect and outstanding awards at March 26, 2013, if shareowners approve the Amended and Restated 2008 Plan, the total number of shares subject to outstanding awards and available for future awards under the Amended and Restated 2008 Plan and other continuing equity compensation plans would be as follows:

Shares subject to outstanding awards(1)	808,635
Shares to be available for future equity awards, including under the 2008 Plan	57,668
Shares to be available for future equity awards, including under the proposed Amended and Restated 2008 Plan	1,300,000

Total shares	2,166,303

Percentage of outstanding shares*	4.3%

*
Shares outstanding includes all 50,698,899 shares of UIL Holdings common stock outstanding as of March 26, 2013 and does not include issuance of unissued shares reserved for outstanding or future awards under the existing plans and the proposed Amended and Restated 2008 Plan.

(1)	Includes 493,722 performance shares to be issued upon satisfaction of applicable performance and service requirements, and 314,913 deferred shares of restricted stock and performance shares.

The Amended and Restated 2008 Plan would make 1,300,000 new shares of common stock available for equity awards, representing approximately 2.6% of the shares outstanding at March 26, 2013. As stated above, the Amended and Restated 2008 Plan would amend the current 2008 Plan, and therefore 57,668 shares that are available for grant under the 2008 Plan as of March 26, 2013 would remain available under the Amended and Restated 2008 Plan.

 Overview of the Amended and Restated 2008 Plan Awards

As with the 2008 Plan, the Amended and Restated 2008 Plan authorizes a broad range of awards, including:

●	stock options;

●	stock appreciation rights (“SARs”);

●	stock, including awards providing for the delivery of shares at a future date;

●	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

●	other awards based on common stock;

●	dividend equivalents;

●	performance shares or other stock-based performance awards;

●	cash-based performance awards tied to achievement of specific performance objectives;

●	shares issuable in lieu of rights to cash compensation.

Although the CEDC has discretion to make awards in various forms, in recent years under the 2008 Plan most equity awards have been in the form of restricted stock and performance shares. At present, it is anticipated that this would continue with respect to awards under the Amended and Restated 2008 Plan.

Reasons for Shareowner Approval

The Board seeks approval of the Amended and Restated 2008 Plan by shareowners in order to meet requirements of the NYSE requiring shareowner approval of any material amendment to plans such as the 2008 Plan and to satisfy requirements of tax law to help preserve the Company’s ability to claim tax deductions for compensation to executive officers. In addition, the Board regards shareowner approval of the Amended and Restated 2008 Plan as desirable and consistent with corporate governance best practices.

Internal Revenue Code Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the principal executive officer and the three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the principal financial officer (generally referred to as the “named executive officers”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. For purposes of Section 162(m), approval of the Amended and Restated 2008 Plan will be deemed to include approval of the general business criteria upon which performance objectives for awards are based, described below under the captions, “Performance Awards” and “Annual Incentive Awards.”  Shareowner approval of general business criteria that will be used to set specific performance goals will permit qualification of incentive awards for full tax deductibility for a period of approximately five years under Section 162(m). Shareowner approval of the performance goal inherent in stock options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m).

In addition, shareowner approval will permit designated stock options to qualify as incentive stock options under the Internal Revenue Code for a period of ten years. Such qualification can give the holder of the options more favorable tax treatment, as explained below.

Restriction on Repricing and Loans

As with the 2008 Plan and consistent with the requirements of the NYSE, the Amended and Restated 2008 Plan includes a restriction providing that, without shareowner approval, the CEDC will not amend or replace options or SARs previously granted under the Amended and Restated 2008 Plan in a transaction that constitutes a “repricing.” For this purpose, a “repricing” is defined as amending the terms of an option or SAR after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, or canceling an option at a time when its strike price is equal to or greater than the fair market value of the underlying stock in exchange for another option, SAR, restricted stock, other equity or a cash payment, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option or SAR to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

As amended, the Amended and Restated 2008 Plan provides that no Award may provide for a personal loan to a participant and that no Award may provide for automatic “reload” grants of additional Awards.

 Description of the Amended and Restated 2008 Plan

The following is a brief description of the material features of the Amended and Restated 2008 Plan.  This description, including information summarized above, is qualified in its entirety by reference to the full text of the proposed Amended and Restated 2008 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Shares Available under the Amended and Restated 2008 Plan. If the Amended and Restated 2008 Plan is approved by our shareowners, approximately 1,850,000 shares will be reserved for delivery to participants, of which 550,000 was approved upon the adoption of the 2008 Plan and 1,300,000 will be added upon the approval of the Amended and Restated 2008 Plan.  The shares reserved may be used for any type of award under the Amended and Restated 2008 Plan.

Only the number of shares actually delivered to participants in connection with an award after all restrictions have lapsed will be counted against the number of shares reserved under the Amended and Restated 2008 Plan. Thus, shares will remain available for new awards if an award expires, is forfeited, or is settled in cash, if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award, if fewer shares are delivered upon exercise of a SAR than the number of shares covered by the SAR, or if shares that had been issued as restricted stock are forfeited. Under the Amended and Restated 2008 Plan, awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the Amended and Restated 2008 Plan so long as the CEDC ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the Amended and Restated 2008 Plan.  Notwithstanding the foregoing and as amended under the Amended and Restated 2008 Plan, the full number of underlying shares shall be deemed delivered upon the exercise of an option or SAR regardless of whether (i) any shares were withheld in payment of the exercise price or withholding taxes, (ii) a fewer number of shares were delivered than the full number underlying the award or (iii) any proceeds to the Company are used to purchase shares.  Shares delivered under the Amended and Restated 2008 Plan shall be drawn from the available number of authorized but unissued shares of UIL Holdings common stock.

Per-Person Award Limitations. The Amended and Restated 2008 Plan includes a limitation on the amount of awards that may be granted to any one participant in a given year. Under this annual per-person limitation, no participant may in any year be granted share-denominated awards under the Amended and Restated 2008 Plan relating to more than his or her “Annual Limit.” The Annual Limit equals 250,000 shares plus the amount of the participant’s unused Annual Limit relating to share-based awards as of the close of the previous year, subject to adjustment for stock splits and other extraordinary corporate events. In the case of cash-denominated awards, the Amended and Restated 2008 Plan limits performance awards that may be earned by a participant to the participant’s defined Annual Limit, which for this purpose equals $5 million plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year. The per-person limit for cash-denominated performance awards does not operate to limit the amount of share-based awards, and vice versa. The amount of unused Annual Limit carried forward is the amount by which the Annual Limit exceeded the maximum potential award that could be earned; the failure to earn the maximum potential award does not increase this carry-forward amount. These limits apply only to awards under the Amended and Restated 2008 Plan, and do not limit the Company’s ability to enter into compensation arrangements outside of the Amended and Restated 2008 Plan.  As amended, the Amended and Restated 2008 Plan provides that in the case of a non-employee director, the applicable Annual Limit is 25,000 shares for share-denominated Awards, except that for a non-executive Chairman of the Board, the applicable Annual Limit is 50,000 shares.

Adjustments. Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of an extraordinary dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction, equity restructuring as defined under applicable accounting rules, or other similar event affecting UIL Holdings’ common stock. The CEDC is also obligated to adjust outstanding awards upon the occurrence of these types of events, including any event that would constitute an “equity restructuring” under FAS 123R, “Accounting for Share-Based Payments,” to preserve, without enlarging, the rights of Plan participants with respect to such awards. The CEDC may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as “performance-based” generally must conform to requirements imposed by Code Section 162(m).

Eligibility.  As with the 2008 Plan, executive officers and other employees of UIL Holdings and its subsidiaries, and non-employee directors are eligible to be granted awards under the Amended and Restated 2008 Plan. In addition, any person who has been offered employment by the Company may be granted awards, but such prospective grantee may not receive any payment or exercise any right relating to the award until he or she has commenced employment.  Awards currently outstanding under the 2008 Plan are held by a total of 20 persons as of March 25, 2013.

 Administration. The Amended and Restated 2008 Plan is administered by the CEDC, except that the Board will perform the functions of the CEDC for purposes of granting awards to non-employee directors, in accordance with the recommendations of the Corporate Governance and Nominating Committee of the Board of Directors. (References to the “CEDC” here mean the Compensation and Executive Development Committee or the full Board exercising authority with respect to a given award.) Subject to the terms and conditions of the Amended and Restated 2008 Plan, the CEDC is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify the dates on which the risk of forfeiture or deferral period relating to awards will lapse or terminate, including the acceleration of any such dates (including upon a change in control), specify the dates on which awards will be exercisable or settled, specify any performance conditions that may be required as a condition to awards being earned, vested, exercisable or settled, specify whether awards may be electively deferred, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2008 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2008 Plan.  As amended, the Amended and Restated 2008 Plan also provides that the CEDC has the authority to specify retention requirements applicable to shares delivered in connection with Awards.

Nothing in the Amended and Restated 2008 Plan precludes the CEDC from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the Plan. The Amended and Restated 2008 Plan authorizes the CEDC to delegate authority to executive officers to the extent permitted by applicable law, but such delegation will not authorize grants of awards to executive officers. As amended, the Amended and Restated 2008 Plan provides that the CEDC has the authority to act (with members of the CEDC abstaining or recusing themselves as needed) to ensure compliance with regulatory requirements or to promote effective governance.  The Amended and Restated 2008 Plan provides that members of the CEDC and the Board and others acting in the administration of the Amended and Restated 2008 Plan will not be personally liable, and will be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Amended and Restated 2008 Plan.

Stock Options and SARs. The CEDC is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The exercise price per share of stock purchasable under a stock option shall not be less than the fair market value of a share of stock on the grant date.  As amended under the Amended and Restated 2008 Plan, substitute awards granted in connection with an acquisition may be granted with an exercise price other than at fair market value so long as such substitute award does not enlarge the aggregate intrinsic value of the original award as of the acquisition date.  The CEDC may also grant SARs, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price.” The CEDC determines the exercise price of an option and the base price of a SAR, but generally these may not be less than the fair market value of the shares on the date of grant except as described under “Other Terms of Awards.”  The maximum term of each option or SAR will be ten years. Subject to this limit, the CEDC may fix the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options and SARs (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the CEDC may determine. This may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense. The CEDC also is permitted to establish procedures for broker-assisted cashless exercises. The CEDC will determine methods of exercise and settlement and other terms of SARs. SARs may be exercisable for shares or for cash, as determined by the CEDC.

Stock. The CEDC is authorized to grant awards of stock, including awards which provide that stock will be issued and delivered at a future date, including, but not limited to, awards of performance shares and awards of stock, performance shares and restricted stock which may be deferred in the form of stock units pursuant to the terms of the UIL Holdings Deferred Compensation Plan or other deferred compensation plan or arrangement. Such awards may be subject to restrictions on transferability, dividend equivalents and deferral, a risk of forfeiture, and other conditions and restrictions, if any, as the CEDC may impose.

Restricted Stock/Restricted Stock Units. The CEDC is authorized to grant restricted stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The CEDC will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a shareowner of UIL Holdings, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the CEDC. If so permitted by the terms of an award, restricted stock awards may be electively deferred (in the form of stock units).

Prior to settlement, deferred restricted stock units carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or non-forfeitable) will be paid or accrue if authorized by the CEDC.

 Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The Amended and Restated 2008 Plan authorizes the CEDC to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to UIL Holdings common stock. The CEDC will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the CEDC is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under the Amended and Restated 2008 Plan or other plans or compensatory arrangements, subject to such terms as the CEDC may specify.

Performance-Based Awards. The CEDC may grant performance awards, which may be awards of a specified cash amount or may be share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the CEDC. If so determined by the CEDC, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the CEDC in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

●	net income;

●	earnings, before or after income taxes;

●	earnings per share;

●	pre-tax operating income;

●	expense management;

●	profitability, including profitability of an identifiable business unit or product;

●	revenue;

●	shareowner value creation measures, including but not limited to stock price or total shareowner return;

●	return measures, including return on assets (gross or net), return on investment, return on capital, or return on equity;

●	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

●	net economic profit (operating earnings minus a charge for capital) or economic value created;

●	strategic innovation;

●	dividend levels;

●
strategic business criteria, consisting of one or more objectives based on meeting  specified market penetration, geographic business expansion goals, cost targets, completion of capital and debt transactions, customer satisfaction, employee  satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures and the management of capital projects;

●	operating performance metrics, including, but not limited to, electric and gas system reliability for bulk and distribution systems, safety, compliance and mitigating and managing enterprise risk; or

●	any combination of the foregoing.

The CEDC retains discretion to set the level of performance for a given business criterion that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to past performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the CEDC for comparison. The CEDC may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period. The performance measures may also be based upon generally accepted accounting principles (“GAAP”) or may be non-GAAP measures, and in either case may be adjusted for purchase accounting impacts related to acquisitions and other extraordinary, non-recurring or unusual events or accounting treatments. The CEDC can use the business criteria identified above to set a performance goal that is a pre-condition to payment of an incentive award, but with the CEDC then permitted to exercise “negative” discretion to reduce the payout level. Such negative discretion can be exercised in light of other measures of performance, including subjective measures not specified on the above list. The CEDC also is authorized to designate an incentive award pool, an aggregate amount determined by reference to one or more of the above performance measures, together with a designation for each participant of a maximum percentage of the pool to be allocated to that participant. Upon achievement of the required performance goal, and subject to the maximum allocable to each participant (with the sum of the allocations not exceeding 100% of the funded pool), the CEDC can then exercise discretion to determine the final incentive award payout to each participant. As amended pursuant to the Amended and Restated 2008 plan, the CEDC does not have the discretion to reduce or increase the amounts payable in the case of performance awards denominated in shares unless such discretion is expressly reserved at the time the performance award is granted.

Annual Incentive Awards. One type of performance award that may be granted under the Amended and Restated 2008 Plan is annual incentive awards, settleable in cash or in shares (or a combination of the two) upon achievement of pre-established performance objectives achieved during a specified period of up to one year. The CEDC generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the fiscal year. As stated above, annual incentive awards granted to named executives are intended to constitute “performance-based compensation” not subject to the limitation on deductibility under Code Section 162(m). In order for such an annual incentive award to be earned, one or more of the performance objectives described above will have to be achieved. The CEDC may specify additional requirements for the earning of such awards.

Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the CEDC. The CEDC may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option subject to compliance with rules set forth in UIL Holdings Deferred Compensation Plan intended to comply with Code Section 409A, on such other terms and conditions as the CEDC may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Amended and Restated 2008 Plan authorizes the CEDC to place cash, shares or other property in trusts or make other arrangements to provide for payment of obligations under the Amended and Restated 2008 Plan. The CEDC may condition awards on the payment of taxes by the participant, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy mandatory tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the CEDC may permit transfers of awards other than incentive stock options on a case-by-case basis, but such transfers will be allowed only for estate-planning purposes and transfers to other third parties for value will not be permitted without shareowner approval of the transaction.

The Amended and Restated 2008 Plan authorizes the CEDC to provide for forfeiture of awards in the event a participant fails to comply with conditions relating to non-competition, non-solicitation, confidentiality, non-disparagement and other requirements for the protection of UIL Holdings’ business. In addition, unless otherwise determined by the CEDC, the Company’s policy on forfeitures in the event of a restatement of our financial statements due to material noncompliance with a financial reporting requirement, if resulting directly or indirectly from willful misconduct or gross negligence of the participant, will apply to awards under the Amended and Restated 2008 Plan.

Awards under the Amended and Restated 2008 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. Subject to the requirement that repricing transactions be approved by shareowners, the CEDC may grant awards in substitution for, exchange for or as a buyout of other awards under the Amended and Restated 2008 Plan, awards under other plans, or other rights to payment from the Company, and may exchange or buy-out outstanding awards for cash or other property. The CEDC also may grant awards in addition to and in tandem with other awards, or rights. In granting a new award, the CEDC may determine that the in-the-money value or fair value of any surrendered award may be applied to reduce the purchase price of any new award, subject to the requirement that repricing transactions must be approved by shareowners.

Terms of awards set by the CEDC, including exercise prices, performance conditions and vesting conditions, are reflected in award agreements between UIL Holdings and the participant.

Dividend Equivalents. The CEDC may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of UIL Holdings common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the CEDC may specify whether the dividend equivalents will be forfeitable or non-forfeitable. Typically, rights to dividend equivalents are granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.  Notwithstanding the foregoing and as amended in the Amended and Restated 2008 Plan, (i) dividends and dividend equivalents will not be credited or payable with respect to an Option or SAR for any periods prior to the valid exercise of the Option or SAR, except that such limitation will not affect authorized Adjustments; and (ii) Dividend Equivalents relating to a performance awards at minimum shall be forfeitable to the extent the related performance award remains forfeitable upon failure to achieve the specified performance conditions.

Vesting, Forfeitures, and Related Award Terms. The CEDC may in its discretion determine the vesting schedule of options, restricted stock and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.  Notwithstanding the foregoing and as amended pursuant to the Amended and Restated 2008 Plan, if in connection with a merger shareowners receive only cash in exchange for all of their Stock (and no securities or other property), each Option or SAR may be terminated upon a payment of the cash consideration per share of Stock paid to shareowners, less any exercise price or base price per share of the Option or SAR.

In addition, the Amended and Restated 2008 Plan gives the CEDC authority to provide that, in the event of a Change in Control of UIL Holdings, outstanding awards will vest on an accelerated basis and options and SARs will be exercisable, and performance conditions (if any are specified for an award) will be deemed met at specified levels. The distribution of awards upon a Change in Control may be limited by applicable restrictions under Code Section 409A.

As amended, the Amended and Restated 2008 Plan specifies that any clawback or recoupment provisions required under the Dodd-Frank Wall Street Reform and Consumer Protection Act will apply to Awards issued thereunder.

Amendment and Termination of the Amended and Restated 2008 Plan. The CEDC may amend, suspend, discontinue, or terminate the Amended and Restated 2008 Plan or its authority to grant awards thereunder without shareowner approval, except as required by law or regulation or under the Listed Company Manual of the NYSE.  NYSE rules require shareowner approval of any material amendment to plans such as the Amended and Restated 2008 Plan. Under these rules, however, shareowner approval will not necessarily be required for all amendments which might increase the cost of the Amended and Restated 2008 Plan or broaden eligibility. Unless earlier terminated, the authority of the CEDC to make grants under the Amended and Restated 2008 Plan will terminate ten years after the latest shareowner approval of the Amended and Restated 2008 Plan, and the Amended and Restated 2008 Plan will terminate when no shares remain available and UIL Holdings has no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the Amended and Restated 2008 Plan

The Company believes that under current law the following Federal income tax consequences generally would arise with respect to awards under the Amended and Restated 2008 Plan.

The grant of an option or a SAR should create no federal income tax consequences for the participant or for UIL Holdings. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable or non-forfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received. This discussion assumes the option or SAR would not be deemed to be a deferral arrangement subject to Code Section 409A.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s sale of shares acquired by exercise of any option or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price, in the case of an option, plus any amount the participant recognized as ordinary income in connection with the exercise of the option or SAR.

The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to selling the shares.

Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will be structured under the Amended and Restated 2008 Plan to meet applicable requirements under Code Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the CEDC grants an award of restricted stock units that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and the Company’s right to claim a tax deduction will be likewise deferred.

On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or substantial risk of forfeiture lapses. In all cases, the Company generally can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below.  A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she is only entitled to a loss if the amount paid for the property (if any) exceeds the amount realized upon the forfeiture (if any).

Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Code Section 409A. Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Code Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties avoided by the participant.

As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the Amended and Restated 2008 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, performance awards designated by the CEDC (generally those granted to employees that the CEDC expects to be named executive officers at the time compensation is received), and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such “performance-based” compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Amended and Restated 2008 Plan will be fully deductible under all circumstances. In addition, other awards under the Amended and Restated 2008 Plan, such as non-performance-based restricted stock and restricted stock units, generally will not so qualify, so that compensation paid to certain executives in connection with such awards may not, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, be deductible by the Company as a result of Section 162(m). Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Code Sections 4999 and 280G.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Amended and Restated 2008 Plan. This discussion is intended for the information of shareowners considering how to vote at the Annual Meeting and not as tax guidance to participants in the Amended and Restated 2008 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the Amended and Restated 2008 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

New Plan Benefits Under the Amended and Restated 2008 Plan

Because future awards under the Amended and Restated 2008 Plan will be granted in the discretion of the CEDC, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding the Company’s recent practices with respect to annual incentive awards and stock-based compensation under existing plans is presented in the “Summary Compensation Table,” the “Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal Year-End,” and “Options Exercised and Stock Vested” tables elsewhere in this Proxy Statement, and in our financial statements for the fiscal year ended December 31, 2012, in the Annual Report which accompanies this Proxy Statement.

Vote Required for Approval

Under the rules of the NYSE, assuming a quorum is present at the meeting, an affirmative vote by a majority of votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal, is required to approve the Amended and Restated 2008 Plan. Under NYSE, rules abstentions are treated as “votes cast,” thus, proxies marked to abstain from voting with respect to this action will have the legal effect of voting against it.  Please note that brokers may not vote your shares on this proposal absent specific instructions as to how to vote.

If shareowners decline to approve the Amended and Restated 2008 Plan, no awards will be granted under the Amended and Restated 2008 Plan, but awards may continue to be granted under the 2008 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PROPOSAL CONCERNING THE UIL HOLDINGS CORPORATION AMENDED AND RESTATED 2008 STOCK AND INCENTIVE COMPENSATION PLAN.

DATE FOR SUBMISSION OF PROPOSALS BY SHAREOWNERS

Shareowners who intend to present proposals for action at the 2014 Annual Meeting of the Shareowners are advised that such proposals must be received at the principal executive offices of UIL Holdings by December 6, 2013 in order to be included in the proxy statement and form of proxy for that meeting.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2014 Annual Meeting, SEC rules permit management to vote proxies in its discretion if UIL Holdings does not receive notice of the proposal prior to the close of business on February 18, 2014 and the proxy statement contains a specific statement regarding discretionary authority to vote.  Notices of intention to present proposals at the 2014 Annual Meeting should be addressed to Sigrid Kun, Assistant General Counsel and Corporate Secretary, 157 Church Street, P.O. Box 1564, New Haven, Connecticut 06506.

UIL Holdings has filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2012 with the SEC.  UIL Holdings will either include a copy of its Annual Report on Form 10-K along with the Proxy or make a copy available in accordance with the Notice of Internet Availability of Proxy Material provided to any shareowner who did not receive this proxy statement in the mail.  If you did not receive the Annual Report on Form 10-K, one will be provided to you without charge, if you request it in writing.  Please direct your written requests to Sigrid Kun, Assistant General Counsel and Corporate Secretary UIL Holdings Corporation, 157 Church Street, P.O. Box 1564, New Haven, Connecticut 06506.  Copies of the Annual Report on Form 10-K that are sent to you will not include exhibits unless you specifically request exhibits and agree to pay a fee to defray the copying and postage costs (10 cents per page, plus postage).

By Order of the Board of Directors,

April 3, 2013
SIGRID KUN
Assistant General Counsel and Corporate Secretary

Appendix A

UIL HOLDINGS CORPORATION

2008 STOCK AND INCENTIVE COMPENSATION PLAN

As Amended and Restated May 14, 2013

UIL HOLDINGS CORPORATION

2008 STOCK AND INCENTIVE COMPENSATION PLAN

As Amended and Restated May 14, 2013

i

UIL HOLDINGS CORPORATION

2008 STOCK AND INCENTIVE COMPENSATION PLAN

As Amended and Restated May 14, 2013

1.          Purpose.  The purpose of this 2008 Stock and Incentive Compensation Plan (the "Plan") is to enable UIL Holdings Corporation, a Connecticut corporation (together with its successors and assigns, the "Corporation") and its Subsidiaries (individually and collectively, with the Corporation, the “Company”) to attract, retain and reward outstanding directors and managerial employees, provide them with equitable and competitive compensation opportunities, recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for shareowners by closely aligning the interests of Participants with those of the Corporation’s shareowners.  The Plan authorizes stock-based and cash-based incentives for Participants.

2.           Definitions.  In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)         "Annual Incentive Award" means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(b)         "Annual Limit" shall have the meaning specified in Section 5(b).

(c)         "Award" means any Option, SAR, Stock, Restricted Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

(d)         "Beneficiary" means the legal representatives of the Participant's estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant's Award upon a Participant's death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the "Beneficiary" instead will be the person or persons (including individuals who survive the Participant, and trusts) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant's Award upon such Participant's death.

(e)         "Board" means, except as otherwise expressly provided, the Corporation’s Board of Directors.

(f)          “Change in Control” means, unless otherwise expressly provided in a given Award, a Change in Control as defined for purposes of the UIL Holdings Corporation Change in Control Severance Plan II.

(g)         "Code" means the Internal Revenue Code of 1986, as amended.  References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(h)         "Committee" means, except as otherwise expressly provided, the Compensation and Executive Development Committee of the Board (or a designated successor to such committee), the composition and governance of which is established in the Committee's Charter as approved from time to time by the Board and subject to other corporate governance documents of the Company.   Notwithstanding the foregoing, no action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee’s charter or this Plan.  The full Board may perform any function of the Committee hereunder (except to the extent limited under applicable New York Stock Exchange rules), in which case the term "Committee" shall refer to the Board.

1

(i)          "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 10(j).

(j)          "Dividend Equivalent" means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(k)         "Effective Date" means the effective date specified in Section 10(p).

(l)          "Eligible Person" has the meaning specified in Section 5.

(m)        "Exchange Act" means the Securities Exchange Act of 1934, as amended.  References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(n)         "Fair Market Value" means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee.  Unless otherwise determined by the Committee, the Fair Market Value of Stock on a given day shall be the average of the high and low sales prices of the Stock on the date on which it is to be valued hereunder as reported for New York Stock Exchange -- Composite Transactions.  Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR and relating to the market value of Stock measured at the time of exercise shall conform to requirements under Code Section 409A.

(o)         "409A Awards" means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder.  "Non-409A Awards" means Awards other than 409A Awards.  Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs, and Restricted Stock are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

(p)         “Governance Committee” means the Governance Committee of the Board (or a designated successor to such committee).

(q)         "Incentive Stock Option" or "ISO" means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(r)          "Option" means a right to purchase Stock granted under Section 6(b).

(s)         "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h).

(t)          "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(u)         "Performance Award" means a conditional right, granted to a Participant under Sections 6(i) or 7, to receive cash, Stock or other Awards or payments.

(v)         “Preexisting Plan” means the UIL Holdings Corporation 1999 Amended and Restated Stock Plan.

(w)        "Restricted Stock" means Stock granted under this Plan which is subject to certain restrictions and to a risk of forfeiture.

(x)          "Stock" means the Corporation's Common Stock, without par value, and any other equity securities of the Corporation that may be substituted or resubstituted for Stock pursuant to Section 10(c).

(y)         "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c).

(z)          “Subsidiary” or “Subsidiaries” means The United Illuminating Company and/or any other entity that is owned directly or indirectly by the Corporation such that it would constitute a member of a controlled group of corporations with the Corporation or a trade or business under common control with the Corporation within the meaning of Code Section 414(b) or Section 414(c).

2

3.           Administration.

(a)          Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised, whether such Awards may be deferred, the dates on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates (including upon a Change in Control), the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, retention requirements applicable to shares delivered in connection with Awards and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant or each Award), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.  Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and shareowners.  The foregoing notwithstanding, in accordance with the recommendations of the Governance Committee, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (the administrative functions of the Committee with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

(b)         Manner of Exercise of Committee Authority.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder.  The Committee may otherwise act, with members of the Committee abstaining or recusing themselves, to ensure compliance with regulatory requirements or to promote effective governance, as determined by the Committee.  The Committee may delegate to officers or managers of the Corporation or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation (i) will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Corporation, (ii) will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify, (iii) will not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act, and (iv) is permitted under applicable provisions of the Connecticut Business Corporation Act and other applicable laws and regulations.

(c)         Limitation of Liability.  The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Corporation or a Subsidiary, the Corporation's independent auditors, consultants or any other agents assisting in the administration of the Plan.  Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Corporation or a Subsidiary acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

4.           Stock Subject To Plan.

(a)         Overall Number of Shares Available for Delivery.  The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 1,850,000 shares (of which 550,000 were approved upon adoption of the Plan in 2008 and 1,300,000 were added upon approval of the amendment and restatement of the Plan in 2013), plus (ii) the number of shares that, immediately prior to the Effective Date, remain available for new awards under the Preexisting Plan; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above.  Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares.

3

(b)         Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b).  Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture.  Accordingly, (i) to the extent that an Award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Corporation will not be deemed to have been delivered under the Plan; and (ii) shares that are withheld from an Award other than an Option or SAR or separately surrendered by the Participant in payment of the taxes relating to an Award other than an Option or SAR shall be deemed to constitute shares not delivered and will be available under the Plan.  The foregoing notwithstanding, upon exercise of an Option or SAR, the full number of underlying shares shall be deemed to be delivered for purposes of this Section 4, regardless of whether (i) any shares are withheld in payment of the exercise price or withholding taxes, (ii) fewer shares are delivered upon exercise than the full number of shares underlying the Option or SAR, or (iii) any of the proceeds to the Company from the exercise are used to purchase shares.  The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan.  In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Corporation or a Subsidiary or with which the Corporation or a Subsidiary combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares reserved under the Plan.

5.           Eligibility; Per-Person Award Limitations.

(a)         Eligibility.  Awards may be granted under the Plan only to Eligible Persons.  For purposes of the Plan, an "Eligible Person" means (i) an employee of the Corporation or any Subsidiary, including any executive officer or employee director of the Corporation or a Subsidiary, (ii) any person who has been offered employment by the Corporation or a Subsidiary, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Corporation or a Subsidiary, and (iii) any non-employee director of the Corporation or a Subsidiary.  An employee on leave of absence may be considered as still in the employ of the Corporation or a Subsidiary for purposes of eligibility for participation in the Plan.

(b)         Per-Person Award Limitations.  In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as "performance-based compensation" under Code Section 162(m) under the Plan relating to up to his or her Annual Limit.  A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 250,000 shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 10(c).  In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including Treasury Regulation § 1.162-27(e)(4)), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Person's Annual Limit, which for this purpose shall equal $5 million plus the amount of the Eligible Person's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence).  For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, (ii) a Participant's Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award (at the maximum designated amount for such Awards), regardless of whether such amount or shares are in fact earned or paid, and (iii) the Annual Limit applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award.  In the case of a non-employee director, the applicable Annual Limit will be 25,000 shares for share-denominated Awards, except that for a non-executive Chairman of the Board this applicable Annual Limit will be 50,000 shares per year.

4

6.           Specific Terms Of Awards.

(a)         General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 10(e) and 10(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award.  The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 10(k) and the terms of the Award agreement.  The Committee may require payment of consideration for an Award except as limited by the Plan.

(b)         Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)
Exercise Price.  The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Section 8(a).  Notwithstanding the foregoing, any substitute Award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Corporation or a Subsidiary or with which the Corporation or a Subsidiary combines may be granted with an exercise price per share of Stock other than as required above; provided, however, that such substituted Award does not enlarge the aggregate intrinsic value of the original award at the acquisition date.  No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 10(c) of the Plan.

(ii)
Option Term; Time and Method of Exercise.  The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 10(k) and 10(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Corporation or any Subsidiary or other property (including through broker-assisted "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, in the case of 409A Awards, deferred delivery of shares subject to the Option, as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii)	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422.

(c)          Stock Appreciation Rights.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)
Right to Payment.  A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee but which in any event shall be not less than the Fair Market Value of a share of Stock on the date of grant of the SAR, subject to Section 8(a).

(ii)
Other Terms.  The Committee shall determine the term of each SAR, provided that in no event shall the term of a SAR exceed a period of ten years from the date of grant.  The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and whether or not the SAR will be a 409A Award or Non-409A Award.  Limited SARs that may only be exercised in connection with a Change in Control or termination of service following a Change in Control as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.  The Committee may require that an outstanding Option be exchanged for a SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Corporation.

5

(d)         Stock.  The Committee is authorized to grant Awards of Stock, including Awards which provide that Stock will be issued and delivered at a future date (including, but not limited to, Awards of Performance Shares and Awards of Stock, Performance Shares and Restricted Stock which may be deferred in the form of stock units pursuant to the terms of the UIL Holdings Deferred Compensation Plan or other deferred compensation plan or arrangement of the Corporation).  Such Awards may be subject to restrictions on transferability, dividend equivalents and deferral, a risk of forfeiture, and other conditions and restrictions, if any, as the Committee may impose.

(e)         Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)
Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter.  Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareowner, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii)
Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)
Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

(iv)
Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in deferred stock units, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect.  Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

6

(f)          Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant to Participants Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Corporation or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g)         Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award.  The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.  The foregoing notwithstanding, (i) dividends and dividend equivalents will not be credited or payable with respect to an Option or SAR for any periods prior to the valid exercise of the Option or SAR, except that this provision will not limit adjustments authorized under Section 10(c); and (ii) Dividend Equivalents relating to a Performance Awards at minimum shall be forfeitable to the extent the related Performance Award remains forfeitable upon failure to achieve the specified performance conditions.

(h)         Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Corporation, a Subsidiary or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or other business units.  The Committee shall determine the terms and conditions of such Awards.  Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine.  Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)          Performance Awards.  Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.  A Performance Award denominated in shares shall constitute an Award authorized under Sections 6(b) - 6(h) to which performance conditions have been attached under Section 7.

7.           Performance Awards.

(a)         Performance Awards Generally.  Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee.  In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except (i) as limited under Sections 7(b) or (c) in the case of a Performance Award intended to qualify as "performance-based compensation" under Code Section 162(m) and (ii), in the case of any Performance Award denominated in shares at the grant date (i.e., an Award classified as equity under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718 (“FASB ASC Topic 718”)), no discretion to reduce or increase the amounts payable (except as provided under Section 10(c)) shall be reserved unless such reservation of discretion is expressly stated by the Committee at the time it acts to authorize or approve the grant of such Performance Award.

(b)         Performance Awards Granted to Covered Employees.  If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 7(b).

7

(i)
Performance Goal Generally.  The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b).  The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)
Business Criteria.  One or more of the following business criteria for the Corporation, the Company, on a consolidated basis, and/or for any specified Subsidiary or other business unit of the Company (alone or in combination), on an audited or unaudited basis, shall be used by the Committee in establishing performance goals for such Performance Awards:

(i) net income;
(ii) earnings, before or after income taxes;
(iii) earnings per share;
(iv) pre-tax operating income;
(v) expense management;
(vi) profitability, including profitability of an identifiable business unit or product;
(vii) revenue;
(viii) shareowner value creation measures, including but not limited to stock price or total shareowner return;
(ix) return measures, including return on assets (gross or net), return on investment, return on capital, or return on equity;
(x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;
(xi) net economic profit (operating earnings minus a charge for capital) or economic value created;
(xii) strategic innovation;
(xiii) dividend levels;
(xiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, business expansion goals, cost targets, completion of capital and debt transactions, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures and the management of capital projects;
(xv) operating performance metrics, including, but not limited to, electric and gas system reliability for bulk and distribution systems, safety, compliance and mitigating and managing enterprise risk; or
(xvi) any combination of the foregoing.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.  Performance goals based upon these business criteria may be based upon generally accepted accounting principles (“GAAP”) or may be non-GAAP measures, and in either case may be adjusted for purchase accounting impacts related to acquisitions and other extraordinary, non-recurring or unusual events or accounting treatments.  Performance Goals may be particular to a Participant, the Corporation, the Company or a division, Subsidiary or other business segment of the Company, or may be based on the performance of the Company as a whole.

8

(iii)
Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee.  A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv)
Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards.  The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section  7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv).  The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.  The Committee may specify Performance Awards for any one Participant as a percentage of the Performance Award pool, subject to such terms and conditions as the Committee may specify, provided that the aggregate percentage of the Performance Award pool allocated to Participants may not exceed 100% of the Performance Award pool.

(v)
Settlement of Performance Awards; Other Terms.  Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b) beyond the level of payment authorized for achievement of the performance goal specified under this Section 7(b) based on the actual level of achievement of such goal in excess of the amount earned through performance with respect to the performance goal established under Section 7(b).  Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m).  The Committee shall specify the circumstances (if any) in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c)         Annual Incentive Awards Granted to Covered Employees.  The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee.  Such Annual Incentive Award will be intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), and its grant, exercise and/or settlement shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7(c).

(i)
Grant of Annual Incentive Awards.  Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period.  The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee.  The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv).  In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be pre-established by the Committee.  In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

9

(ii)
Payout of Annual Incentive Awards.  After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant.  Subject to Section 7(a), the Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount.  The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event prior to the end of a performance period or settlement of such Annual Incentive Award.

(d)         Written Determinations.  Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Awards shall be recorded in writing in the case of Awards intended to qualify under Section 162(m).  Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award or Annual Incentive Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.           Certain Provisions Applicable To Awards.

(a)         Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Corporation or any Subsidiary or any business entity to be acquired by the Corporation or a Subsidiary or any other right of a Participant to receive payment from the Corporation or any Subsidiary; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award.  Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.  The Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to the purchase of any other Award.  This Section 8(a) shall be subject to Section 10(e) (including the limitation on repricing) and subject to Section 10(k) (and (l).

(b)         Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii), 6(c)(ii) and 8 or elsewhere in the Plan.

(c)         Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan (including Sections 10(k) and (l)) and any applicable Award document, payments to be made by the Corporation or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.  The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Sections 10(k) and (l).  Subject to Section 10(k), installment or deferred payments may be required by the Committee (subject to Section 10(e)) or permitted at the election of the Participant on terms and conditions established by the Committee.  Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d)         No Personal Loans or Reloads.  No term of an Award shall provide for a personal loan to a Participant, including for payment of the exercise price of an Option or withholding taxes relating to any Award.  No term of an Award shall provide for automatic “reload” grants of additional Awards upon exercise of an Option or SAR or otherwise as a term of an Award.

10

9.          Additional Award Forfeiture Provisions.  The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to retain cash, Stock, other Awards or other property acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its subsidiaries and affiliates and the officers, directors and affiliates of the Company and its subsidiaries and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company.   Pursuant to this authorization, unless otherwise determined by the Committee, the following policy will apply to each Award:

In the event that the Corporation or any Subsidiary is required to restate its financial statements due to material noncompliance of the Corporation or any Subsidiary with any applicable financial reporting requirement, if such restatement results directly or indirectly from willful misconduct or gross negligence of the Participant the Participant shall reimburse the Corporation for the difference between (i) the amount of any bonus, incentive or equity compensation paid as a result of the erroneous financial statement and (ii) the amount that would have been paid, if any, under the restated financial statements.  In addition, subject to Section 10(e), any clawback or recoupment provisions required under the Dodd-Frank Wall Street Reform and Consumer Protection Act shall apply to Awards under the Plan.  The Committee may specify additional forfeitures applicable in the event of such a restatement or similar circumstances, subject to Section 10(e).

10.         General Provisions.

(a)         Compliance with Legal and Other Requirements.  The Corporation may, to the extent deemed necessary or advisable by the Committee and subject to Section 10(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.  The foregoing notwithstanding, in connection with a Change in Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b)         Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a Subsidiary thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant but not otherwise to a third party for value, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee and the Committee has determined that there will be no transfer of the Award to a third party for value, and subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission).  A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

11

(c)         Adjustments.  In the event that an extraordinary dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spinoff, combination, repurchase, share exchange, liquidation, dissolution, equity restructuring as defined under FASB ASC Topic 718, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate or, in the case of any outstanding Award, which is necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, including the number of shares available under Section 4, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 10(l)), and (v) the performance goals or conditions of outstanding Awards that are based on share prices.  The foregoing notwithstanding, if in connection with a merger holders of Stock (other than the person acquiring the Company) receive only cash in exchange for all of their Stock (and no securities or other property), each Option or SAR may be terminated upon a payment of the cash consideration per share of Stock paid to Stockholders, less any exercise price or base price per share of the Option or SAR; accordingly, if an Option or SAR would receive no cash payment (i.e., has no intrinsic value) in connection with such a merger, such Option or SAR shall be canceled without payment of consideration at the time of the merger.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any Subsidiary or other business unit, or the financial statements of the Corporation or any Subsidiary or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Corporation, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation § 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

(d)         Tax Provisions.

(i)
Withholding.  The Corporation and any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations.  Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Corporation.

12

(ii)
Required Consent to and Notification of Code Section 83(b) Election.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the effectiveness of such election.  In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Corporation of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)
Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).  If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Corporation of such disposition within ten days thereof.

(e)         Changes to the Plan and Awards.  The Committee or the Board may amend, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareowners or Participants; provided, however, that any amendment to the Plan shall be submitted to the Corporation's shareowners for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action if such shareowner approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange, or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan, and the Committee or the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to shareowners for approval.  The Committee is authorized to amend outstanding awards, except as limited by the Plan.  The Board and Committee may not amend outstanding Awards (including by means of an amendment to the Plan) without the consent of an affected Participant if such an amendment would materially and adversely affect the rights of such Participant with respect to the outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant, and any discretion that is reserved by the Board or Committee with respect to an Award is unaffected by this provision).  Without the approval of shareowners, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a "repricing," which for this purpose means any of the following or any other action that has the same effect:

•	Lowering the exercise price of an option or SAR after it is granted;

•	Any other action that is treated as a repricing under generally accepted accounting principles;

•	Canceling an option or SAR at a time when its exercise price exceeds the fair market value of the underlying Stock, in exchange for another option or SAR, restricted stock, other equity or cash;

provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 10(c).  A cancellation and exchange described in the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Participant.  With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f)          Right of Setoff.  The Corporation or any Subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Corporation or a Subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 9(a), although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff.  By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 10(f).  With respect to any amount that constitutes a deferral of compensation, the Corporation may implement a setoff under this provision only at such time as the deferred compensation otherwise would be distributable to the Participant (i.e., the settlement date for such deferred compensation).

13

(g)         Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan.  Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)         Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the shareowners of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i)          Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)          Compliance with Code Section 162(m).  It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award.  Accordingly, the terms of Sections 7(b) and (c), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year.  If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k)         Compliance with Section 409A. To the extent any Award hereunder is a 409A Award and provides for the deferral of compensation (within the meaning of Code Section 409A and related regulations) other than in accordance with the terms of the UIL Holdings Deferred Compensation Plan, the material terms of the deferral, to the extent required under Treasury Regulation § 1.409A-1(c)(3) to establish a deferred compensation plan, shall be set forth in the written award or grant (including by incorporation by reference, if applicable).  To the extent any Award hereunder does not provide for a deferral of compensation, but may be deferred under the Company’s Deferred Compensation Plan (or other nonqualified deferred compensation plan), the terms of the Deferred Compensation Plan (or such other nonqualified deferred compensation plan) shall govern the deferral and, to the extent necessary, are incorporated herein by reference.

(l)          Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Connecticut, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

14

(m)        Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States, or establish one or more sub-plans for such participants, in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States.  An Award may be modified under this Section 10(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n)         Limitation on Rights Conferred under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a Subsidiary or in any particular office or position, (ii) interfering in any way with the right of the Corporation or a Subsidiary to terminate any Eligible Person's or Participant's employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareowner of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised.  Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.  Any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Corporation or any Subsidiary and shall not affect any benefits under any other benefit plan at any time in effect and which the availability or amount of benefits is related to the level of compensation (unless required by any such other plan or arrangement with specific reference to Awards under this Plan).

(o)         Severability.  If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.  The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.  No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any terms of the Plan, Award, or agreement or other document relating thereto.

(p)         Plan Effective Date and Termination.  The Plan shall become effective if, and at such time as, the shareowners of the Corporation have approved it by a vote sufficient to approve it in accordance with applicable law and the Corporation's charter documents.  The date of such shareowner approval shall be the Effective Date.  Upon such approval of the Plan by the shareowners of the Corporation, no further awards shall be granted under the Preexisting Plan, but any outstanding awards under the Preexisting Plan shall continue in accordance with their terms.  The amendment and restatement of the Plan in 2013 shall become effective upon its approval by the shareowners at the Corporation’s 2013 Annual Meeting of Share Owners.  Unless earlier terminated by action of the Board of Directors, the authority to make new grants under the Plan shall terminate on the date that is ten years after the latest date upon which shareowners of the Corporation, have approved the Plan (including approval of the 2013 amendment and restatement of the Plan), and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Corporation has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

15

DIRECTIONS TO QUINNIPIAC UNIVERSITY

From New London Via I-95:

Take I-95 to New Haven.  Then take I-91 North to Exit 10 (Route 40).  Follow Route 40 approximately 3 miles to its end (at Whitney Avenue).  Turn right onto Whitney Avenue (Route 10) and proceed north for 1.4 miles.  Turn right onto Mount Carmel Avenue and proceed 0.3 miles to campus.

From New York City Via I-95:

Take I-95 to New Haven.  Then take I-91 North to Exit 10 (Route 40).  Follow Route 40 approximately 3 miles to its end (at Whitney Avenue).  Turn right onto Whitney Avenue (Route 10) and proceed north for 1.4 miles.  Turn right onto Mount Carmel Avenue and proceed 0.3 miles to campus.

From New York City Via the Wilbur Cross Parkway (Merritt Parkway):

Take the Parkway (Route 15) to Exit 61.  Turn right onto Whitney Avenue (Route 10) and proceed north 3 miles to Mount Carmel Avenue.  Turn right onto Mount Carmel Avenue and proceed 0.3 miles to campus.

From Hartford Via I-91:

Take I-91 South to Exit 10 (Route 40).  Follow Route 40 approximately 3 miles to its end (at Whitney Avenue).  Turn right onto Whitney Avenue (Route 10) and proceed north for 1.4 miles.  Turn right onto Mount Carmel Avenue and proceed 0.3 miles to campus.

VOTE BY INTERNET - www.proxyvote.com
UIL HOLDINGS CORPORATION 157 CHURCH STREET NEW HAVEN, CT 06506-0901
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE
Dial 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and promptly return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Proxy cards should be mailed by April 29, 2013 to ensure timely receipt prior to the Annual Shareowners Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M54724-P32237	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UIL HOLDINGS CORPORATION					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:

Vote on Directors					☐	☐	☐

1.	ELECTION OF DIRECTORS

	Nominees:

	01)	Thelma R. Albright	06)	Daniel J. Miglio
	02)	Arnold L. Chase	07)	William F. Murdy
	03)	Betsy Henley-Cohn	08)	William B. Plummer
	04)	Suedeen G. Kelly	09)	Donald R. Shassian
	05)	John L. Lahey	10)	James P. Torgerson

The Board of Directors recommends you vote FOR the following proposals:										For	Against	Abstain

2.	RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS UIL HOLDINGS CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.									☐	☐	☐

3.	NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.									☐	☐	☐

4.	PROPOSAL TO APPROVE THE AMENDED AND RESTATED UIL HOLDINGS CORPORATION 2008 STOCK AND INCENTIVE COMPENSATION PLAN.									☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareowner(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the meeting, the persons named in this proxy

For address changes and/or comments, please check this box and write them on the back where indicated.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date					Signature (Joint Owners)	Date

ATTENDANCE TICKET

If you plan on personally attending the Annual Shareowners Meeting, you will be asked to verify that you are a shareowner by presenting this attendance ticket together with a proper form of identification. Cameras, recording devices and other electronic devices including telephones or other devices with photographic capability should not be used during the meeting and are subject to confiscation. For the safety of attendees, all bags, packages, briefcases, and similar items are subject to inspection. Your compliance  is appreciated.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareowners Meeting:
The Notice and Proxy Statement, Form 10-K and Shareowner Letter are available at www.proxyvote.com.

UIL HOLDINGS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF THE SHAREOWNERS MAY 14, 2013

The shareowner(s) hereby appoint(s) John L. Lahey and Betsy Henley-Cohn,  or either of them, as proxies, with Daniel J. Miglio as substitute, in the absence of Mr. Lahey or Ms. Henley-Cohn; and hereby authorize(s) them to represent and to vote, as designated  on the reverse side of this ballot, all of the shares of common stock of UIL Holdings Corporation that the shareowner(s) is/are entitled to vote at the Annual Meeting of the Shareowners to be held at 10:00 a.m. Eastern time on May 14, 2013 at Quinnipiac University, School of Law Center - Grand Courtroom, 275 Mount Carmel Avenue, Hamden, Connecticut and any adjournment or postponement thereof.

THIS PROXY, WHEN  PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREOWNER(S).  IF NO SUCH DIRECTIONS ARE MADE,  THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES  LISTED ON  THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND AS RECOMMENDED  FOR EACH PROPOSAL AS WELL AS IN THE DISCRETION  OF THE APPOINTED  PROXIES WITH  RESPECT TO ANY  OTHER ITEMS THAT  MAY PROPERLY COME  BEFORE THE MEETING.

FOR PARTICIPANTS IN THE UNITED ILLUMINATING COMPANY  401(k)/ESOP (KSOP) PLAN: This Proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of THE UNITED ILLUMINATING COMPANY 401(k)/ESOP (KSOP) #091792 (the Plan). FOR PARTICIPANTS IN THE BERKSHIRE GAS COMPANY 401(k) PLAN, THE BERKSHIRE GAS COMPANY 401(k) PLAN FOR UNION EMPLOYEES, CONNECTICUT  NATURAL GAS CORPORATION EMPLOYEE SAVINGS PLAN, CONNECTICUT  NATURAL GAS CORPORATION UNION EMPLOYEE SAVINGS PLAN and THE SOUTHERN CONNECTICUT  GAS COMPANY TARGET PLAN: This Proxy covers all shares for which the undersigned has the right to give voting instructions to T. Rowe Price, Trustee of THE BERKSHIRE GAS COMPANY 401(k) PLAN,  THE BERKSHIRE GAS COMPANY 401(k) PLAN FOR UNION  EMPLOYEES, CONNECTICUT  NATURAL  GAS CORPORATION EMPLOYEE SAVINGS PLAN, CONNECTICUT NATURAL GAS CORPORATION UNION  EMPLOYEE SAVINGS PLAN and THE SOUTHERN CONNECTICUT GAS COMPANY  TARGET PLAN. This Proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m. Eastern time on May 9, 2013, the shares represented by this proxy will be voted in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side